UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
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☒	Definitive Proxy Statement

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The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)
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NOTICE OF ANNUAL

MEETING OF

SHAREHOLDERS

August 25, 2023

Fellow Procter & Gamble Shareholders:

It is my pleasure to invite you to this year’s annual meeting of shareholders. The meeting will take place on Tuesday, October 10, 2023, at 12:00 p.m. Eastern Time. The meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/PG2023. At the meeting, our shareholders will be asked to:

☑	Elect the 14 Director nominees listed in the accompanying proxy statement;
☑	Ratify the appointment of the independent registered public accounting firm;
☑	Approve, on an advisory basis, the Company’s executive compensation (the “Say on Pay” vote);
☑	Vote, on an advisory basis, on the frequency of holding the Say on Pay vote;
☑	Vote on the shareholder proposals described in the accompanying proxy statement, if properly presented at the meeting; and
☑	Transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on August 11, 2023 (the “record date”) are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 97-101 for additional information regarding accessing the meeting and how to vote your shares. You do not need to attend the virtual meeting in order to vote your shares.

Your vote is important. Please vote your proxy promptly to ensure your shares are properly represented, even if you plan to join the annual meeting. You can vote online, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

We appreciate your continued confidence in our Company and look forward to your joining us virtually on October 10, 2023.

Susan Street Whaley

Chief Legal Officer and Secretary

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

ONLINE IN ADVANCE Visit www.proxyvote.com.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.
BY TELEPHONE Call the telephone number on your proxy card, voting instruction form, or notice.	AT THE MEETING Attend the annual meeting virtually. See page 100 for additional details on how to attend.

The Company’s principal executive offices are located at 1 Procter & Gamble Plaza, Cincinnati, Ohio 45202. These proxy materials are first being made available to our shareholders on August 25, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on October 10, 2023: This Notice of Annual Meeting, the Proxy Statement, and the 2023 Annual Report are available at www.proxyvote.com.

Letter from our Chairman of the Board, President and Chief Executive Officer

“Change remains constant, but so too does our commitment to the integrated strategy that has consistently delivered strong results for our shareholders.”

August 25, 2023

Fellow Procter & Gamble Shareholders:

Thank you for your investment in P&G and for taking the time to review these proxy materials ahead of our upcoming annual meeting. As Chairman of the Board, President, and Chief Executive Officer, I am pleased to share my perspective on the tremendous accomplishments of P&G’s people this year and on the meaningful engagement and active oversight of your Board of Directors.

Your Company delivered another year of strong performance as the execution of our integrated strategy continued to drive growth and value creation despite challenging operating conditions. These results, which you can read more about in our 2023 Annual Report, underscore the dynamic nature of our strategy—its adaptability and its sustainability—through changing external circumstances, consumer needs, market dynamics, and stakeholder expectations. Change remains constant, but so too does our commitment to the integrated strategy that has consistently delivered strong results for our shareholders:

•	a portfolio of daily-use products in categories where performance plays a significant role in consumer brand choice;

•	superiority across product, package, brand communication, retail execution, and value to win with consumers and grow markets;

•	productivity in everything we do, fully embedded in our operating model and embraced in every part of our operation;

•	constructive disruption across the value chain, driving innovation and creating value; and

•	an agile, accountable, and empowered organization and culture.

P&G’s people bring this strategy to life every day in their work, creating new business through superior innovation that delights consumers, producing more efficient and effective communication that leads to higher quality engagement, digitizing formula design and manufacturing processes to increase flexibility, and focusing effort and resources on our biggest opportunities for growth.

As I have shared, we are working in four areas to continue to improve our execution: (1) further upgrading our supply chain to one that enables greater agility, flexibility, scalability, transparency, and resilience; (2) driving environmental sustainability to delight consumers with no tradeoffs; (3) increasing digital acumen to drive consumer and customer preference, reduce cost, and enable rapid and efficient decision-making across the value chain; and (4) providing a superior employee value equation to ensure we attract, retain, and develop the best talent. These areas are not new or separate strategies. They are necessary elements in continuing to strengthen our execution.

Our focus remains on balanced top- and bottom-line growth, but in the ever more complex world in which we live, it is not just top and bottom line that must be balanced. We must endeavor to balance the needs of an increasing number of constituents. Consumer, customer, employee, society, and shareholder needs must each be met. Serving and balancing the needs of each of these constituents will not be easy, but those who do it best, as I believe we must and will, should thrive.

Your Board of Directors continues to be engaged in this work, providing guidance and oversight informed by their diverse skills and experiences. Focusing first on Board refreshment, the Board welcomed three new members this past year—Sheila Bonini of the World Wildlife Fund, former U.S. Senator and Trade Representative Rob Portman, and Raj Subramaniam, CEO of FedEx. Sheila, Rob, and Raj each bring unique and important perspectives to the Board that further strengthen its ability to help the Company better serve consumers, communities, and stakeholders. In addition, the Board has nominated Brett Biggs, former CFO of Walmart and a veteran of the global consumer retail industry, for election at the Company’s annual meeting this year. In sum, 43% of our Director nominees are women, and 36% are racially/ethnically diverse.

The Board is engaged in the development of our key strategies and focus areas. For example, this past year, the full Board reviewed strategic plans and challenges with the Company’s Chief Operating Officer, our Sector CEOs, and many of our market leaders. Similarly, other Company leaders, like our Chief Financial Officer, Chief Legal Officer, Chief Human Resources Officer, Chief Research, Development and Innovation Officer, Chief Information Security Officer, Chief Sales Officer, Chief Equality & Inclusion Officer, Chief Product Supply Officer, and Chief Sustainability Officer, met with the Board to review strategic priorities, key opportunities, emerging risks, and mitigation plans in their areas of responsibility, with the relevant Board Committees often conducting even more detailed reviews. I invite you to read further in the enclosed proxy statement for even more examples of how the Board and its Committees remain actively engaged in these and other key topics, such as environmental sustainability and cybersecurity, helping us ensure our work advances our goal of balanced, long-term growth and value creation for shareholders.

I and my fellow Directors remain confident in P&G’s strategy and the ability of P&G’s people to execute it with excellence. Over the last several years, they have delivered strong results for shareholders despite significant external challenges—a global pandemic, the highest consumer inflation in nearly 40 years, war in Europe, major disruptions in global supply chains, and significant headwinds from foreign exchange, commodities, interest rates, and taxes. As we look ahead, we will continue to do our best to serve consumers, customers, each other, society, and you, our shareholders.

Thank you for your investment and continued confidence in and engagement with our Company.

JON R. MOELLER

Chairman of the Board, President

and Chief Executive Officer

64%

OF OUR DIRECTOR NOMINEES ARE

WOMEN AND/OR RACIALLY OR

ETHNICALLY DIVERSE

Board and Committee

discussions reflect our

Directors’ engagement

in the development

of our key strategies

and focus areas.

Forward-Looking Statements

Certain statements in this proxy statement, including estimates, projections, objectives and expected results and including statements relating to our environmental sustainability, equality and inclusion, and other ESG targets, estimates, projections, goals, commitments, and expected results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are generally identified by the words “believe,” “expect,” “anticipate,” “intend,” “opportunity,” “plan,” “project,” “will,” “should,” “could,” “would,” “likely” and similar expressions. Forward-looking statements are based on current assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including the risks and uncertainties discussed in Item 1A—Risk Factors of the Form 10-K included in our 2023 Annual Report. Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise publicly any forward-looking statements, except as required by law.

PROXY SUMMARY

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting.

Voting Matters and Board Recommendations

	Voting Matter	Vote Standard	Board Vote Recommendation	See Page

Item 1	Election of Directors	Majority of votes cast	FOR EACH NOMINEE	8

Item 2	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	FOR	86

Item 3	Advisory Vote on Executive Compensation	Majority of votes cast	FOR	87

Item 4	Advisory Vote on Frequency of Executive Compensation Vote	Majority of votes cast	1 YEAR	88

Items 5-7	Shareholder Proposals	Majority of votes cast	AGAINST EACH	89

ITEM 1. ELECTION OF DIRECTORS (SEE PAGE 8)

You are being asked to vote on the election of the 14 Director nominees listed below. Additional information about each nominee can be found beginning on page 12. All of the Directors are independent, with the exception of Mr. Moeller, who is an employee of the Company.

Our Director Nominees and Their Combined Skills, Experiences, and Backgrounds

P&G is a diverse consumer products company that operates in dynamic, complex, and competitive markets around the globe. Our leaders, including our Directors, must consistently bring to bear practical wisdom and seasoned judgment gained from significant leadership skill and experience, while remaining agile and adept at overseeing emerging risks and new business challenges. The Company’s Director nominees bring a variety of these skills and experiences to the Board and represent a diversity of backgrounds, including with respect to age, gender, race/ethnicity, and specialized experience. Further, the Board’s balanced tenure reflects its goal to achieve a blend of new and experienced Directors.

Marketing	Consumer Industry / Retail	Global

Corporate Governance	Leadership, Strategy, and Risk Management	Digital / Technology / Innovation

Finance	Government / Regulatory / Public Policy	Environmental Sustainability

2023 Proxy Statement      1

PROXY SUMMARY

Name	Position	Age	Board Tenure	Committee Memberships

B. Marc Allen	Chief Strategy Officer and Senior Vice President of Strategy and Corporate Development at The Boeing Company	50	2 years	Audit I&T

Brett Biggs	Former Executive Vice President and Chief Financial Officer of Walmart, Inc.	55	—	§

Sheila Bonini	Senior Vice President, Private Sector Engagement at World Wildlife Fund	59	4 mos.	G&PR I&T

Angela F. Braly	Former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (now known as Elevance Health)	62	13 years	Audit G&PR (Chair)

Amy L. Chang	Former Executive Vice President and Executive Advisor at Cisco Systems, Inc.; Founder and Former Chief Executive Officer of Accompany, Inc.	46	6 years	G&PR I&T

Joseph Jimenez (Lead Director)	Co-Founder and Managing Director of Aditum Bio; Former Chief Executive Officer of Novartis AG	63	5 years	C&LD I&T (Chair)

Christopher Kempczinski	President and Chief Executive Officer of McDonald’s Corporation	54	2 years	Audit C&LD

Debra L. Lee	Chair of Leading Women Defined Foundation; Former Chairman and Chief Executive Officer of BET Networks	69	3 years	C&LD G&PR

Terry J. Lundgren	Former Executive Chairman, Chairman of the Board and CEO of Macy’s, Inc.	71	10 years	C&LD (Chair) I&T

Christine M. McCarthy	Strategic Advisor and Former Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company	68	4 years	Audit C&LD

Jon R. Moeller	Chairman of the Board, President and Chief Executive Officer of the Company	59	2 years	†

Robert J. Portman	Former United States Senator and U.S. Trade Representative	67	4 mos.	Audit G&PR

Rajesh Subramaniam	President and Chief Executive Officer of FedEx Corporation	57	1 year	G&PR I&T

Patricia A. Woertz	Former Chairman and Chief Executive Officer of Archer Daniels Midland Company	70	15 years	Audit (Chair) G&PR

† Not a member of any Committees because the Committees are all comprised of independent Directors.

§ The Board will determine Mr. Biggs’s Committee assignments upon his election.

C&LD    Compensation & Leadership Development

G&PR    Governance & Public Responsibility

I&T         Innovation & Technology

AVG. AGE	AVG. TENURE	GENDER	RACE/ETHNICITY	INDEPENDENCE

61	<5	43%	36%	13/14
years	years	female	racially/ethnically diverse	independent

The Board of Directors recommends a vote FOR each of the above Director nominees.

2      The Procter & Gamble Company

PROXY SUMMARY

ITEM 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (SEE PAGE 86)

You are being asked to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. In selecting Deloitte & Touche LLP, the Audit Committee considered:

•	Deloitte’s significant institutional knowledge and broad expertise related to the Company’s global business

•	Robust measures in place to ensure auditor independence

•	Existence of appropriate processes and systems for performance assessments and review of fees

The Board of Directors recommends a vote FOR this resolution.

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION (SEE PAGE 87)

You are being asked to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as outlined in this proxy statement beginning on page 41. This is often referred to as the “Say on Pay” vote.

Key Elements of FY 2022-23 Executive Compensation Program

We Received Strong Shareholder Support with more than 92% Say on Pay Support at the 2022 Annual Meeting. This vote is a positive endorsement of the Company’s executive compensation practices and decisions.

We Emphasize Pay for Performance. On average, 89% of the four main components of NEO compensation (Salary, Short-Term Achievement Reward (“STAR”), Long-Term Incentive Program (“LTIP”), and Performance Stock Program (“PSP”)) was performance-based. Of this, 74% was tied to long-term performance. Consistent with our design principles, performance-based programs pay out at 100% when target goals are achieved. Payouts below 100% occur when target goals are not achieved, and payouts above 100% are possible when target goals are exceeded. Payouts under these programs are based on the results achieved as compared to the pre-established performance targets, highlighting the clear link between pay and performance that is the cornerstone of our compensation programs.

We Pay Competitively. The C&LD Committee structures executive compensation to be competitive with the targets for comparable positions at companies considered to be our peers, as described on pages 54-55.

We Focus on Long-Term Success. The majority of the NEOs’ compensation is delivered through two long-term incentive programs tied to Company performance: PSP and LTIP. NEOs must meet significant share ownership and shareholding requirements. The CEO must own shares of Company stock and/or RSUs valued at a minimum of eight times salary. All other NEOs must own stock valued at four times salary.

CEO Compensation Highlights

Salary. Mr. Moeller’s salary remained unchanged at $1,600,000 during FY 2022-23.

STAR Annual Bonus Program. Mr. Moeller’s STAR target is 200% of salary. His STAR payout was $4,712,000, which is approximately 147% of target.

2023 Proxy Statement      3

PROXY SUMMARY

Long-Term Incentive Programs. The C&LD Committee approved a long-term incentive award of $14,500,000 for Mr. Moeller. One half of the award value was delivered in the PSP. The remaining half was in the LTIP grant, which the C&LD Committee determined would be delivered as 50% stock options and 50% RSUs for fiscal 2022-23.

The Board of Directors recommends a vote FOR this resolution.

ITEM 4. ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE (SEE PAGE 88)

You are being asked to approve, on a non-binding, advisory basis, whether the Company should continue to hold a Say on Pay vote on an annual basis or instead every two or three years. Shareholders may cast a vote on the preferred frequency by selecting the option of one year, two years, or three years, or abstaining when voting. The Board believes that holding an advisory Say on Pay vote every year remains the best choice for the Company and its shareholders at the present time, and its recommendation for a vote of every “1 YEAR” reflects the Company’s strong belief in our executive compensation programs and their effectiveness.

The Board of Directors recommends a vote FOR every “1 YEAR” on this resolution.

ITEMS 5-7. SHAREHOLDER PROPOSALS, IF PROPERLY PRESENTED AT THE MEETING (SEE PAGES 89-96)

You are being asked to vote on the three shareholder proposals included in this proxy statement. The Board has provided its response immediately following each proposal and recommends a vote AGAINST each proposal for the reasons indicated in each response.

The Board of Directors recommends a vote AGAINST each shareholder proposal.

4      The Procter & Gamble Company

PROXY SUMMARY

P&G’s Approach to Environmental Sustainability, Social Responsibility, and Good Governance: Creating Value and Serving Our Many Stakeholders

P&G’s strategy aims to deliver balanced, long-term growth and value creation for our shareholders. Consistent with—not separate from—this objective, we integrate environmental sustainability and social efforts into our business and our strategy, supported by sound governance policies and practices. We take this approach because we view success across these core ESG areas not as a tradeoff but as an opportunity to create competitive advantage that can further enhance shareholder value. In this way, we better serve our shareholders and our many stakeholders: consumers, employees, business partners, suppliers, communities, governments, and the broader world around us. As discussed further in this proxy statement, our Board oversees this work consistent with its oversight of our other key business opportunities and risks.

ACTIVE BOARD OVERSIGHT

The Board and its Committees are actively engaged in our environmental sustainability and social responsibility efforts as part of their critical governance oversight role. Highlights of the full Board’s engagement this year include:

•

Reviewed, with the Chief Sustainability Officer, the Executive Sponsor for Corporate Sustainability, and other senior business leaders, the integration of the Company’s environmental sustainability pillars—climate, waste, water, and nature—into the Company’s superiority strategy, including progress and challenges with regard to the Company’s goals and commitments in each focus area.

•

Engaged in an in-depth review of key human capital management priorities with the Chief Human Resources Officer and Chief Equality & Inclusion Officer, reviewing the Company’s Employee Value Equation, its Equality & Inclusion strategy and related goals, and the challenges facing the organization. As part of this review, the Directors met in small groups with several P&G employees to discuss the employees’ experiences, expectations, and feedback.

•

Reviewed and discussed key enterprise risks and mitigation plans in several priority areas, including ongoing cybersecurity developments and increasing external expectations for environmental sustainability goal setting and progress reporting.

•	Discussed the continuing integration of the Company’s environmental sustainability goals into the Company’s strategic supply chain framework, to enable continued innovation and progress.

•

Discussed, as needed, separate Committee engagement in key aspects of environmental sustainability, social responsibility, and governance, consistent with each Committee’s oversight responsibility, as highlighted further in the Corporate Governance section of this proxy statement.

The Board’s engagement in these topics helps ensure that P&G’s work remains closely linked to our Company strategy in a way that serves consumers and furthers the Company’s goal of balanced, long-term growth and value creation for shareholders.

2023 Proxy Statement      5

PROXY SUMMARY

MEANINGFUL COMPANY ACTION

As stakeholder expectations of companies like P&G continue to increase, we are committed to meaningful action that is consistent with our business strategy. We ultimately serve consumers, seeking to provide them with superior performing products of high quality at superior value. Integrating our environmental sustainability and social efforts into our strategy helps ensure that our actions are considered, impactful, and in service of long-term shareholder value.

Over the past year, these integrated efforts have included: work to reduce greenhouse gas emissions and water usage in our own operations while improving efficiency and saving costs; efforts to ensure we create an equal, diverse, and inclusive organization and culture that helps us attract, develop, and retain talent that reflects the diversity of our consumers; providing tangible relief and support to communities in the face of crisis; and ongoing innovation that yields products that enable consumers to reduce their own environmental footprint while delighting them with superior performance.

Our focus will remain on the excellent execution of our strategies and the programs that support them, but we also recognize that sharing our commitments and progress in these areas is an important aspect of serving our investors and stakeholders. Accordingly, in addition to our comprehensive annual Citizenship Report, P&G also provides extensive reporting and disclosure across multiple frameworks on its ESG Portal (www.pginvestor.com/esg, information on the Company’s Portal is not incorporated by reference herein), including:

•	Climate Transition Action Plan

•	Strategy Toward a Water Positive Future

•	Forestry Practices Reports

•	Task Force on Climate-Related Financial Disclosures (TCFD)

•	Sustainability Accounting Standards Board (SASB)
•	CDP Climate, CDP Water, and CDP Forests

•	GRI Index

•	Workforce and Director representation data

•	Environmental metrics for P&G operations

We continue to assess our disclosures, with the input and oversight of the Board and its Committees, to help ensure that we remain balanced in our approach and responsive to the needs of our many stakeholders.

6      The Procter & Gamble Company

GLOSSARY OF TERMS

Glossary of Terms

Commonly Used Terms in this Proxy Statement

C&LD	Compensation & Leadership Development

CEO	Chief Executive Officer

CFO	Chief Financial Officer

CHRO	Chief Human Resources Officer

CLO	Chief Legal Officer

COO	Chief Operating Officer

EDCP	Executive Deferred Compensation Plan

EGLIP	Executive Group Life Insurance Program

EPS	Earnings Per Share

ESG	Environmental, Social, and Governance

FY	Fiscal Year

G&PR	Governance & Public Responsibility

I&T	Innovation & Technology

IRA	International Retirement Arrangement

IRP	International Retirement Plan

ISOP	International Stock Ownership Plan

LTIP	Long-Term Incentive Program

NEO	Named Executive Officer

NYSE	New York Stock Exchange

PSP	Performance Stock Program

PST	Profit Sharing Trust and Employee Stock Ownership Plan

PSU	Performance Stock Unit

RSU	Restricted Stock Unit

SEC	Securities and Exchange Commission

STAR	Short-Term Achievement Reward

TSR	Total Shareholder Return

2023 Proxy Statement      7

ITEM 1  |  ELECTION OF DIRECTORS

ITEM 1.

Election of Directors

Our Board of Directors has general oversight responsibility for the Company’s affairs pursuant to Ohio’s General Corporation Law and the Company’s Amended Articles of Incorporation, Code of Regulations, and By Laws of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s shareholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management.

Our Board of Directors nominated the 14 individuals listed on pages 12-18 for election at the 2023 annual meeting. All of the Director nominees, except Mr. Biggs, currently serve on the Board, and all but Mr. Biggs, Ms. Bonini, and Mr. Portman were elected for a one-year term at the 2022 annual meeting. The current terms of the incumbent nominees for Director will expire at the 2023 annual meeting when their successors are elected, and the Board has nominated each of these individuals and Mr. Biggs for a one-year term that will expire at the 2024 annual meeting when their successors are elected.

Each of the Director nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a Director if elected by the Company’s shareholders. If any nominee becomes unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee.

Director Skills, Qualifications, and Diversity

P&G is a diverse consumer products company that operates in a dynamic, complex, and competitive environment in markets around the globe. Our Directors must consistently bring to bear the practical wisdom and seasoned judgment gained from significant leadership experience, while remaining agile and adept at overseeing emerging risks and business challenges. Accordingly, our Board looks for leaders who embrace strong governance and oversight, exemplify the Company’s Purpose, Values, and Principles, and provide a breadth of experience and expertise across disciplines, all while being firmly grounded in the practical challenges facing global companies.

As the summary on pages 10-11 provides in additional detail, the Company’s Director nominees bring a variety of these skills and experiences to the Board and reflect an appropriate combination of qualifications to represent and further the long-term interests of the Company’s shareholders.

In addition, meaningful skills and experiences are just one aspect of diversity that the Board highly values. Our Corporate Governance Guidelines set forth the minimum qualifications for Board members and specify that the Board “seeks to achieve a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race, and specialized experience.” Although the Board does not establish specific goals with respect to diversity or apply a strict “Rooney Rule” approach, the Board’s overall diversity is a significant consideration in the Director nomination process and a component of our direction to the independent search firm that helps us identify potential candidates. Further, as reflected in the current makeup of the Board and the diverse slate of nominees, one of our priorities in the Director nomination process is ensuring that our Board reflects the diversity of our Company and our consumers.

8      The Procter & Gamble Company

ITEM 1  |  ELECTION OF DIRECTORS

The G&PR Committee oversees our Director nomination process and devotes substantial time, in conjunction with the Board, to evaluating the Board’s needs and assessing potential candidates for both the short term and for longer-term Board refreshment. The G&PR Committee also ascertains whether the Director nominees (including any properly submitted shareholder nominees) fulfill the requirements of the Corporate Governance Guidelines. In the last year, the Board has added three new Directors—Sheila Bonini, Rob Portman, and Raj Subramaniam—each of whom contributes valuable insight and expertise to the Board.

For this year’s election, the Board has nominated 14 individuals to the Board. Their collective experience covers a wide range of geographies and industries. These 14 Director nominees range in age from 46 to 71. Six of these nominees, or 43%, are women, and five are racially/ethnically diverse. Further, our Board has a good balance of experienced and new Directors, with more than half of our incumbent Director nominees having tenures of five years or less.

2023 Proxy Statement      9

ITEM 1  |  ELECTION OF DIRECTORS

Our Director Nominees’ Skills, Experience, and Background

Marketing

Directors with experience identifying, developing, and marketing new products, as well as identifying new areas for existing products, can positively impact the Company’s operational results, including by helping the Company understand and anticipate evolving marketing platforms and practices.

Consumer Industry/Retail

Directors with experience serving consumers, particularly in the areas of marketing and selling products or services, provide valuable insights to the Company. They understand consumer needs, recognize products and marketing campaigns that might resonate with consumers, and identify potential changes in consumer trends and buying habits.

Global

Directors who have worked in global companies or whose work has encompassed significant experience in or interactions with markets outside of the United States bring valuable knowledge to the Company, including exposure to different cultural perspectives and practices, and provide critical insight in light of the Company’s global scope and significant international revenues.

Corporate Governance

Directors with experience in corporate governance, such as service on boards and board committees, or as governance executives of other large public companies, are familiar with the dynamics and operation of a board of directors and the impact that governance policies have on the Company. This experience supports the Company’s goals of strong Board and management accountability, transparency, and protection of shareholder interests.

Leadership, Strategy, and Risk Management

Directors with significant leadership experience over an extended period, including as chief executive officers, provide the Company with unique insights. These individuals demonstrate a practical understanding of how large organizations operate, the importance of talent management, and the complex considerations in setting employee and executive compensation. They understand strategy, productivity, and risk management, and how these factors impact the Company’s operations and controls. Further, their own significant leadership skills and experiences enable them to help identify and develop other successful leaders.

Digital/Technology/Innovation

Directors with digital and technology experience help the Company understand the evolution of fast-paced technology, assess and respond to potential cybersecurity challenges and risks, and improve efficiency and productivity through oversight of the selection and implementation of new technologies to enhance business operations, marketing, and selling. Additionally, innovation is one of the Company’s core strengths and is critical in helping us translate our consumer understanding into new and successful products. Directors with an understanding of innovation help the Company focus its efforts in this important area and track progress against strategic goals and benchmarks.

Finance

Directors with an understanding of accounting and financial reporting processes, particularly in large, global businesses, provide an important oversight role. The Company employs several financial targets to measure its performance, and accurate financial reporting is critical to the Company’s legal compliance and overall success. Directors with financial experience are essential for ensuring effective oversight of the Company’s financial measures and processes.

Government/Regulatory/Public Policy

Directors with government and public policy experience, whether as members of the government or through extensive interactions with government leaders, policy makers, and regulatory agencies, can recognize, identify, and understand the key issues the Company faces in an economy increasingly affected by the role of governments and regulators around the world. This experience is particularly helpful during current times of increased volatility, activity, and uncertainty in global politics and economics.

Environmental Sustainability

Directors who have particular experience leading, overseeing, or advocating for corporate environmental sustainability efforts help ensure that the Company’s work in this area—including matters such as climate change, waste, nature impacts, and responsible sourcing—is integrated into our strategy for long-term growth and value creation. These Directors, through service on board-level sustainability committees, oversight of environmental strategy and programs, engagement in strategic partnerships, or broader community impact efforts, understand the importance of integrating these key focus areas into the Company’s business in a balanced and impactful manner.

10      The Procter & Gamble Company

ITEM 1  |  ELECTION OF DIRECTORS

Each of our Director nominees brings valuable and diverse skills, experience, and background to the Board. We summarize in the table below the core competencies and attributes that each Director particularly exemplifies and that the G&PR Committee and our Board considered in nominating them. We expect all of our Directors to provide broad strategic insight and perspective across disciplines in their service on the Board, even if not specifically identified below.

The Board of Directors recommends a vote FOR each of the following Director nominees to hold office until the 2024 annual meeting of shareholders and until their successors are elected.

2023 Proxy Statement      11

ITEM 1  |  ELECTION OF DIRECTORS

Mr. Allen is Chief Strategy Officer and Senior Vice President of Strategy and Corporate Development at The Boeing Company (aerospace, commercial jetliners, and military defense systems), a position he has held since October 2020. He previously served as Senior Vice President and President, Embraer Partnership and Group Operations, from April 2019 to October 2020 and as Senior Vice President and President, Boeing International from February 2015 to April 2019. Prior to these executive council roles, Mr. Allen held several other senior positions at Boeing from 2007 to 2015, including responsibility for the operational and financial performance of Boeing’s wholly-owned customer finance subsidiary as President of Boeing Capital Corporation, responsibility for the company’s business in China as Chairman and President of Boeing (China) Co., Ltd., and leadership of the company’s international legal practice group as Vice President for Global Law Affairs and Boeing International General Counsel. In addition to his tenure at Boeing, Mr. Allen was a practicing attorney and law clerk to former U.S. Supreme Court Justice Anthony M. Kennedy. He is also an Aspen Institute Henry Crown Fellow, member of the Council on Foreign Relations, and has served as board chairman for International Justice Mission, a non-profit dedicated to combating forced labor slavery, human trafficking, and other human rights violations.

SKILLS & QUALIFICATIONS

Mr. Allen brings a wealth of insight and practical expertise to the Board, including notable Global experience gained from his leadership of significant international operations at Boeing. Further, his proven Leadership, Strategy, and Risk Management skills, developed over more than a decade of senior business and legal roles at Boeing, and most recently in his position as Chief Strategy Officer, allow Mr. Allen to provide thoughtful strategic counsel to the Company on a wide range of matters, including long-term business planning, investments, corporate development, and Environmental Sustainability. Having previously led Boeing’s international legal practice group from its inception, overseeing government affairs and cross-border trade regulation matters, and leading Boeing Capital Corporation, Mr. Allen also brings significant insight and experience regarding Government/ Regulatory affairs, Corporate Governance, and Financial oversight to the Board.

Committees: Audit, Innovation & Technology

Mr. Biggs is the former Executive Vice President and Chief Financial Officer of Walmart, Inc. (global retailer), a role he held from 2016 until June 2022, when he assumed the position of Executive Advisor until his retirement in January 2023. Prior to his time as CFO of Walmart, Inc., Mr. Biggs served as Chief Financial Officer of Walmart International from 2014 to 2016 and of Walmart U.S. from 2012 to 2014. He also served as Senior Vice President Operations for Sam’s Club from 2010 to 2012. During his more than 20-year career with Walmart, Mr. Biggs held several other leadership roles, including Chief Financial Officer of Sam’s Club, Senior Vice President-Corporate Finance and Assistant Treasurer, and Senior Vice President-International Strategy and Mergers and Acquisitions. Prior to joining Walmart in 2000, Mr. Biggs worked in roles related to corporate finance and mergers and acquisitions with Leggett & Platt (manufacturing), Phillips Petroleum Co., and Price Waterhouse. He also currently serves as Senior Advisor at Blackstone (asset management). In addition to his private sector work, Mr. Biggs previously served on the American Red Cross Board of Governors, on the Board of Regents at Pepperdine University, and on the Board of Trustees of the National Urban League.

SKILLS & QUALIFICATIONS

Mr. Biggs is a seasoned leader and Financial expert, having served as Chief Financial Officer of one of the world’s largest multinational companies in the Consumer Industry/Retail space and holding multiple CFO and related executive roles at Walmart, its subsidiaries, and other organizations during his career. As a result, the Board expects Mr. Biggs will contribute significant insight and expertise related to complex financial matters, including accounting and financial reporting, tax, treasury, and capital strategy. In addition, Mr. Biggs has demonstrated Leadership, Strategy, and Risk Management experience, having served on Walmart’s senior leadership team and in numerous strategy-related roles with the company. Further, his Global experience, gained as CFO of Walmart International and in his leadership of Walmart’s expansion and partnerships in countries like Japan, China, India, the United Kingdom, and Brazil, will enable him to bring critical perspective on the challenges and opportunities facing multinationals in the current global environment. The Board also anticipates that Mr. Biggs will contribute unique Digital/Technology and Corporate Governance insights, having served as a key leader during Walmart’s transition from traditional brick and mortar to broader omnichannel retail operations, as a member of the board of Walmart’s FinTech startup joint venture with Ribbit Capital, and as a Director at Adobe, Inc., one of the world’s largest digital media and digital experience software companies.

Other Public Company Boards: YUM! Brands, Inc. (since Aug. 2023), Adobe, Inc. (since 2022)

Committees: The Board will determine Mr. Biggs’s Committee assignments upon his election.

12      The Procter & Gamble Company

ITEM 1  |  ELECTION OF DIRECTORS

Ms. Bonini is Senior Vice President of Private Sector Engagement for World Wildlife Fund (nonprofit conservation organization), a role she has held since 2016. Previously, she served as Chief Executive Officer of The Sustainability Consortium, a global nonprofit organization focused on making consumer products more sustainable, from 2014 to 2016. Prior to this role, Ms. Bonini spent more than fifteen years with McKinsey & Company (consulting) in roles in the United States, Europe, and South America, including serving as a Senior Expert Consultant in the firm’s Sustainability and Resource Productivity Practice, as co-leader of its Sustainability Transformation Service, and as a Senior Expert Consultant in its Strategy Practice focusing on Regulatory and Business in Society. Ms. Bonini holds a degree in Applied Mathematics from Harvard University and an MBA from Stanford University Graduate School of Business and began her career working in investment banking with Goldman Sachs Group and Merrill Lynch. She currently serves on the boards of The Sustainability Consortium and the High Meadows Institute, a policy institute focused on the role of business leadership in creating a sustainable society.

SKILLS & QUALIFICATIONS

Throughout much of her career, Ms. Bonini has focused on the intersection of Environmental Sustainability and value creation. In her role with WWF-US, Ms. Bonini oversees a broad portfolio of partnerships with leading companies from around the world, focusing on driving sustainability efforts across climate, nature, and people in both company supply chains and in consumer habits and choices. This work, coupled with her prior leadership of The Sustainability Consortium, where she focused on strategies to transform consumer goods across the full product lifecycle, and her consulting roles with McKinsey, enable her to contribute valuable Environmental Sustainability, Marketing, and Regulatory experience and insight to the Board. Additionally, as a proven leader, strategic advisor, and well-regarded expert, Ms. Bonini contributes meaningful Leadership, Strategy, and Risk Management skills across business and sustainability matters, drawing upon her experience and education in Finance-related fields to provide value-driven insights and perspective.

Committees: Governance & Public Responsibility, Innovation & Technology

Ms. Braly is the former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (healthcare insurance), now known as Elevance Health. She served as Chair of the Board from 2010 to 2012 and as President and Chief Executive Officer from 2007 to 2012. She previously served as Executive Vice President, General Counsel, and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005. Ms. Braly is also a co-founder of The Policy Circle, a nonprofit organization promoting civic engagement and public policy thought leadership among women.

SKILLS & QUALIFICATIONS

Ms. Braly’s diverse Leadership, Strategy, and Risk Management experience at WellPoint enables her to provide valuable insight about risk management and governance matters, particularly as it pertains to the Consumer Industry/Retail sector, to the Board. Additionally, her role as General Counsel and Chief Public Affairs Officer for WellPoint, where she was responsible for the company’s government relations, public policy development, social responsibility, and corporate governance initiatives; her experience on other public company boards; and her ongoing engagement in public policy matters enable her to bring significant Corporate Governance expertise and Regulatory and Public Policy skills to the Board. In particular, her experience leading WellPoint during the significant industry and regulatory transformation driven by the Affordable Care Act enables her to provide additional insight and perspective on regulatory and policy impacts. Further she has been engaged in oversight of the Company’s efforts across Environmental Sustainability, drawing upon her prior and current service as chair or member of multiple external board committees with responsibility for oversight of topics such as climate and emissions, safety, and environmental matters.

Other Public Company Boards: ExxonMobil Corp. (since 2016), Brookfield Corporation (since 2015), Lowe’s Companies (2013 to 2021)

Committees: Governance & Public Responsibility (Chair), Audit

2023 Proxy Statement      13

ITEM 1  |  ELECTION OF DIRECTORS

Ms. Chang is a former Executive Vice President at Cisco Systems, Inc. (networking technology), where she served as Executive Vice President and Executive Advisor from 2020 to 2021 and as General Manager of Cisco’s Collaboration Technology Group from 2018 to 2020. She is the founder and former Chief Executive Officer of Accompany, Inc. (relationship intelligence), a position she held from 2013 to 2018. She previously held positions of increasing responsibility at Google, Inc. from 2005 to 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google, she held product management and strategy positions at eBay, Inc. and served as a consultant with McKinsey & Company, specializing in semi-conductors, software, and services. In addition to her directorships, she was a member of Target Corporation’s Digital Advisory Council from 2013 to 2016. She currently serves as an advisor with Google’s Moonshot Factory (X), with a focus on climate and sustainability, on the Executive Council for UCSF Health, and on the Stanford School of Engineering Dean’s Advisory Council.

SKILLS & QUALIFICATIONS

Ms. Chang’s extensive Digital, Technology, and Innovation and Marketing experience, both as a digital startup founder and as head of product at Google Analytics, enables her to provide unique and important insights to the Board about digital industry trends, evolving marketing practices and data analytics, with particular application to the Consumer Industry/Retail space. Additionally, as a former Cisco executive, with experience running a global team at an enterprise with a significant global footprint and supply chain, and as the founder and CEO of a digital startup company, Ms. Chang’s Leadership, Strategy, and Risk Management experience in a fast-paced environment gives her critical perspective on understanding consumers and driving innovation. Further, her service on multiple public company boards, including on nominating and governance committees, affords her meaningful Corporate Governance understanding and insight.

Other Public Company Boards: The Walt Disney Company (since 2021), Marqeta, Inc. (2021 to 2022), Cisco Systems, Inc. (2016 to 2018)

Committees: Governance & Public Responsibility, Innovation & Technology

Mr. Jimenez is Co-Founder and Managing Director of Aditum Bio (biotech venture fund). He is the former Chief Executive Officer of Novartis AG (global healthcare), a position he held from 2010 to 2018. Prior to this role, he held several senior positions at Novartis from 2007 to 2010, including Division Head, Novartis Pharmaceuticals, and leadership of the company’s Consumer Health Division. Mr. Jimenez was an Advisor to the Blackstone Group L.P. from 2006 to 2007. He also held various leadership roles at H. J. Heinz Company (packaged food) in Europe and North America from 1999 to 2006, including Executive Vice President, President, and CEO of Heinz Europe from 2002 to 2006 and President and CEO of H.J. Heinz Company North America from 1999 to 2002. Mr. Jimenez also held several leadership positions at ConAgra Foods (packaged food) from 1993 to 1998.

SKILLS & QUALIFICATIONS

Mr. Jimenez, in addition to his proven Corporate Governance experience gained from his leadership of Novartis and service on several public company boards, has a strong track record of strategic Technology and Innovation expertise, particularly in the healthcare business, one of the Company’s key sectors. He is recognized for his innovation pipeline development while serving as CEO of Novartis and brings to the Board deep skills and experiences in Leadership, Strategy, and Risk Management in both healthcare and the Consumer Industry/Retail segment more broadly. In his role as CEO, he was also involved in several environmental sustainability efforts related to climate and water, key pillars of the Company’s environmental sustainability work, and led the company’s diversity and inclusion task force. In addition, not only does Mr. Jimenez offer critical Global perspective gained from his multiple leadership roles outside the United States, he provides the Board with unique perspective on adapting and innovating business models in a dynamic external environment. This extensive experience across the consumer products and healthcare industries enables him to meaningfully advise the Board and management on commercial, innovation, Marketing, and strategic issues.

Other Public Company Boards: Graphite Bio, Inc. (since 2020), Century Therapeutics, Inc. (since 2019), General Motors Company (since 2015)

Committees: Compensation & Leadership Development, Innovation & Technology (Chair)

14      The Procter & Gamble Company

ITEM 1  |  ELECTION OF DIRECTORS

Mr. Kempczinski is President and Chief Executive Officer of McDonald’s Corporation (restaurant operator and franchisor), a position he has held since 2019. He previously served as President, McDonald’s USA from 2017 to 2019 and as Executive Vice President – Strategy, Business Development and Innovation from 2015 to 2016. Before joining McDonald’s, Mr. Kempczinski held several leadership roles at The Kraft Heinz Company (food and beverage), including Executive Vice President of Growth Initiatives and President of Kraft International from 2014 to 2015; President of Kraft Canada from 2012 to 2014; and Senior Vice President – U.S. Grocery from 2008 to 2012. Prior to these roles, he worked at PepsiCo in a variety of operating and strategic planning roles. Mr. Kempczinski began his career in brand management at P&G and was also a strategy consultant at The Boston Consulting Group. He currently serves on the Board of Trustees for the Ronald McDonald House Charities.

SKILLS & QUALIFICATIONS

Mr. Kempczinski’s considerable experience in Consumer Industry/Retail, as a leader in both the consumer packaged food and the dynamic quick-service restaurant industries, enable him to bring relevant and actionable insights, including valuable Marketing and brand building perspective, to the Board. As CEO of McDonald’s, which has significant Global operations, Mr. Kempczinski brings considerable insight into the operating, regulatory, and cultural complexities associated with the Company’s global footprint. He has further demonstrated his skills and expertise in Technology and Innovation in his leadership of global strategy and innovation at McDonald’s, where business transactions increasingly occur through digital channels, and has played a key role in accelerating growth through innovation at the company by prioritizing these areas within its strategy. Further, Mr. Kempczinski’s recognized Leadership, Strategy, and Risk Management abilities have allowed him to guide McDonald’s through the dynamic challenges and opportunities posed by current global operating conditions, including with respect to key Environmental Sustainability strategies, which have been highly valuable to the Board as it oversees the Company’s long-term growth and operating strategy.

Other Public Company Boards: McDonald’s Corporation (since 2019)

Committees: Audit, Compensation & Leadership Development

Ms. Lee is Chair of Leading Women Defined Foundation (nonprofit education and advocacy organization), which she founded in 2009. Previously, she served as Chairman and Chief Executive Officer of BET Networks (media and entertainment subsidiary of Viacom, Inc.) from 2006 to 2018. Ms. Lee joined BET Networks in 1986, serving as President and Chief Executive Officer from 2005 to 2006, President and Chief Operating Officer from 1995 to 2005, and Executive Vice President and General Counsel from 1986 to 1995, originally receiving her Juris Doctor from Harvard Law School. She founded the Monarchs Collective in 2020 to help accelerate the development and placement of diverse talent in executive leadership and board room roles. In addition, Ms. Lee has served on the boards of various civic organizations, including on the Board of Trustees of The American Film Institute and of the Paley Center for Media, as President Emeritus of the Alvin Ailey Dance Theater, and as Trustee Emeritus of Brown University.

SKILLS & QUALIFICATIONS

Ms. Lee brings a depth of Leadership, Strategy, and Risk Management experience to the Board, gained through her long-tenured leadership of BET Networks and her service on numerous public company boards. As a result of her experience and service, her depth and breadth of knowledge on matters of Corporate Governance allows her to provide the Board with valuable perspective on oversight and accountability in a dynamic operating environment. Ms. Lee is also recognized for her advocacy for gender and racial equality and human rights throughout her more than 30-year career in media and public life. This same experience, including as a seasoned executive in the media industry, along with her broad board experience, provide her with extensive Marketing and Consumer Industry skills, which are particularly valuable as the Company continues to evolve its media strategy.

Other Public Company Boards: Warner Bros. Discovery (since 2022), Burberry Group plc (since 2019), Marriott International, Inc. (since 2004), AT&T, Inc. (2019 to 2022), Twitter, Inc. (2016 to 2019), WGL Holdings, Inc. (2000 to 2018)

Committees: Compensation & Leadership Development, Governance & Public Responsibility

2023 Proxy Statement      15

ITEM 1  |  ELECTION OF DIRECTORS

Mr. Lundgren is a former Operating Partner of Long-Term Private Capital (BlackRock private equity fund) and the former Chairman and Chief Executive Officer of Macy’s, Inc. (national retailer that includes Macy’s, Bloomingdale’s, and Blue Mercury, and operates one of the largest online retail businesses in the U.S.), a position he held from 2003 to 2017. Mr. Lundgren then served as Executive Chairman and Chairman of the Board of Macy’s, Inc. from 2017 to 2018. From 2003 to 2014, he also held the title of President of the company. Earlier in his career, Mr. Lundgren was Chairman and CEO of Neiman Marcus, and he served on the Board of Kraft Foods, Inc. from 2012 to 2015 and the Board of the New York Federal Reserve Bank from 2011 to 2017. He has also been engaged in numerous civic efforts, including as former Co-Chairman for the Partnership for New York City.

SKILLS & QUALIFICATIONS

Mr. Lundgren has extensive Marketing experience, including merchandising, digital and in-store execution, as well as Leadership, Strategy, and Risk Management experience, which he garnered from over 35 years working in the retail Consumer Industry, including 20 combined years as CEO of Neiman Marcus and subsequently Federated Department Stores, which was later named Macy’s, Inc. This experience enables him to contribute his deep knowledge of the evolving consumer and Retail landscape, along with his broad experience with dynamic marketing practices, including digital marketing, to the Board. In addition, during his tenure at Macy’s Inc., Mr. Lundgren managed the company’s sustainability committee, which focused on early adoption of solar energy and strategies for carbon-footprint reduction through transportation efficiency. He also oversaw the creation and development of “The Workshop,” a program that helped launch numerous diverse-, women-, LGBTQ- and veteran-owned small businesses and has served as an important aspect of Macy’s strategic plan for supplier diversity for more than a decade. Further, as long-standing Chair of the Company’s Compensation & Leadership Development Committee and through his service on multiple public-company boards during his career, Mr. Lundgren also brings valued Corporate Governance experience, particularly as it relates to policies and practices for executive compensation.

Other Public Company Boards: Macy’s, Inc. (2003 to 2018)

Committees: Compensation & Leadership Development (Chair), Innovation & Technology

Ms. McCarthy is a Strategic Advisor at The Walt Disney Company (global entertainment), having previously served as Senior Executive Vice President and Chief Financial Officer from 2015 to June 2023. Prior to her appointment as CFO, she held positions of increasing responsibility at Disney, serving as Executive Vice President, Corporate Real Estate, Alliances and Treasurer from 2005 to 2015, after joining Disney as Senior Vice President and Treasurer in 2000. Ms. McCarthy previously served as Executive Vice President and Chief Financial Officer of Imperial Bancorp from 1997 to 1999. From 1981 to 1996, she held various positions at First Interstate, rising to be Executive Vice President, Finance in 1993. Ms. McCarthy currently serves on the Board of Trustees of the Carnegie Institution for Science, an independent research institution dedicated to advancing scientific investigation, research, and discovery in service of humankind. She has also served on the boards of numerous other civic and educational organizations, including Phoenix House of California, Inc., the Los Angeles Philharmonic Association, UCLA Anderson School of Management, and Smith College.

SKILLS & QUALIFICATIONS

Ms. McCarthy’s more than 30 years of experience in Finance, including service as CFO of The Walt Disney Company, enable her to contribute to the Board her extensive understanding of complex financial analysis and reporting for a global, consumer-facing company. Further, her experience at Disney and leadership of its Brand and Franchise Management groups affords her valuable perspective on the Consumer Industry and long-term brand building. In addition, as CFO, Ms. McCarthy led Disney’s strategy and merger & acquisition teams. She was a core member of Disney’s acquisition teams for more than 20 years and worked on and led significant deals outside of the United States. In her oversight of Disney’s worldwide finance organization, which included corporate real estate, corporate alliances and partnerships, enterprise controllership, investor relations, risk management, tax, and treasury, Ms. McCarthy had Global responsibilities and experience, including supervision of Disney’s global enterprise technology, global security, and cybersecurity groups. She also oversaw the Disney Accelerator, a business development program designed to advance the growth of innovative companies from around the world. This significant scope and experience provide her with extensive Leadership, Strategy, and Risk Management skills and valuable Corporate Governance experience.

Committees: Audit, Compensation & Leadership Development

16      The Procter & Gamble Company

ITEM 1  |  ELECTION OF DIRECTORS

Mr. Moeller is Chairman of the Board, President and Chief Executive Officer of the Company. He assumed the role of President and CEO in November 2021 and was named Chairman of the Board effective July 2022. Mr. Moeller previously served as Vice Chairman and Chief Operating Officer from 2021 until his appointment as President and CEO, as Vice Chairman, Chief Operating Officer, and Chief Financial Officer from 2019 to 2021, as Vice Chairman and Chief Financial Officer from 2017 to 2019, and as Chief Financial Officer from 2009 to 2017. In addition to his leadership of the Company for nearly two years, Mr. Moeller has held numerous and significant responsibilities in his career at P&G. As the Company’s Chief Operating Officer, he had responsibility for P&G’s Enterprise Markets, which include Latin America, India, the Middle East, Africa, Southeast Asia, and Eastern Europe. He also led the Company’s Investor Relations, Information Technology, Global Business Services, Sales, Market Operations, Purchasing, Manufacturing, and Distribution efforts. In addition, prior to his role as Chief Financial Officer, Mr. Moeller held leadership positions in various categories, sectors, and regions, including China, and has led significant merger and acquisition efforts in line with the Company’s portfolio optimization strategy. He also serves on the boards of the Alliance to End Plastic Waste, the Business Roundtable, the Consumer Goods Forum, and Catalyst, a global non-profit that accelerates progress for women through workplace inclusion.

SKILLS & QUALIFICATIONS

Mr. Moeller has significant and recognized Financial expertise, seasoned Corporate Governance insight, and extensive Leadership, Strategy, and Risk Management skills and experience, which he has built over his nearly 35 years with the Company. In that time, he has both developed and executed global strategy, served as a key member of senior management, led numerous, complex transactions and initiatives, and worked closely with Regulatory agencies and Government officials around the globe to address critical policy, business, and tax matters. Both as CEO and in his prior leadership roles, Mr. Moeller has emphasized the critical importance of superior Innovation and market growth as imperatives within the Company’s strategy, including the integration of Environmental Sustainability as a key focus area. He further has helped modernize and advance P&G’s Information Technology approach, overseeing the Company’s IT function for several years and prioritizing the development of enterprise-wide Digital acumen to enable increased productivity. Mr. Moeller has also held leadership positions in many of the Company’s global categories, including Beauty Care, Health Care, and Feminine Care, affording him meaningful Consumer Industry/Retail understanding. His Global work and responsibility, including current role as President and CEO and prior oversight of the Company’s Enterprise Markets, complements this perspective, affording him critical insight on P&G’s operations and strategic efforts around the globe.

Other Public Company Boards: Monsanto Company (2011 to 2018)

Mr. Portman is a former United States Senator, having represented the State of Ohio from 2011 until his retirement in 2023. He previously served in cabinet-level positions in the executive branch, first as U.S. Trade Representative from 2005 to 2006 and then as Director of the Office of Management and Budget (“OMB”) from 2006 to 2007. From 1993 to 2005, he served as a Congressman in the U.S. House of Representatives. Mr. Portman, who holds a Juris Doctor from the University of Michigan School of Law, began his career in private legal practice and later worked as Associate Counsel and then Director of Legislative Affairs under President George H. W. Bush from 1989 to 1991. He currently serves as a Distinguished Visiting Fellow in the Practice of Public Policy at the American Enterprise Institute and is the Founder of the Portman Center for Policy Solutions within the University of Cincinnati’s School of Public and International Affairs, which focuses on fostering civility and bipartisanship among future public service leaders.

SKILLS & QUALIFICATIONS

With his legal experience and public service career that spanned three decades and four presidential administrations, including multiple terms in both houses of Congress, Mr. Portman brings deep and significant Government, Regulatory, and Public Policy expertise to the Board. As Director of the OMB, he oversaw development of the executive budget and administration of federal agency performance. Through both his service on the Senate Foreign Relations Committee and in his role as U.S. Trade Representative, Mr. Portman developed unique Global knowledge and expertise, particularly as it relates to international tax and trade policy, that benefits the Board as it oversees the Company’s operations in markets around the world. He is also recognized for his Leadership, Strategy, and Risk Management skills, having led bipartisan policymaking efforts across key issues like infrastructure, trade, energy, and workforce development and ultimately securing enactment of more than 200 bills across both Republican and Democratic administrations. In addition, Mr. Portman has focused on critical Digital and Technology issues, founding the Senate’s Artificial Intelligence Caucus and advocating for improved cybersecurity practices, including co-authoring the bill that would become the Cyber Incident Reporting for Critical Infrastructure Act of 2022. As a result, he brings meaningful insight and expertise on how technology, infrastructure, and cybersecurity intersect within government and private enterprise, further strengthening the Board’s oversight of this important area.

Committees: Audit, Governance & Public Responsibility

2023 Proxy Statement      17

ITEM 1  |  ELECTION OF DIRECTORS

Mr. Subramaniam is President and Chief Executive Officer of FedEx Corporation (transportation and business services), a position he has held since June 2022. He previously served as President and Chief Operating Officer of FedEx from March 2019 to May 2022, as President and Chief Executive Officer of Federal Express Corporation (“FedEx Express”) from January 2019 to March 2019, and as Executive Vice President – Chief Marketing & Communications Officer of FedEx from January 2017 to December 2018. Prior to these roles, Mr. Subramaniam held various leadership positions in operations and marketing across the FedEx portfolio of operating companies, including as a Senior Vice President and Vice President in the company’s Canada and Asia Pacific businesses. Originally from India, he holds master’s degrees in chemical engineering and business administration and began his career with FedEx in 1991. He also serves as a board member with the U.S.-India Strategic Partnership Forum, as a member of the U.S.-India CEO Forum, and as Vice Chair of the U.S.-China Business Council. Mr. Subramaniam was appointed to the President’s Export Council, the principal national advisory committee on international trade, in 2023.

SKILLS & QUALIFICATIONS

Mr. Subramaniam’s significant leadership roles across FedEx’s businesses afford him broad Leadership, Strategy, and Risk Management skills, particularly in the areas of corporate operations, strategy, communications, and Marketing. In addition, his Global leadership experience in markets outside the United States and focus on the continued globalization of FedEx’s operations and business allows him to contribute unique insights and perspective to the Board. Mr. Subramaniam has also been recognized for his Digital, Technology, and Innovation skills, which include strengthening FedEx’s operating strategy, growing its e-commerce business, and driving digital transformation of its global supply chain, including the prioritization of Environmental Sustainability work within FedEx’s operations. These skills, including the use of digital innovation to promote sustainability and network optimization, are highly valuable to the Board as the Company continues to focus on strategic opportunities for ongoing supply chain innovation and increased digital acumen.

Other Public Company Boards: FedEx Corporation (since 2020), First Horizon Corporation (2016 to 2022)

Committees: Governance & Public Responsibility, Innovation & Technology

Ms. Woertz is the former Chairman of the Board and Chief Executive Officer of Archer Daniels Midland Company (“ADM”) (agricultural origination and processing), where she joined in 2006 as Chief Executive Officer and President and was named Chairman in 2007. Ms. Woertz retired as Chief Executive Officer of ADM in 2015 and as Chairman in 2016. Prior to joining ADM, Ms. Woertz was with Chevron Corp. for 29 years, serving in several executive roles, including President, Chevron International and Executive Vice President, Global Downstream. She began her career as a certified public accountant with Ernst & Ernst. Ms. Woertz is currently a senior advisor to Tanium, a cybersecurity and network operations company, and is a member of the Board of Directors of Northwestern Memorial HealthCare. She previously served as a member of the President’s Export Council, the principal national advisory committee on international trade.

SKILLS & QUALIFICATIONS

With broad executive experience at Chevron and ADM, including as CEO of ADM, and having started her career as a CPA, Ms. Woertz contributes a valuable mix of Global and Marketing experience and Finance expertise, enabling her to provide critical perspective on operational and financial aspects of the Company, including accounting and corporate finance matters. Additionally, Ms. Woertz’s experience as an executive of public companies and a director on other public company boards provides her with significant Leadership, Strategy, and Risk Management skills and Corporate Governance experience from which she draws to provide a broad perspective on governance matters and issues facing public companies. In her board service at both 3M and Shell, Ms. Woertz served on committees with oversight responsibility for significant Environmental Sustainability matters, advising management on policies, practices, and risks across climate change, human rights, and other sustainability matters.

Other Public Company Boards: 3M Company (2016 to 2022)

Committees: Audit (Chair), Governance & Public Responsibility

18      The Procter & Gamble Company

CORPORATE GOVERNANCE

Corporate Governance

How we conduct our business matters, and P&G has committed to doing what is right and to being a good corporate citizen. A sustainably strong business depends on maintaining trust, and that requires maintaining strong ethical and compliance standards and ensuring strong Board leadership and oversight. That is why good governance, including our Purpose, Values, and Principles, is the foundation for everything we do, rather than a separate focus area.

Governance Highlights

BOARD STRUCTURE & COMPOSITION

•	Annual assessment and determination of optimal Board leadership structure

•	Active and engaged Lead Director has significant role, strong autonomy, and meaningful governance duties

•	Executive sessions of the independent Directors at every regular meeting of the Board, without management present

•	13 of 14 Director nominees, and all Board Committee members, are independent

•	Annual independent Director evaluation of Chairman and CEO and continuous Director feedback
•	Balance of new and experienced Directors. More than half of incumbent Director nominees have tenures of 5 years or less, and average tenure is less than 5 years

•	9 of 14 Director nominees are women and/or racially/ethnically diverse

•	Annual Board and Committee self-assessments, with one-on-one reviews with individual Directors to ensure thoughtful, candid feedback

•	Incumbent Directors attended approximately 98% of Board and Committee meetings combined in FY 2022-23

OPERATIONS & OVERSIGHT

•	Full Board oversees the development and execution of the Company’s strategic plans

•	Committee core areas of focus include financial integrity and legal compliance (Audit), corporate governance (G&PR), compensation and succession planning (C&LD), and innovation strategy (I&T)

•	Directors have significant interaction with senior business leaders and access to other employees
•	Annual Board discussion of key significant risks identified in the Company’s Enterprise Risk Management process and regular discussion of key risks

•	Directors have ability to hire outside experts and consultants and to conduct independent investigations

•	Board oversight and ongoing engagement with senior executives on key ESG matters, including cybersecurity and reporting (Audit), organizational diversity and gender pay equity (C&LD), and community impact, environmental sustainability, and responsible sourcing practices (G&PR)

SHAREHOLDER RIGHTS & ENGAGEMENT

•	Proxy access for Director nominees

•	Shareholder right to call special meetings

•	Ongoing shareholder engagement

•	All Directors elected annually
•	Simple majority voting standard for all uncontested Director elections

•	Shareholder ability to contact Directors (as described on page 36)

GOVERNANCE BEST PRACTICES

•	Clawback policy permits the Company to recoup certain compensation payments in the event of a significant restatement of financial results for any reason

•	Policies consistent with the Investor Stewardship Group’s Corporate Governance Principles

•	CEO, senior executives, and Directors required to own shares or RSUs at multiples of their salaries or annual retainer

•	Insider Trading Policy prohibits Directors, senior executives, and other designated employees from engaging in any pledging, short sales, or hedging investments involving Company stock (as described on page 33)

•	Retirement age and term limit for Directors

•	Ongoing Board assessment and refreshment led by the G&PR Committee

•	Signatory to Commonsense Corporate Governance Principles 2.0

•	Board policy limits Director membership on other public company boards

2023 Proxy Statement      19

CORPORATE GOVERNANCE

Shareholder and Stakeholder Engagement

We engage with our shareholders and our many other stakeholders throughout the year, proactively seeking input and perspective on the Company’s progress and practices and responding to requests for information on various topics of interest to them. These engagements can inform our corporate practices, help sharpen our thinking, and strengthen our approach. Our shareholders and stakeholders sometimes represent specialized perspectives or hold conflicting views from one another, so we must analyze the feedback they share with us as part of the total mix of information we consider in seeking to serve consumers and all stakeholders.

In general, we approach this work through a cycle of:

Outreach and Engagement

Senior management, our investor relations team, and subject matter experts from the Company maintain a year-round dialogue with investors to gain their perspectives on current issues and priorities and to address any questions or concerns. We also make our Directors available for engagement with shareholders when appropriate. These engagements cover a variety of topics, including corporate strategy, risk oversight, corporate governance, environmental sustainability practices, workforce policies, and executive compensation.

Review and Evaluation

We assess the feedback we receive from investors and share it with senior management and the Board. We also discuss key aspects with the appropriate Board Committee, reviewing, for example, compensation-related comments and questions with the C&LD Committee and input regarding corporate governance or environmental sustainability matters with the G&PR Committee.

Updates and Action

We consider feedback received as we update our policies, practices, and disclosures. For example, consistent with shareholder input, we continued our focus on Board refreshment in a manner that further enhanced the diversity of the skills, experience, and expertise represented by our Directors. We also updated our Corporate Governance Guidelines to align our overboarding policy even more closely with investor expectations for sitting public company CEOs, and we made ongoing updates to our ESG Portal, which we are continually refining to improve its navigability and utility.

In addition, this past year, senior Company leaders and subject matter experts in areas of environmental sustainability and corporate governance held focused engagements with several of our top 10 institutional shareholders. These meetings provided opportunities for the Company to share its strategy, goals, and progress on topics such as climate; water; responsible sourcing; equality & inclusion; Board composition, refreshment, leadership, and risk oversight; and executive compensation. During these engagements, our shareholders asked questions about how the Company’s ESG commitments are built into the business strategy and how the Board engages in oversight of these efforts. These shareholders also provided feedback to our leaders on the importance of continued transparency. Consistent with our general approach, management also reviewed important aspects of this input with the Board and relevant Committees.

We will continue our shareholder engagement during FY 2023-24, including participation at analyst meetings and conferences. The Company’s top 100 institutional shareholders collectively own over 50% of the Company’s outstanding shares of common stock, and we generally focus our proactive shareholder outreach efforts on these shareholders. We conduct meetings with institutional shareholders in person, via virtual meetings and telephone calls, and one-on-one at conferences throughout the year. We also routinely respond to individual shareholders and other stakeholders who provide feedback about our business.

We remain committed to these ongoing discussions and welcome feedback from all shareholders, who can reach our Investor Relations team by visiting www.pginvestor.com or contact our Directors or executive officers as described on page 36.

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The Board’s Leadership Structure

Under the Company’s Corporate Governance Guidelines, the Board has discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated. The Board also determines the nature and scope of the role of the Lead Director to ensure appropriate and effective independent leadership and oversight. This approach allows the Board to use its considerable experience and knowledge to elect as Chairman of the Board the Director best suited to serve in that capacity at the time, while maintaining the ability to separate the Chairman of the Board and CEO roles when appropriate, as the roles have been in previous periods. Further, it enables the Board to elect an independent Lead Director and define his or her duties.

The Board regularly considers this structure and whether to combine or separate the roles, depending on which leadership structure best serves the Company and its shareholders. In doing so, the Board not only considers the specific benefits and impacts to the Company of one approach over another but also considers external practice among similarly situated global companies as well as feedback from investors. The Board believes this discretion, including the flexibility to make this determination at any given point, best enables it to promote the long-term interests of the Company and its shareholders.

During the Board’s annual evaluation of its leadership structure, and upon recommendation of the G&PR Committee, the non-employee Directors of the Board concluded that it is in the best interest of the Company and its shareholders for Mr. Moeller to maintain his roles as Chairman of the Board and CEO, with Mr. Jimenez serving as Lead Director. In particular, the Board considered that Mr. Moeller is the right person to lead the Board based on his deep knowledge of the Company’s business and financial operations; his clear, consistent, and compelling strategy for the Company; and his keen understanding of the complex and dynamic external environment in which it operates globally. Across his various roles at the Company, Mr. Moeller has developed and executed global strategy, served as a key member of senior management, led numerous, complex transactions and initiatives, worked in many of the Company’s global categories, and overseen both Enterprise Market operations and the Company’s Investor Relations, Information Technology, Global Business Services, Sales, Market Operations, Purchasing, Manufacturing, and Distribution teams. In addition, having unified leadership helps ensure timely and efficient communication of key issues and information between senior executives and the Board and reduces hierarchy and complexity. As detailed further below, the Board also considered that Mr. Jimenez, as independent Lead Director, has significant and meaningful responsibilities in line with governance best practices, collaborates effectively with Mr. Moeller on key focus areas for Board refreshment, oversight, and operations, and productively chairs regular Executive Sessions with the Board’s independent Directors.

The Board retains the ability to separate the Chairman and CEO roles in the future, depending on which leadership structure best serves the long-term interests of the Company and its shareholders at that time.

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INDEPENDENT LEAD DIRECTOR

When the Board determines that the same individual should hold the positions of CEO and Chairman of the Board or if the Chairman of the Board is not independent, the independent Directors of the Board elect for an annual term a Lead Director from among the independent Directors. The Lead Director role is significant, with responsibilities consistent with accepted best practices and designed to ensure a well-functioning Board with independent oversight, including:

•	Preside at all meetings of the Board in the absence of, or upon the request of, the Chairman of the Board

•	Lead regular executive sessions of the independent Directors

•	Provide input to and approve agendas for the Board meetings and information sent to the Board

•	Approve meeting schedules to assure sufficient time for discussion of all agenda items

•	Call special meetings of the Board as necessary to address important or urgent Company issues

•	Call meetings of the non-employee and/or independent Directors, with appropriate notice

•	Advise the G&PR Committee and the Chairman of the Board on the membership of the various Board Committees and the selection of Committee chairpersons

•	Advise the Chairman of the Board on the retention of advisors and consultants who report directly to the Board
•	Advise the Chairman of the Board and CEO, as appropriate, on issues discussed at executive sessions of non-employee and/or independent Directors

•	Review with the CEO, throughout the year, the non-employee Directors’ ongoing evaluation of and feedback on the CEO’s performance

•	Serve as principal liaison between the non-employee and/or independent Directors, as a group, and the Chairman of the Board and CEO, as necessary

•	Engage when necessary and appropriate, after consultation with the Chairman of the Board and CEO, as the liaison between the Board and the Company’s shareholders and other stakeholders

•	Foster open dialogue and constructive feedback among the independent Directors

•	Facilitate cross-Committee feedback

•	Select an interim Lead Director to preside over meetings at which he or she cannot be present

Mr. Jimenez serves as the Board’s current Lead Director, having originally been appointed to the role in October 2021. In his capacity as Lead Director, Mr. Jimenez has worked closely with Mr. Moeller to ensure effective leadership, appropriate engagement, and meaningful oversight by the Board. Led by Mr. Jimenez, the non-employee Directors met six times during FY 2022-23 in regularly scheduled executive sessions (without the presence of Mr. Moeller or other employees of the Company) to discuss various matters related to oversight, Board affairs, succession planning, and CEO performance. Mr. Jimenez continues to foster an open and constructive dialogue among the independent Directors and advises Mr. Moeller of the independent Directors’ discussions, including performance feedback, and follows up on meeting outcomes and actions.

In conjunction with the Board’s decision to maintain the combined Chairman and CEO role, the non-employee Directors reappointed Mr. Jimenez as Lead Director for FY 2023-24. The Board believes that Mr. Jimenez and Mr. Moeller will continue to work well together in these respective roles. Mr. Jimenez is an experienced executive and Director, having served as CEO of Novartis AG, in leadership positions with H.J. Heinz Company and ConAgra Foods, and as a Director of several public companies. He is recognized for his innovation and leadership skills and has provided important insight and guidance to the Company and the Board during his tenure as a Director. Mr. Jimenez is a thoughtful, highly engaged Director and routinely makes himself available to the Chairman and his fellow Directors outside of regular Board meetings. The Board is confident that, as Lead Director, he will continue to work in close partnership with Mr. Moeller to ensure strong and independent oversight of ongoing Board matters and effective collaboration among the Directors. The Board will continue to periodically evaluate its leadership structure.

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BOARD EVALUATION

In addition to regularly reviewing its leadership structure, the Board conducts an annual self-assessment of its overall functioning and effectiveness. In order to maximize input and facilitate candid, useful feedback, the Company’s Chief Legal Officer conducts one-on-one interviews with each Director. This feedback includes comments on overall Board performance, Board priorities, interaction with management, Board discussion topics, agendas, and processes, Board composition, Director contributions, and how to further improve overall Board operations. The results of these interviews are aggregated and anonymized and then shared with the full Board for review, discussion, and appropriate action.

The Board addresses items raised both through this formal evaluation process and through informal feedback as warranted. For example, in light of significant Board refreshment over the last several years, the Directors undertook an in-depth review of the Company’s strategy, informed by the significant institutional knowledge and history of the longer tenured members of the Board and management. In addition, Directors sought and received additional insight into the Company’s supply chain strategy and business continuity planning given the continued dynamic global operating environment. Finally, if during the evaluation process, any issue with regard to an individual Director is identified, the Chairman or Lead Director will address such issue with the individual Director.

DIRECTOR INDEPENDENCE

The Board has determined that all of the Company’s Director nominees, with the exception of Mr. Moeller, are independent under the NYSE listing standards and the Independence Guidelines. All members of the Board’s Audit, Compensation & Leadership Development, Governance & Public Responsibility, and Innovation & Technology Committees are independent under the NYSE listing standards and Independence Guidelines. All members of the Audit Committee and C&LD Committee are also compliant with the SEC’s enhanced independence requirements for audit committee members and compensation committee members, respectively. The Board of Directors has determined that Ms. Woertz and Ms. McCarthy meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate.

In making these independence determinations, the Board applied the NYSE listing standards and the categorical independence standards contained in the Board of Directors’ Guidelines for Determining the Independence of its Members (the “Independence Guidelines”). Under the Independence Guidelines, certain relationships were considered immaterial and, therefore, were not considered by the Board in determining independence, but were reported to the Chair of the G&PR Committee. Applying the NYSE listing standards and the Independence Guidelines, the Board determined that there are no transactions, relationships, or arrangements that would impair the independence or judgment of any of the Director nominees deemed independent by the Board.

Mr. Moeller is Chairman of the Board, President and CEO of the Company. As an employee of the Company, he cannot be deemed independent under the NYSE listing standards or the Independence Guidelines.

SERVICE ON OTHER PUBLIC BOARDS

The Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that outside public board service requires a significant commitment of time and attention, and therefore, in accordance with best governance practices, limits Director participation on other public boards. This past year, the Board updated the Corporate Governance Guidelines to reduce the number of public company boards on which a Director who is an active public company CEO may sit. As a result, under the Corporate Governance Guidelines, Directors who are active CEOs of other public companies may sit on no more than one additional outside public board (including their own company board), and other non-employee Directors may sit on no more than three additional outside public boards. The Board must approve any exception. This practice helps ensure that our Directors can give appropriate time and attention to the affairs of the Company. In addition, when nominating a Director for service on the Board or for re-election, the G&PR Committee considers whether, in light of other commitments, the

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nominee will have adequate time to serve as a Director of the Company. In nominating an individual to serve as Lead Director, the G&PR Committee specifically considers that individual’s other public company board leadership positions and outside time commitments to ensure sufficient time and availability to provide effective and responsive leadership in the role. We expect each Director to demonstrate their strong engagement and high attendance and to have adequate time to devote to the affairs of the Company; and each of our Director nominees is currently compliant with the Company’s Corporate Governance Guidelines regarding their service on other company boards.

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Board Meetings and Committees of
the Board

Our Directors take seriously their commitment to active oversight, meaningful engagement, and effective stewardship of the long-term interests of the Company and its shareholders. The Chairman of the Board and Lead Director set Board agendas in advance to ensure that appropriate subjects are covered with time for meaningful discussion. Committee Chairs also work closely with management to set agendas for Committee meetings, ensuring that each Committee reviews relevant subjects in a timely and meaningful way. Directors receive comprehensive materials in advance of Board and Committee meetings and review these materials before each meeting. This process allows for focused, active discussions during meetings, instead of lengthy, passive presentations.

During the fiscal year ended June 30, 2023, the Board held eight meetings, and the Committees of the Board collectively held 21 meetings, for a total of 29 meetings. Each incumbent Director attended more than 75% of the aggregate meetings of the Board and the Committees on which they served, with average attendance of about 98% among incumbent Directors. The Board expects all Directors to attend the annual meeting of shareholders, and all Directors then serving attended the October 11, 2022 annual meeting.

The table below shows the current membership of each Committee of the Board and the number of meetings each Committee held during the fiscal year ended June 30, 2023. The Board will determine Committee assignments for Mr. Biggs upon his election.

Name	Board	Audit	Compensation & Leadership Development	Governance & Public Responsibility	Innovation & Technology

B. Marc Allen	●	●			●

Sheila Bonini	●			●	●

Angela F. Braly	●	●		Chair

Amy L. Chang	●			●	●

Joseph Jimenez	Lead		●		Chair

Christopher Kempczinski	●	●	●

Debra L. Lee	●		●	●

Terry J. Lundgren	●		Chair		●

Christine M. McCarthy	●	●	●

Jon R. Moeller	Chair

Robert J. Portman	●	●		●

Rajesh Subramaniam	●			●	●

Patricia A. Woertz	●	Chair		●

Total FY 2022-23 Meetings	8	8	5	6	2

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To assist the Board in discharging its duties and to facilitate deeper understanding and engagement in certain key areas of oversight, the Board has established four standing Committees. Each Committee is fully independent under the NYSE listing standards and the Independence Guidelines, which can be found at www.pg.com. Each Committee has a charter that sets out its primary purposes, duties, and responsibilities. These charters can be found in the corporate governance section of the Company’s website at www.pg.com.

Audit Committee

Key Responsibilities

Assisting the Board in oversight of:

•  Accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal controls established by management

•  The quality and integrity of the Company’s financial statements

•  The Company’s compliance with legal, tax, and regulatory requirements

•  The Company’s overall risk management profile, including with respect to information security

•  The independent auditor’s qualifications and independence

•  The performance of the Company’s internal audit function and the independent auditor

•  The performance of the Company’s ethics and compliance function

The Audit Committee also prepares the Report of the Audit Committee to be included in the Company’s proxy statement. At each meeting, representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and finance management were present to review accounting, control, auditing, and financial reporting matters. During certain of these meetings, the Audit Committee also held private sessions with the Company’s Chief Financial Officer, Chief Legal Officer, Chief Operating Officer, Chief Ethics & Compliance Officer, Chief Audit Executive, and representatives of Deloitte & Touche LLP.

Recent Activities

•  Held multiple, comprehensive reviews with the Company’s Chief Information Officer and Chief Information Security Officer to assess and discuss the Company’s information security and systems security programs and plans.

•  Reviewed the Company’s business conduct and compliance programs, including employee training, as well as key legal risks, led by the Chief Legal Officer and Chief Ethics & Compliance Officer.

•  Discussed emerging domestic and global tax policy and reporting requirements as well as anticipated reporting requirements related to climate, with a focus on Company impacts, engagement, and compliance strategy.

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Compensation & Leadership Development Committee

Key Responsibilities

•  Oversees the Company’s overall compensation practices, principles, and policies, including base pay, short- and long-term incentive pay, retirement benefits, perquisites, severance arrangements, recoupment policies, stock ownership guidelines, and stock holding requirements, if any, and their specific application to principal officers elected by the Board and to non-employee Directors

•  Assists the Board in its oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to its human capital management, including matters related to diversity, equality, and inclusion and talent management

•  Assists the Board in leadership development, succession planning, and continuity planning for principal officers

The CEO makes recommendations to the C&LD Committee regarding the compensation elements of the principal officers (other than his own compensation) based on Company performance, individual performance, and input from Company management and the Committee’s independent compensation consultant. The C&LD Committee makes all final decisions regarding compensation for principal officers and makes a recommendation to the Board regarding the shareholder votes related to executive compensation. For more details regarding principal officer compensation or the C&LD Committee’s process for making decisions regarding the compensation of principal officers, please see the Compensation Discussion & Analysis section of this proxy statement. The C&LD Committee is also responsible for, and makes the final decision for, non-employee Director compensation. The C&LD Committee retains an independent compensation consultant, hired directly by the Committee, to advise it regarding executive compensation matters.

Recent Activities

•  Discussed, with the CEO and Chief Human Resources Officer, the Company’s top talent, including a review of the gender, ethnic, cultural, and geographic diversity of the Company’s leadership pipeline.

•  Completed in-depth review of external trends in executive compensation compared to Company practices and evaluated expected disclosures under anticipated regulatory requirements related to compensation and other policies and practices.

•  Reviewed the Company’s performance across key elements of environmental sustainability and social responsibility in setting the appropriate “ESG Factor” for our senior executives’ short-term incentive compensation and assessed and approved the inclusion of specific goals and metrics in the ESG Factor for the current fiscal year.

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Governance & Public Responsibility Committee

Key Responsibilities

•  Identifies individuals qualified to become Directors

•  Recommends when new members should be added to the Board and individuals to fill vacant Board positions

•  Recommends to the Board the Director nominees for the next annual meeting of shareholders and whether to accept the resignation of any incumbent Director nominee who received a greater number of “against” votes than “for” votes in a non-contested election

•  Recommends Board Committees and Committee assignments, including assignments and succession planning for Committee Chairs

•  Periodically reviews and recommends updates to the Corporate Governance Guidelines

•  Educates the Board and the Company on applicable governance laws and regulations

•  Assists the Board and the Company in interpreting and applying the Corporate Governance Guidelines and other issues related to Board governance

•  Evaluates the Board and the Directors

Oversees the Company’s strategies, work, and reporting related to its public responsibility, including:

•  Overseeing the Company’s commitment to making a meaningful impact around the world through efforts in the areas of social investments and environmental sustainability

•  Overseeing the Company’s community and government relations

•  Overseeing the Company’s product quality and quality assurance systems

•  Overseeing protection of the Company’s corporate reputation and other matters of importance to the Company and its stakeholders

Recent Activities

•  Discussed management’s engagement with shareholders during the year, including shareholder feedback on the Company’s environmental sustainability efforts broadly and forestry-related practices specifically. The Committee also reviewed the Company’s plans for future shareholder engagement across relevant ESG subjects.

•  Engaged with Company leaders and subject matter experts on the Company’s quality assurance program and government relations efforts globally, including strategies to address the increased complexity facing the Company’s global operations in the current environment.

•  Continued ongoing discussion of short-term and long-term Board refreshment needs and ideal candidate skill, experience, and background profiles, including the nomination of three new Directors during the past fiscal year.

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Innovation & Technology Committee

Key Responsibilities

Reviews and makes recommendations to the Board on major strategies for technical and commercial innovation to increase shareholder value and has responsibility for overseeing:

•  The Company’s approach to technical and commercial innovation

•  The innovation, technology development, and acquisition process to assure ongoing business growth

•  Development of measurement and tracking systems that are important to successful product and commercial innovation and reviews:

•  Product and package performance via a holistic product assessment

•  Historical tracking of initiatives versus targets, and the impact of initiatives on brand growth

•  The Company’s forward-looking innovation portfolio

Recent Activities

•  Reviewed the Company’s ongoing approach to integrating environmental sustainability into its innovation programs, consistent with its overall superiority strategy.

•  Discussed Company plans to ensure the long-term viability of its raw material and product composition strategy in the face of increasing external scrutiny of ingredients and sourcing.

•  Reviewed Company’s Innovation Scorecard to ensure that innovation plans align with and support the Company’s product superiority strategy across all vectors.

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Risk Oversight

The Board of Directors actively oversees senior management’s development and execution of the Company’s strategic plans, with responsibility to understand the associated opportunities and risks and the steps that senior management is taking to identify, manage, and mitigate those risks.

BOARD OVERSIGHT

Multiple governance practices bolster the Board’s risk oversight approach, including the Board’s leadership and Committee structure, its regular discussions with key business and function leaders, its review of business plans, results, and strategies, and the Company’s internal Enterprise Risk Management (“ERM”) process. Throughout the year, senior leaders of the Company’s business units, key markets, and corporate functions meet with the Board to discuss regular business updates and significant risks, challenges, and opportunities within their areas of responsibility. For example:

•	The Board directly discusses the state of the business with the Chairman and CEO in regular semi-executive sessions, held at six Board meetings each year.

•	The Company’s Chief Operating Officer, Chief Financial Officer, Sector CEOs, and Market leaders review their strategic plans and the associated risks with the Board at meetings throughout the year.

•

Leaders like the Company’s Chief Legal Officer, Chief Human Resources Officer, Chief Equality & Inclusion Officer, Chief Brand Officer, Chief Information Officer, Chief Information Security Officer, Chief Product Supply Officer, and Chief Sustainability Officer periodically discuss with the Board their strategic priorities, key opportunities, emerging risks, and mitigation and compliance plans, often with more detailed reviews conducted by the relevant Committees.

In addition, the full Board reviews the most significant enterprise risks facing the Company, as identified in the ERM process, at least annually. The ERM process, the Board’s direction, and management’s judgment guide which key risks the Board reviews and discusses. This determination is often informed by subject matter expert perspective on the risk overall as well as consideration of factors such as the risk’s potential impact to the Company, the Company’s vulnerability to the risk, and the risk’s potential speed of onset.

The Board has also delegated certain risk oversight responsibilities to specific Board Committees. This delegation is informed by, among other considerations, the subject matter of the risk, the expertise and scope of each Committee as outlined in its charter, the members of management responsible for developing appropriate mitigation plans, and the frequency of expected developments and updates. In overseeing specific risks, each Committee reports regularly to the full Board, and the Chairman of the Board and Lead Director review with the relevant Committee Chair and with management whether a particular risk or item merits additional discussion with the full Board. In performing their oversight responsibilities, the Board and each Committee has full access to management, as well as the ability to engage independent advisors. In addition, the Board’s independent Lead Director leads regular executive sessions of the independent Directors, facilitates cross-Committee feedback, and fosters open dialogue and constructive feedback among the independent Directors, which further supports the Board’s ability to fulfill its risk oversight duties.

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COMMITTEE OVERSIGHT

Audit Committee

Oversees the Company’s overall risk management process, focusing on accounting and financial controls, financial statement integrity, information security, cybersecurity, legal and regulatory compliance, tax policy and compliance, business continuity planning, and ethics and compliance programs, and routinely discusses the Company’s risk profile, risk management, and risk exposures with management, internal auditors, and our independent registered public accounting firm.

Compensation & Leadership Development Committee

Oversees risks related to the development of and succession planning for the Company’s executive officers, risks associated with the Company’s equality and inclusion practices and policies, and risks associated with the Company’s compensation policies and practices, as discussed further below under “Compensation-Related Risk.”

Governance & Public Responsibility Committee

Oversees risks related to the Company’s corporate governance structure and processes, including Director qualifications, Board and Committee succession planning, and independence, as well as risks related to product quality, public policy, social responsibility, environmental sustainability, and the Company’s reputation.

Innovation & Technology Committee

Oversees risks related to emerging technologies, the changing media landscape, the Company’s integration of new technology, ingredient safety, and our overall innovation strategy.

MANAGEMENT

In defining and implementing the Company’s strategic plans, management works to identify, evaluate, manage, and mitigate the risks inherent in them. Business and function leaders escalate as appropriate key risks as part of their regular strategy reviews with the Company’s senior management. This risk escalation process is further informed by the Company’s formal ERM Program, the external auditor, and our compliance monitoring and risk assurance activities.

Under the auspices of the Audit Committee, the Company’s Ethics & Compliance Committee—comprised of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Human Resources Officer, and Chief Legal Officer—oversees the development, execution, assessment, and effectiveness of the Company’s Ethics & Compliance Program as it relates to applicable legal and regulatory requirements, the Worldwide Business Conduct Manual, and other key Company policies. In so doing, the Committee periodically reviews topics such as incident data, specific initiatives, key policy revisions or exception approvals, and compliance risks. Further, the Company’s Chief Ethics & Compliance Officer and the Senior Vice President for Global Internal Audit (“GIA”), both of whom are directly accountable to the Audit Committee in addition to reporting to the Chief Legal Officer and Chief Financial Officer, respectively, help ensure that key risks are identified, reviewed, and escalated to the Board and its Committees on both a standing and ad hoc basis.

As part of the Company’s ERM Program, members of a cross-functional team within the Company conduct extensive interviews of Company experts, leaders, and specialists across levels, functions, and geographies throughout the year. Using both qualitative and quantitative reviews, this team seeks to identify, on a continual basis, the most pressing current and future potential risks facing the Company. Led by experienced risk and compliance professionals in GIA, these risks are analyzed and reported to relevant business and governance leaders within the Company, who partner to develop plans and strategies to appropriately manage and mitigate these risks.

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Annually, the full Board discusses with senior management the most significant risks identified in the ERM process, providing input on the steps taken to mitigate each risk and plans for additional mitigation in the year ahead. In addition, the ERM team conducts periodic progress reviews of top enterprise risks with the accountable leaders, focusing on ensuring mitigation steps are on track and remain sufficient to mitigate the risk consistent with the plans shared with the Board. This enterprise level review program complements the Company’s ongoing GIA-led risk assurance activities.

SUCCESSION PLANNING

Ensuring that the Company has skilled, seasoned leaders in its executive ranks and talent pipeline is a critical aspect of the Company’s long-term strategy and success. Underscoring this importance, the Board, with assistance from the C&LD Committee, directly oversees succession planning for all executive officers, including the CEO. To support its oversight and planning, the Board, in both regular and executive sessions, reviews and discusses the performance of and development plans for the Company’s senior executives. The Board also interacts with these executives as part of Board business and functional reviews and in one-on-one meetings, helping ensure that our Directors are familiar with not only these individuals’ business results but also their broader leadership, management, and personal skills.

In order to ensure a strong pipeline for future succession, the C&LD Committee also conducts regular reviews of the Company’s high performing, more junior executives across business units and functions to ensure that appropriate development plans are in place for the next generation of leadership.

COMPENSATION-RELATED RISK

As part of its risk oversight responsibilities, the C&LD Committee annually reviews the Company’s compensation policies and practices. In fiscal 2022-23, the C&LD Committee employed an independent compensation consultant, Meridian Compensation Partners, which does not work for management and, among other tasks, reviewed and reported on all of the Company’s executive compensation programs, including the potential risks and other impacts of incentives created by the programs. For more details on the arrangement with Meridian Compensation Partners, please see the section entitled “Role of Compensation Consultant” in the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement.

The independent compensation consultant’s review included an analysis of the Company’s short-, medium-, and long-term compensation programs covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance packages, equity incentives, stock ownership requirements, prohibitions on hedging and pledging, and trading policies. Members of management also performed a risk assessment of the Company’s other compensation programs including incentive programs from acquisitions, cost of programs, design elements, payment authorizations, and overall confirmation that plans do not encourage excessive risk-taking. The results of the consultant’s analysis of the Company’s executive compensation programs, as well as management’s review of the Company’s other compensation programs, were shared with the C&LD Committee, which concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

In reaching its conclusion, the C&LD Committee noted that the Company’s compensation programs include a mix of cash and equity, as well as annual, medium-term, and long-term incentives. This mix of compensation, the design features of these programs, and the Company’s respective oversight and control requirements mitigate the potential of any individual inclination toward taking unnecessary risks. The C&LD Committee also acknowledged various other features of the Company’s compensation programs, policies, and practices designed to mitigate unwarranted risk. For example, the Company’s annual cash bonus program, STAR, provides the C&LD Committee with discretion to reduce or eliminate any award that would otherwise be payable. In addition, the

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performance metrics under STAR include both quantitative measures (e.g., top-line growth, bottom-line profits, free cash flow, etc.) and qualitative measures (e.g., relative performance, internal controls, etc.). These non-metric features mitigate the risk of an executive focusing too much on the specific financial metrics under STAR. Moreover, the performance metrics associated with the STAR Company Factor (core earnings per share growth and organic sales growth) are aligned with the Company’s business plans and strategic objectives.

Further, the C&LD Committee recognized that the Company’s longer-term incentives include a balanced portfolio of stock options, restricted stock units, and performance stock units. These longer-term incentives incorporate a variety of payout horizons that focus executives on long-term performance: 10-year terms with three-year cliff-vesting for stock options, three-year cliff-vesting for restricted stock units, and a three-year performance period for performance stock units granted under the Performance Stock Program, or PSP. The C&LD Committee also noted that the design of the PSP reduces the likelihood that an executive will focus too much on a single performance measure by including four different performance categories with weightings of 20% or 30% each to provide a balanced risk profile. The categories are: organic sales growth relative to competitive peers, constant currency core before-tax operating profit growth, core earnings per share growth, and free cash flow productivity. In addition, actual performance against goals with respect to each of these performance measures will yield a payout from a minimum of 0% to a maximum of 200% of a senior executive’s target incentive opportunity. We believe that using this sliding scale approach, versus an all-or-nothing approach, discourages participants from taking unnecessary risks. Furthermore, the PSP also includes a relative Total Shareholder Return Multiplier to ensure further alignment with shareholder interests. Each of the financial measures is defined and further explained in the CD&A section of this proxy statement.

Finally, the C&LD Committee acknowledged that the Company maintains several policies intended to mitigate inappropriate risk-taking, including stock ownership guidelines for senior executives, a recoupment policy that can be applied in the event of any significant financial restatement, and an insider trading policy that prohibits margin and hedging transactions by senior executives.

Additional Governance Matters

COMPANY POLICY REGARDING EMPLOYEE, OFFICER, AND DIRECTOR HEDGING

The Company’s Global Insider Trading Policy prohibits Directors, senior executives, other designated employees, and certain persons or entities related to these individuals, from engaging in hedging, short sales, pledging, collars, or any other derivative transaction involving the use of market investments to manage the risk of price movements in Company stock or to leverage the potential return of a predicted move in Company stock.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Worldwide Business Conduct Manual requires that all employees and Directors disclose all potential conflicts of interest and promptly take actions to eliminate any such conflict when the Company requests. In addition, the Company has adopted a written Related Person Transaction Policy that prohibits any of the Company’s executive officers, Directors, or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy.

Under our Related Person Transaction Policy, the Chief Legal Officer has primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. If the CLO determines that the related person would have a direct or indirect material interest in the transaction, the CLO must present the transaction to the Audit Committee for review or, if impracticable under the circumstances, to the Chair of the Audit Committee, who must then either approve or reject the transaction in accordance with the terms of the policy. While making this determination, the Audit Committee must consider all relevant information available and, as appropriate, take into consideration the following:

•	whether the transaction was undertaken in the ordinary course of business of the Company

•	whether the transaction was initiated by the Company or the related person

2023 Proxy Statement      33

CORPORATE GOVERNANCE

•	whether the transaction contains terms no less favorable to the Company than terms that could have been reached with an unrelated third party

•	the purpose of the transaction and its potential benefits to the Company

•	the approximate dollar value of the transaction, particularly as it involves the related person

•	the related person’s interest in the transaction

•	any other information regarding the related person’s interest in the transaction that would be material to investors under the circumstances

The Audit Committee may only approve the transaction if it determines that the transaction is not inconsistent with the best interests of the Company as a whole. Further, in approving any such transaction, the Audit Committee has the authority to impose any terms or conditions it deems appropriate on the Company or the related person. Absent this approval, no such transaction may be entered into by the Company with any related person. The Audit Committee has reviewed and approved the following transactions:

R. Alexandra Keith, Chief Executive Officer—Beauty and Executive Sponsor for Corporate Sustainability, is married to Christopher Keith, a long-tenured employee of the Company who currently holds the position of Senior Vice President—Brand Franchise Leader and Sustainability, Baby Care and Brand Building Organization, Baby and Feminine Care. His total compensation last year was approximately $1.5 million, consisting of salary, bonus, equity grants, and retirement and health benefits. His compensation is consistent with the Company’s overall compensation principles based on his years of experience, performance, and position within the Company. Upon Ms. Keith becoming President—Global Hair Care and Beauty Sector, the Audit Committee approved the continued employment of Mr. Keith with the Company under the Company’s Related Person Transaction Policy, concluding that his continued employment was not inconsistent with the best interests of the Company as a whole.

M. Tracey Grabowski, who served as the Company’s Chief Human Resources Officer until her retirement in FY 2022-23, is the sister-in-law of Mr. Andy Ingal, a long-tenured P&G employee who currently holds the position of Director—Sales, North America Market Operations. His total compensation last year was approximately $278,000, consisting of salary, bonus, and retirement and health benefits. His compensation is consistent with the Company’s overall compensation principles based on his years of experience, performance, and position within the Company. Upon Ms. Grabowski’s appointment as the Company’s Chief Human Resources Officer, the Audit Committee approved the continued employment of Mr. Ingal with the Company under the Company’s Related Person Transaction Policy, concluding that his continued employment was not inconsistent with the best interests of the Company as a whole.

Brett Biggs, a Director nominee, served as an executive advisor at Walmart, Inc. during a portion of FY 2022-23, until his retirement from Walmart in January 2023. He previously served as Executive Vice President and Chief Financial Officer of Walmart from 2016 to June 2022. As disclosed in the Company’s Form 10-K filed on August 4, 2023, the Company has a long-standing business relationship with Walmart, and sales to Walmart represented approximately 15% of the Company’s sales in each of the last three fiscal years. In connection with Mr. Biggs’s nomination to the Company’s Board of Directors, the Audit Committee reviewed and approved the Company’s business relationship with Walmart. In doing so, the Committee considered that the Company’s business relationship with Walmart spans several decades and significantly pre-dates Mr. Biggs’s employment with Walmart and that Mr. Biggs retired from Walmart more than six months prior to his nomination as a Director. Ultimately, the Audit Committee concluded that this business relationship was not inconsistent with the best interests of the Company as a whole.

Sheila Bonini, a Director, serves as the Senior Vice President, Private Sector Engagement for World Wildlife Fund, Inc. (“WWF-US”). The Company has worked with and contributed to WWF-US since 2013, including before Ms. Bonini joined the organization in 2016. By virtue of her role at WWF-US and prior to her appointment as a Director, Ms. Bonini was involved in the discussion of the Company’s contributions to and partnership with WWF-US in support of various sustainability efforts and programs, although Ms. Bonini did not receive special benefits from the Company’s contributions. In FY 2022-23, the Company contributed a total of approximately $580,000 to WWF-US under several partnership agreements. Upon her appointment as a Director of the

34      The Procter & Gamble Company

CORPORATE GOVERNANCE

Company, Ms. Bonini is no longer involved in and no longer has direct or indirect responsibility for WWF-US’s relationship with the Company. In connection with Ms. Bonini’s appointment to the Board, the Board of Directors reviewed and approved the Company’s continued financial contributions to and partnership with WWF-US. In doing so, the Board considered the Company’s long-standing support of WWF-US, the significant value to the Company of external partnerships with organizations focused on sustainability efforts, and the fact that, going forward, Ms. Bonini would not be involved in the Company’s financial relationship with WWF-US. Ultimately, the Board concluded that the partnership contributions were not inconsistent with the best interests of the Company as a whole.

Other than as noted above, there were no transactions, in which the Company or any of its subsidiaries was a participant, the amount involved exceeded $120,000, and any Director, Director nominee, executive officer, or any of their immediate family members had a direct or indirect material interest reportable under applicable SEC rules or that required approval of the Audit Committee under the Company’s Related Person Transaction Policy, nor are there any currently proposed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mses. Lee and McCarthy and Messrs. Jimenez, Kempczinski, and Lundgren served on the Compensation & Leadership Development Committee during FY 2022-23. All members of the Committee during FY 2022-23 were independent Directors, and none were employees or former officers of the Company. There are no Compensation Committee interlocks between the Company and any other entities in which one of our executive officers serves on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our C&LD Committee or Board of Directors.

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

The Company’s corporate governance documents are available on the Company’s website at www.pg.com (information on the Company’s website is not incorporated by reference herein). Additionally, copies of the Company’s Amended Articles of Incorporation, the Company’s Code of Regulations, all Committee Charters, the Corporate Governance Guidelines (including Independence Guidelines, Confidentiality Policy, and Financial Literacy and Expertise Guidelines), the Worldwide Business Conduct Manual, the Company’s Purpose, Values, and Principles and the Related Person Transaction Policy are available in print upon request by writing to the Corporate Secretary at One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

CODE OF ETHICS

The Company has a code of ethics for its Directors, officers, and employees. The most recent version of this code of ethics is contained in the Worldwide Business Conduct Manual. The Worldwide Business Conduct Manual is reviewed each year for appropriate updates, and employees, officers, and Directors are asked to annually certify their understanding of, and compliance with, its requirements. Only the Board may grant a waiver of any provision for a Director or executive officer, and any such waiver, or any amendment to the manual, will be promptly disclosed as required at www.pg.com. The Worldwide Business Conduct Manual, which is firmly rooted in the Company’s long-standing Purpose, Values, and Principles, is made available to employees in more than 25 languages and can be found on the Company’s website at www.pg.com (information on the Company’s website is not incorporated by reference herein).

2023 Proxy Statement      35

CORPORATE GOVERNANCE

COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS

Shareholders and other interested parties who wish to communicate with the Board or any particular Director, including the Lead Director, or with any executive officer of the Company, may do so by email at boardofdirectors.im@pg.com or by writing to the following address:

[Name of Director/Executive Officer or “Board of Directors”]

The Procter & Gamble Company

c/o The Corporate Secretary’s Office

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

All such correspondence is reviewed by the Corporate Secretary’s Office, which logs the material for tracking purposes. The Board has asked the Corporate Secretary’s Office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements, and materials that are profane.

36      The Procter & Gamble Company

DIRECTOR COMPENSATION

Director Compensation

One objective of the C&LD Committee is to provide non-employee members of the Board a compensation package consistent with the median of the compensation peer group, as described on pages 54-55. Directors can elect to receive any part of their fees or retainer (other than the annual grant of Restricted Stock Units (“RSUs”)) as cash, RSUs, or unrestricted stock. Non-employee members of the Board received the following compensation:

•

A grant of RSUs following election to the Board at the Company’s October 11, 2022 annual meeting of shareholders, with a value of $200,000. These RSUs are forfeited if the Director resigns during the year, unless the resignation is for reasons of antitrust laws or the Company’s conflict of interest, corporate governance, or continued service policies. These RSUs do not deliver in shares until at least one year after the Director leaves the Board and cannot be sold or traded until delivered in shares, thus encouraging alignment with the Company’s long-term interests and the interests of shareholders. These RSUs will earn dividend equivalents at the same rate as dividends paid to shareholders

•	An annual retainer fee of $120,000 paid in quarterly increments

•

An additional annual retainer paid to the Lead Director and Chair of each Committee as follows: Lead Director, $40,000; Chair of the Audit Committee, $30,000; Chair of the C&LD Committee, $25,000; Chairs of the Governance & Public Responsibility and Innovation & Technology Committees, $20,000

Non-employee members of the Board must own Company stock and/or RSUs worth six times their annual retainer. A number of the non-employee Directors were appointed or elected to the Board within the last few years. However, all non-employee Directors either meet or are on track to meet the ownership requirements within the five-year period established by the C&LD Committee.

In order to keep the Director pay package in line with the competitive market, in June 2023, the C&LD Committee approved an increase in Director compensation effective in fiscal 2023-24 as follows: an increase in the annual equity award from $200,000 to $220,000 and an increase in the Lead Director fees from $40,000 to $50,000.

2023 Proxy Statement      37

DIRECTOR COMPENSATION

The following table and footnotes provide information regarding the compensation paid to the Company’s non-employee Directors in FY 2022-23. Directors who are employees of the Company receive no compensation for their service as Directors. For FY 2022-23, Mr. Moeller was an employee Director and did not receive a retainer, fees or a stock award for his Board service. Mr. Biggs is a Director Nominee and did not receive any compensation from the Company in FY 2022-23.

Director Compensation Table

	Fees

Name	Annual Retainer ($)	Committee Chair & Lead Director Fees ($)	Total Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation[3] ($)	Total ($)

B. Marc Allen	120,000	—	120,000	200,000	—	320,000

Sheila Bonini	26,301	—	26,301	—	—	26,301

Angela F. Braly	120,000	20,000	140,000	200,000	—	340,000

Amy L. Chang	120,000	—	120,000	200,000	—	320,000

Joseph Jimenez	120,000	54,426	174,426	200,000	—	374,426

Christopher Kempczinski	120,000	—	120,000	200,000	—	320,000

Debra L. Lee	120,000	—	120,000	200,000	—	320,000

Terry J. Lundgren	120,000	25,000	145,000	200,000	—	345,000

Christine M. McCarthy	120,000	—	120,000	200,000	—	320,000

Robert Portman	26,301	—	26,301	—	—	26,301

Rajesh Subramaniam	86,557	—	86,557	200,000	—	286,557

Margaret C. Whitman*	4,262	1,066	5,328	842	—	6,170

Patricia A. Woertz	120,000	30,000	150,000	200,000	—	350,000

*	Ms. Whitman retired from the Board on July 14, 2022.

(1)

Director fees are paid quarterly. Each Director may elect to take these fees in cash, unrestricted stock, RSUs (which vest immediately and earn dividend equivalents), or a combination of the three. Other than as noted below, the Director fees were paid in cash. Fees were prorated for Ms. Bonini and Mr. Portman, who were appointed to the Board in April 2023, and for Ms. Whitman, who retired from the Board on July 14, 2022.

	Fees taken as RSUs	Grant Date Fair Value of RSUs

Mr. Allen	$115,000	$115,327

Ms. Braly	$135,000	$135,285

Mr. Jimenez	$169,426	$169,777

Mr. Kempczinski	$115,000	$115,327

Mr. Lundgren	$140,000	$140,318

Ms. McCarthy	$115,000	$115,327

Mr. Portman	$6,575	$6,673

Ms. Woertz	$145,000	$145,344

(2)

Each year, upon election at the Company’s annual meeting of shareholders, every Director is awarded a $200,000 grant of RSUs, which vest after one year as long as the Director remains on the Board. The RSUs earn dividend equivalents that are subject to the same vesting provision as the underlying RSUs and are accrued in the form of additional RSUs each quarter and credited to each Director’s holdings. Other than Ms. Bonini and Mr. Portman, each Director has 1,641 RSUs outstanding (representing the grant on October 11, 2022, and subsequent dividend equivalents). In addition, Ms. Braly has 4,992 shares of retirement restricted stock outstanding as of June 30, 2023. For Ms. Whitman, the amount in this column reflects the aggregate incremental fair value incurred as a result of the acceleration of her October 2021 RSU grant. The C&LD Committee accelerated the vesting and settlement of Ms. Whitman’s October 2021 RSU grant in light of the special circumstances related to her appointment as U.S. Ambassador to Kenya.

38      The Procter & Gamble Company

DIRECTOR COMPENSATION

(3)

For all Board meetings throughout the fiscal year, Directors were entitled to bring a guest on the trip so long as the Director used the Company aircraft to attend the meeting and the guest’s attendance did not result in any incremental aircraft costs. Directors are also covered under the same insurance policy as all Company employees for accidental death while traveling on Company business (coverage is $750,000 for each Director). The incremental cost to the Company for this benefit is $3,047. In addition, the Company maintains a Charitable Awards Program for current and retired Directors who were participants prior to July 1, 2003. Under this program, at their death, the Company donates $1,000,000 per Director divided among up to five qualifying charitable organizations selected by each Director. Directors derive no financial benefit from the program because the charitable deductions accrue solely to the Company. The Company funds this contribution from general corporate assets. In FY 2022-23, two payments were made. The Company also made a $10,000 donation on behalf of the Board of Directors to the Children’s Safe Drinking Water program. This donation was also funded from general corporate assets, and the Directors derived no financial benefit from these donations because the charitable deductions accrued solely to the Company.

2023 Proxy Statement      39

C&LD COMMITTEE REPORT

C&LD Committee Report

Compensation Committee Report

The Compensation & Leadership Development Committee of the Board of Directors has reviewed and discussed with management the following section of this proxy statement entitled “Compensation Discussion & Analysis.” Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion & Analysis,” as it appears on the following pages, be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, dated August 4, 2023 (the “Form 10-K”).

Terry J. Lundgren, Chair

Joseph Jimenez

Christopher J. Kempczinski

Debra L. Lee

Christine M. McCarthy

40      The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

Compensation Discussion and Analysis

The focus of this discussion and analysis is on the Company’s compensation philosophies and programs for its named executive officers (“NEOs”) for FY 2022-23. For each of these NEOs, the compensation described herein is for their roles during FY 2022-23. Titles reflect the roles held by each NEO on June 30, 2023.

Jon R. Moeller Chairman of the Board, President and Chief Executive Officer	Andre Schulten Chief Financial Officer	Ma. Fatima D. Francisco Chief Executive Officer – Baby, Feminine & Family Care, Executive Sponsor for Gender Equality	Shailesh Jejurikar Chief Operating Officer	R. Alexandra Keith Chief Executive Officer – Beauty, Executive Sponsor for Corporate Sustainability

Financial Highlights1

Our integrated strategy continues to deliver strong results. We have a focused portfolio of daily use products that provide health, hygiene, and cleaning benefits in categories where performance drives brand choice. We are creating superior performing products that are delivered with superior packaging, consumer communication, retail execution, and value. We use productivity improvements and cost savings to fund investments in superiority, to help mitigate input cost increases, and to deliver profit margin improvement needed to deliver balanced top- and bottom-line growth. We are also leading constructive disruption across the value chain, including identifying new consumer needs and addressing them in new ways. We have an empowered, agile, and accountable organization, effectively executing our integrated strategy and priorities.

The Company’s targets for FY 2022-23 were as follows: 3-5% Organic Sales Growth, 0-4% Core EPS Growth, and greater than 90% Adjusted Free Cash Flow Productivity. The Company met or exceeded its going-in targets for its key financial measures. These outcomes led to above-target payouts in our incentive programs.

+7% ORGANIC SALES GROWTH	+2% CORE EPS GROWTH	95% ADJUSTED FREE CASH FLOW PRODUCTIVITY

133 YEARS OF DIVIDEND PAYMENTS	67 YEARS OF DIVIDEND INCREASES	> $16B RETURNED TO SHAREHOLDERS[2]

[1]

The targets mentioned in this section reflect the original FY 2022-23 financial guidance provided by the Company on July 29, 2022. FY 2022-23 actuals for Organic Sales Growth, Core EPS Growth and Adjusted Free Cash Flow Productivity were used in the calculation of Year 3 Performance Stock Program results, as further detailed on page 51. Organic Sales Growth is a measure of sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. Core EPS Growth is a measure of the Company’s diluted net earnings per share growth excluding certain items that are not judged to be part of the Company’s sustainable results or trends. Adjusted Free Cash Flow Productivity is the ratio of adjusted free cash flow (Operating Cash Flow less Capital Expenditures and payments for the transitional tax related to the U.S. Tax Act) to Net Earnings, adjusted for early debt extinguishment charges. See Exhibit A for a reconciliation of non-GAAP measures, including details on items being adjusted.

[2]	Through dividends and share repurchases combined.

2023 Proxy Statement      41

COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Philosophy

1

EMPHASIZE PAY FOR PERFORMANCE

By aligning incentives with business strategies to reward executives who achieve or exceed Company, business unit, and individual goals, while removing any incentive to focus on a single goal to the detriment of others.

•  Performance-based programs are designed to pay at 100% of target when goals are met, above target when goals are exceeded, and below target when goals are not fully met.

•  Payouts under the STAR and PSP programs are based on the results achieved as compared to the pre-established performance targets.

67-184% RANGE OF AVERAGE STAR PAYOUT FOR NEOS OVER THE PAST 10 YEARS 26%-200% RANGE OF PSP PAYOUT OVER THE PAST 10 YEARS
2	PAY COMPETITIVELY By setting target compensation opportunities to be competitive with a peer group of other global corporations of similar size, value, and complexity.

Financial Goals are established in both the short- and long- term incentive programs with the intent to drive balanced top- and bottom-line growth and cash flow productivity. This in turn drives our goal of top tier TSR, which in turn benefits our shareholders and employees.

3

FOCUS ON LONG-TERM SUCCESS

By including equity as a cornerstone of our executive pay programs and by using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

Ethics and Compliance

Our Purpose, Values, and Principles (PVPs) are the foundation of everything we do as a Company and require high ethical standards of our executives. To hold our executives accountable to our PVPs, stewardship and compliance are taken into account in the annual performance assessment of our executive officers, which affects salary increases and LTI grant amounts.

42      The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

Compensation Pay Mix

We design our programs so that the main components of NEO compensation (salary, STAR, LTIP, and PSP) vary by type (fixed versus performance-based), length of performance period (short-term versus long-term), and form (cash versus equity). These compensation components are determined by the performance of the individual, the performance of the individual’s business unit, and the performance of the Company as a whole. The mix of components is designed to incentivize both individual accountability and collaboration to build long-term shareholder value. The charts below show the average mix of the four main components of FY 2022-23 NEO compensation based on type, length of performance period, and form of compensation.

Compensation and Environmental, Social, and Governance (ESG) Goals

The Company’s Corporate Citizenship efforts are focused on Environmental Sustainability, Community Impact, and Equality & Inclusion, all supported by a strong foundation of Ethics & Corporate Responsibility. Our businesses in each geography have programs designed to address goals and challenges in these areas.

ESG outcomes drive various elements of our NEOs’ compensation in the areas of salary, long-term incentive awards, and annual incentive payouts. These elements are described below:

Compensation Element	ESG Impact	ESG Elements Considered

Salary	CEO assesses individual contributions for NEOs and can adjust salary increase size	Individual contributions measured by performance assessment, which include the areas of Equality & Inclusion and Governance

Long-Term Incentive (LTI) Grant	CEO assesses individual contributions for NEOs and can adjust award size	Individual contributions measured by performance assessment, which include the areas of Equality & Inclusion and Governance
	CEO can award a limited number of LTI Equality & Inclusion bonuses	Exceptional performance on Equality & Inclusion initiatives in their respective business area

Annual Incentive Payout	STAR Committee proposes ESG Factor, which modifies the Company Factor of the annual incentive payout for executive officers	Progress against key long-term ESG goals in the areas of Environmental Sustainability and Equality & Inclusion over the course of the fiscal year
	Internal Controls is one of six key metrics in the scoring of the Business Unit Factor	Internal Controls and Governance

2023 Proxy Statement      43

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Program Overview

The following table outlines the key components of our executive compensation programs and their purpose.

Program	Purpose	Key Characteristics

Base Salary	Rewards Individual Performance	Market-competitive based on the median cash compensation of comparable positions in the compensation peer group, regressed for revenue size. Fixed component with progression over time based on individual performance and scope of responsibility.
Short-Term Achievement Reward (STAR)	Rewards Business Unit and Company Performance

At the beginning of the year, the C&LD Committee sets a market-competitive target as a percentage of salary for each NEO based on total cash compensation benchmarking. The STAR award is based on a weighted formula of 70% Business Unit Performance Factor and 30% Total Company Performance Factor (as modified by the ESG Factor discussed below). Each factor ranges from 0%-200%, so that exceptional performance results in higher awards and poor performance could result in a zero payout.

The ESG Factor adjusts the Total Company Performance Factor portion of the STAR award as a multiplier in the range of 80% to 120%.

Executives can elect to receive stock options in lieu of cash or may elect to defer into a nonqualified deferred compensation account.

Long-Term Incentive Program (LTIP)	Award size rewards individual performance Focuses executives on the long-term success of the Company and enhances retention

Target grant values are based on peer median long-term compensation target values. Final award amounts are based on business results and individual contributions. 50% of the executive’s total LTI value is delivered in the LTIP.

Executives can elect to receive their LTIP as stock options with three-year cliff-vesting and 10-year expiration or RSUs with three-year cliff-vesting, or a combination of both.

Performance Stock Program (PSP)	Award size rewards individual performance Focuses executives on key financial measures intended to drive P&G to the top-third of our marketplace competitive peer group	50% of the executive’s total LTI value is delivered in the PSP. The initial grant of Performance Stock Units (PSUs) pays out at the end of a three-year performance period based on the Company’s performance against four balanced financial metrics that are the key drivers of Total Shareholder Return and is further modified by a Relative TSR Multiplier.
Retention and Recognition	Retention of talent or recognition of exceptional performance	RSUs with special vesting; used rarely.

Other Compensation	Ensure the safety and productivity of executive officers	Annual physicals, financial planning, transportation, security, life insurance, and corporate aircraft use.

P&G Profit Sharing Trust and Employee Stock Ownership Plan (“PST”) NQDC Plan International Retirement Plan (“IRP”) Global International Retirement Arrangement (“IRA”)	Provides market-competitive benefits for retirement income and tax-advantaged financial planning

U.S. employees participate in the PST, in which the Company makes an annual contribution used to purchase Company stock.

Non-US executives participate in the IRP, in which they receive RSUs valued at an amount equal to the contribution that would have been contributed under the PST.

A full description of Retirement Programs and Non-Qualified Deferred Compensation (NQDC) is provided on page 52.

44      The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

Elements of Our Compensation Programs

Annual Cash Compensation

The Company’s annual cash compensation consists of salary and the Short-Term Achievement Reward (“STAR”). While salary is considered a fixed component of compensation, salary progression over time is based on individual performance and the scope of responsibilities of the role. We collect and analyze data from the compensation peer group on the total annual cash compensation opportunity (salary plus annual bonus target) for positions comparable to those at the Company. We consider the target median annual cash compensation opportunity for each position based on the compensation peer group, adjusted for size using a regression analysis of peer group revenues, to set a salary range mid-point and a target for STAR as a percentage of salary (“STAR target”).

SALARY

All salary adjustments described below were effective October 1, 2022. Pay decisions take into account results delivered in the prior fiscal year in addition to pay positioning relative to competitive peer benchmarks. Mr. Moeller’s annual salary remained unchanged at $1,600,000 based on this element of his total compensation already being positioned competitively versus peer market pay. For the other NEOs: Mr. Schulten’s annual salary increased by 12.2% to $920,000, Ms. Francisco’s salary increased by 7.1% to $900,000, Mr. Jejurikar’s salary increased 5% to $1,050,000, and Ms. Keith’s salary increased by 11% to $1,010,000, based on their individual performance and pay positioning relative to the competitive pay market.

STAR ANNUAL BONUS

The STAR program links a substantial portion of each NEO’s annual cash compensation to the Company’s performance for the fiscal year. The program focuses on the achievement of business unit results (weighted as applicable for each NEO) but also includes a component that measures the performance of the overall Company. An ESG Factor measures total Company progress towards key ESG goals in the prior fiscal year and modifies the final Total Company Performance Factor. STAR awards are generally paid in cash, but executives can also elect to receive all or part of their awards in stock options or nonqualified deferred compensation.

STAR awards for NEOs are calculated using the following formula:

The basis for each element of STAR is:

STAR Target. The C&LD Committee sets STAR targets for NEOs using annual incentive benchmarks for similar positions in our compensation peer group.

2023 Proxy Statement      45

COMPENSATION DISCUSSION & ANALYSIS

Business Unit Performance Factor. The CEO, CFO, and CHRO (“STAR Committee”) recommend Business Unit Performance Factors based on a retrospective assessment of the performance of each business unit against six metrics:

Goal	What It Measures	Purpose of the Measure

Organic Sales Growth	One-year business unit sales growth	Rewards meeting / exceeding sales growth targets

Operating Profit Growth	One-year business unit profit growth	Rewards meeting / exceeding profit growth targets

Adjusted Free Cash Flow Productivity	One-year business unit cash flow productivity	Rewards effective conversion of earnings into cash

Value Share	One-year business unit increase in value share	Rewards market share growth versus competition

Operating TSR	One-year business unit total shareholder return	Rewards balanced top- and bottom-line growth with strong cash flow

Internal Controls	One-year measure of audit results and issue remediation	Rewards strong governance and stewardship

This assessment is compared to each business unit’s role in the portfolio, reflecting the different industries in which the Company’s businesses compete and their growth potential. The C&LD Committee then determines the Business Unit Performance Factors based on the STAR Committee’s recommendations. None of the officers on the STAR Committee participates in discussions of or recommends their own STAR awards to the C&LD Committee. The Business Unit Performance Factors can range between 0% and 200%. The Business Unit Performance Factor for global business services and corporate functions is the weighted average of the Business Unit Performance Factors for all the global business units and enterprise market operations in order to align all organizations with the six metrics.

The Business Unit Performance Factor for NEOs who lead multiple business units is based on a combination, as determined by the STAR Committee, of the results of the business units for which the NEO is ultimately responsible. There are no separate performance goals for the business unit combinations for purposes of compensation.

To better align STAR awards with individual and local performance, the President of each business may differentiate award levels based on the overall performance of lower-level divisions, provided the total expenditure does not exceed what was approved by the STAR Committee. This differentiation only impacts awards for those employees below the President level and thus does not impact NEO compensation.

Total Company Performance Factor. The C&LD Committee sets targets for the Company’s annual Organic Sales Growth and Core EPS Growth as the basis for the Total Company Performance Factor to encourage a balanced focus on both topline and bottom-line results and to encourage collaboration among the business units. These targets are typically linked to the external financial guidance provided at the beginning of the fiscal year, and the Core EPS target specifically includes the expected impact of our share repurchase program. The Committee establishes performance targets and a payout scale from 0% to 200% for each measure, with each weighted 50% and added together to produce the Total Company Performance Factor.

ESG Factor. Senior executives, including the NEOs, have an ESG Factor applied to their Total Company Performance Factor as a multiplier in a range of 80%—120%. The ESG Factor is recommended by the STAR Committee and determined by the C&LD Committee based on an ESG scorecard assessment of FY 2022-23 progress towards key long-term Environmental Sustainability and Equality & Inclusion goals.

While the formula described above is used to calculate potential STAR awards, the C&LD Committee retains the authority to make no STAR award in a given year and the discretion to accept, modify, or reject management’s recommendations for any or all employees, including the NEOs.

46      The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

FY 2022-23 STAR ANNUAL BONUS

STAR targets for the NEOs are based on a competitive market review of bonus targets as a percentage of base salary for each respective position. Mr. Moeller’s STAR target remained unchanged at 200% of salary. Mr. Schulten’s STAR target also remained unchanged at 115% of salary. Effective July 1, 2022, the STAR target for Mr. Jejurikar increased from 120% to 125% based on competitive market pay data. Ms. Francisco’s and Ms. Keith’s STAR targets remained unchanged at 110% of salary.

At the beginning of FY 2022-23, the C&LD Committee established the Organic Sales Growth target at 4% and the Core EPS Growth target at 2% for its compensation program targets. These targets reflected an unprecedented level of uncertainty, challenges, and accelerating headwinds across commodities, material pricing, foreign exchange, transportation, and wage inflation. These goals were used to establish a payout scale from 0% to 200% of target for each measure with a 100% payout for target performance. Both measures’ results were weighted at 50% and added together to derive the Total Company Performance Factor. Organic Sales Growth and Core EPS Growth were 6.9% and 1.5%, respectively, resulting in a Total Company Performance Factor of 145%. These results reflected the strong execution of our integrated strategy and the agility of the organization to navigate the challenges of increased inflationary pressures and supply chain constraints.

The C&LD Committee established an ESG Scorecard at the beginning of Fiscal Year 2022-23, which included progress and plans towards key goals in the areas of scope 1, 2, and 3 greenhouse gas emission reduction, sustainable packaging, water restoration goals in priority areas, responsible sourcing of palm oil and certified fiber, and women and U.S. ethnic representation at management and executive levels. Based on a retrospective assessment of results delivered and plans towards these key environmental sustainability ambitions and equality and inclusion goals, the C&LD Committee approved an ESG Factor of 110%. This resulted in a modified Total Company Factor of 159.5% for the NEOs. The approved ESG Factor reflects the Committee’s assessment that, in light of results delivered in FY 2022-23 and plans in place to enable future progress, the Company currently expects to reach each of the measured Environmental Sustainability and Equality & Inclusion goals by their target date, and, in some cases, sooner.

The C&LD Committee then reviewed the recommendations provided for the Business Unit Performance Factors and, after considering the performance of the total Company and ESG results and the appropriate combination of Business Unit Performance Factors for each NEO, approved the following STAR awards:

FY 2022-23 STAR Awards

NEO	STAR Target ($)	Business Unit Factor (70% Weight) (%)	Total Company Factor (%)	ESG Factor (%)	ESG Adjusted Company Factor (30% Weight) (%)	STAR Award ($)	STAR Award (% of Target)

Jon R. Moeller	3,200,000	142	145	110	159.5	4,712,000	147

Andre Schulten	1,058,000	142	145	110	159.5	1,557,905	147

Ma. Fatima D. Francisco	990,000	183	145	110	159.5	1,743,638	176

Shailesh Jejurikar	1,312,500	142	145	110	159.5	1,932,656	147

R Alexandra Keith	1,111,000	95	145	110	159.5	1,270,428	114

In keeping with good governance practices, the NEO members of the STAR Committee (CEO, CFO, CHRO) did not recommend their own awards. Instead, the C&LD Committee used the weighted average of all Business Unit Performance Factors and the Total Company Performance Factor (as modified by the ESG Factor) to determine the awards according to the STAR formula for Mr. Moeller and Mr. Schulten. As COO and leader of the Global Enterprise Market businesses, Mr. Jejurikar’s award was also based on the weighted average of all business units.

The STAR awards recommended to the C&LD Committee for the remaining NEOs were computed using the formula described above. Ms. Francisco’s Business Unit Performance Factor was based 75% on the Global Baby Care business results which she directly managed, and 25% on the combined Global Feminine and Family Care

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COMPENSATION DISCUSSION & ANALYSIS

business results. Ms. Keith’s Business Unit Performance Factor was based 75% on the Global Hair Care business which she directly managed, and 25% on the Global Skin & Personal Care businesses.

Long-Term Incentives

The majority of the NEOs’ total compensation is delivered through two long-term incentives tied to sustained Company performance: the Performance Stock Program (“PSP”) and the Long-Term Incentive Program (“LTIP”).

The C&LD Committee uses competitive market data to set total long-term compensation targets considering the median total long-term target compensation of comparable positions in the compensation peer group, regressed for revenue size. The CEO recommends NEO grants to the C&LD Committee based on benchmarked long-term compensation targets, adjusted for business results and individual contributions attributable to each NEO, including that individual’s leadership skills. These recommendations can be up to 50% above or 50% below the benchmarked target for each level and role. The CEO also recommends additional LTI bonus amounts for NEOs who have delivered exceptional results in equality and inclusion in their business area.

The C&LD Committee retains full authority to accept, modify, or reject these recommendations. In exceptional cases, no grant will be awarded. One half of each NEO’s annual long-term compensation is allocated to PSP through an initial PSU grant as described below. The other half is an LTIP grant.

PERFORMANCE STOCK PROGRAM

The PSP aligns the interests of the NEOs with those of shareholders by encouraging NEOs to focus on the aspects of the long-term performance of the Company that create shareholder value. In the first year of each three-year performance period, the C&LD Committee grants PSUs to each NEO. The number of PSUs that vest at the end of the performance period will depend on Company results against predetermined performance goals over the three-year period. The C&LD Committee sets targets at the beginning of each performance period for the following categories (“Performance Categories”):

Goal	What It Measures	Purpose of Measure

Relative Organic Sales Growth	3-year compounded organic sales growth relative to the competitive peer group	Rewards strong organic sales growth relative to peers
Core EPS Growth	3-year compounded core earnings per share growth	Rewards meeting / exceeding Core EPS Growth target

Constant Currency Core Before–Tax Operating Profit Growth	3-year core before-tax profit excluding the impact of foreign exchange	Rewards meeting / exceeding operating profit growth target
Adjusted Free Cash Flow Productivity	3-year average free cash flow productivity	Rewards effective conversion of earnings into cash to enable strong cash return to shareholders

Relative TSR Multiplier	3-year Total Shareholder Return relative to competitive peer group	Increases payouts for top quartile performance and reduces payouts for bottom quartile performance

The Core EPS Growth target for year one of the PSP program is typically linked to the external financial guidance provided at the beginning of the fiscal year. The Core EPS Growth targets for years two and three are based on our longer-term expected growth rates. These targets include the best estimates of the impact of our share repurchase program. The C&LD Committee then assigns a minimum and maximum performance goal for each Performance Category. At the end of the three-year performance period, each Performance Category will have a Performance Factor between 0% and 200%, depending on results achieved in that category. The Performance Factor will be 100% if the business results for the category are at target. Business results falling between the

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COMPENSATION DISCUSSION & ANALYSIS

minimum and maximum performance goals are determined via linear interpolation. We believe that using a sliding scale to reward performance, as opposed to “all or nothing” goals, discourages participants from taking unnecessary risks to earn payments under the program. To determine the vested PSUs at the end of each three-year performance period, the C&LD Committee multiplies the initial PSU grant (plus compounded dividend equivalents) by the weighted average of the Performance Factors and the Relative TSR Multiplier, which is set at 125% for results in the top quartile of our peer set and 75% for results in the bottom quartile.

The formula is as follows:

PSUs vest at the end of the three-year performance period, and the final payouts are determined. Upon settlement of their PSUs, NEOs may elect to defer receipt of the shares of Common Stock by choosing to instead receive retirement deferred RSUs.

LONG-TERM INCENTIVE PROGRAM GRANT

The LTIP grant is the second component of the Company’s long-term incentive compensation for its senior executives. Executives can elect to receive all or a portion of their LTIP grants in either RSUs or stock options prior to the grant date, with the exception of the CEO, whose grant form and amount is solely determined by the C&LD Committee. Stock options do not vest (and therefore are not exercisable) until three years from the date of grant, and they expire ten years from the date of grant or earlier in the case of certain termination events. RSUs cliff-vest three years after grant date and are delivered, upon vesting, in shares of Common Stock, along with compounded dividend equivalents. These awards focus executives on the long-term success of the Company, and we believe the vesting restrictions enhance retention because employees who voluntarily resign from the Company during the specified vesting periods forfeit their grants.

FY 2022-23 LONG-TERM INCENTIVE GRANTS

The following long-term incentive grants were made on October 3, 2022. These award amounts were based on the competitive market pay for each position as well as each individual’s performance and business results during the prior fiscal year (2021-22). Award amounts approved by the C&LD Committee vary from the grant date fair value shown in the table due to the impact of the Relative TSR Multiplier on the fair value of the PSUs granted under the PSP on the grant date. The actual compensation realized by each NEO will be determined by future Company performance.

FY 2022-23 Long-Term Incentive Grants
	PSP Grant		LTIP Grant				Total

NEO	PSUs (#)	Grant Date Fair Value ($)	Options (#)	Grant Date Fair Value ($)	RSUs (#)	Grant Date Fair Value ($)	Grant Date Fair Value ($)

Jon R. Moeller	56,416	7,466,093	122,095	3,625,001	28,208	3,625,010	14,716,104

Andre Schulten	17,509	2,317,141	37,892	1,125,013	8,755	1,125,105	4,567,259

Ma. Fatima D. Francisco	14,202	1,879,493	61,469	1,825,015	0	0	3,704,508

Shailesh Jejurikar	19,454	2,574,542	42,102	1,250,008	9,727	1,250,017	5,074,567

R. Alexandra Keith	15,106	1,999,128	49,038	1,455,938	3,777	485,382	3,940,448

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COMPENSATION DISCUSSION & ANALYSIS

Long-Term Incentive Grants were determined by the C&LD Committee as follows:

•

Mr. Moeller received a long-term incentive award of $14,500,000 after the Committee thoroughly reviewed competitive market data for peer CEO positions and took into consideration his exceptional performance leading the Company through extremely difficult and volatile global market conditions.

•	Mr. Schulten received a long-term incentive award of $4,500,000 based on competitive market data and his exceptional performance as CFO navigating through significant external headwinds.

•

Ms. Francisco received a long-term incentive award of $3,650,000 based upon market data for her position, as well as very strong business results as the CEO of the Baby, Feminine, and Family Care businesses and to recognize her leadership as Executive Sponsor for Gender Equality.

•

Mr. Jejurikar received a long-term incentive award of $5,000,000 based on his positioning versus the competitive market for the COO position and taking into consideration exceptional business results for the Global Market Operations and Enterprise Markets.

•

Ms. Keith received a long-term incentive award of $3,882,500 based on updated market data for her position, as well as her strong leadership in her role as CEO—Beauty and her additional duties as Executive Sponsor for Corporate Sustainability. Ms. Keith’s award also included the Equality & Inclusion bonus as recommended by the CEO for her exceptional contributions to Equality & Inclusion initiatives both within the Beauty organization and across the entire Company.

PSP GOAL SETTING

In conjunction with deciding the amount and allocation of the NEOs’ long-term incentive opportunities for FY 2022-23, the C&LD Committee set the PSP goals listed below for the three-year performance period starting July 1, 2022 through June 30, 2025. The delivery of results against these goals, combined with the relative TSR multiplier, will determine the ultimate payout for this portion of compensation.

PSP GOALS FOR PERFORMANCE PERIOD JULY 1, 2022—JUNE 30, 2025

Organic Sales Growth Percentile Rank in Peer Group (30% Weighting)[1]		Constant Currency Core Before-Tax Operating Profit Growth (20% Weighting)[2]		Core EPS Growth (30% Weighting)[3]		Adjusted Free Cash Flow Productivity (20% Weighting)[4]

% Growth	Payout Factor	% Growth	Payout Factor	% Growth	Payout Factor	%	Payout Factor

80th	200%	≥12.0	200%	≥10.3	200%	≥115	200%

70th	167%	10.3	167%	8.6	167%	107	167%

60th	133%	8.7	133%	7.0	133%	98	133%

Target 50th	100%	Target 7.0	100%	Target 5.3	100%	Target 90	100%

40th	67%	5.3	67%	3.6	67%	82	67%

30th	33%	3.7	33%	2.0	33%	73	33%

<20th	0%	≤2.0	0%	≤0.3	0%	≤65	0%

(1)

Organic Sales Growth is a measure of sales growth excluding the impacts of acquisitions, divestitures, foreign exchange, and certain other items (as appropriate) from year-over-year comparisons. Relative Organic Sales growth is a measure of the percentile rank of the 3-year compound annual growth rate within a peer group of directly competitive consumer product companies. See Exhibit A for a definition of non-GAAP measures.

(2)

Constant Currency Core Before-Tax Operating Profit Growth is a measure of operating profit growth adjusted to exclude foreign exchange impacts and certain items that are not deemed to be part of the Company’s sustainable results and will be based on the 3-year compound annual growth rate. See Exhibit A for a definition of non-GAAP measures.

(3)

Core EPS Growth is a measure of the Company’s diluted net earnings per share growth, adjusted for certain items that are not deemed to be part of the Company’s sustainable results, and will be based on the 3-year compound annual growth rate. See Exhibit A for a definition of non-GAAP measures.

(4)

Adjusted Free Cash Flow Productivity is the ratio of the 3-year sum of Operating Cash Flow excluding (as appropriate) certain impacts less the 3-year sum of Capital Expenditures to the 3-year sum of Net Earnings excluding (as appropriate) certain charges. See Exhibit A for a definition of non-GAAP measures.

50      The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

LOOKING BACK: REALIZED PAY FOR PSP PERFORMANCE PERIOD JULY 1, 2020—JUNE 30, 2023

In addition to setting the performance goals for the new PSP cycle, the C&LD Committee reviewed the results for the performance period (July 1, 2020 to June 30, 2023), which paid out in August 2023. The C&LD Committee reviewed these results against the goals established at the beginning of that performance period to determine the realized pay for each NEO. PSP paid out at 150% of target based on strong financial results and top quartile TSR results versus our competitive marketplace peers.

PSP RESULTS FOR JULY 1, 2020—JUNE 30, 2023

Performance Factors	Target	Actual	Weight	Result

Relative Organic Sales Growth[1]	50th Percentile	67th Percentile	30%	157%

Constant Currency Core Before-Tax Operating Profit Growth[2]	7.0%	8.4%	20%	128%

Core EPS Growth[3]	6.3%	4.8%	30%	70%

Adjusted Free Cash Flow Productivity[4]	90%	98%	20%	132%

Weighted Average of Performance Factors				120%

Relative TSR Modifier[5]				125%

Final PSP Payout				150%

(1)

Organic Sales Growth is the sales growth excluding the impacts of divestitures and foreign exchange from year-over-year comparisons. Relative Organic Sales growth is a measure of the percentile rank of the 3-year compound annual growth rate within a peer group of directly competitive consumer product companies. See Exhibit A for a reconciliation of non-GAAP measures.

(2)

Constant Currency Core Before-Tax Operating Profit Growth is the 3-year compound annual growth rate of Before-Tax Operating Profit, adjusted to exclude foreign exchange impacts and incremental restructuring in fiscal year 2020. See Exhibit A for a reconciliation of non-GAAP measures.

(3)

Core EPS Growth is the 3-year compound annual growth rate of the Company’s diluted net earnings per share, adjusted for charges for early extinguishment of debt in fiscal 2021 and incremental restructuring in fiscal year 2020. See Exhibit A for a reconciliation of non-GAAP measures.

(4)

Adjusted Free Cash Flow Productivity is the ratio of the 3-year sum of Operating Cash Flow (excluding tax payments related to the transitional taxes from the U.S. Tax Act in all periods, less the 3-year sum of Capital Expenditures) to the 3-year sum of Net Earnings (excluding the losses on early extinguishment of debt in fiscal 2021). See Exhibit A for a reconciliation of non-GAAP measures.

(5)

The Relative TSR Modifier is a measure of P&G’s relative market total shareholder return performance versus a competitive peer group, calculated as a 3-year compound annual growth rate of the stock price including the impact of reinvested dividends.

The resulting NEO payouts are indicated below:

Realized Pay for Performance Period July 1, 2020—June 30, 2023

Named Executive Officer	Initial # of PSUs Granted Plus Dividend Equivalents	Market Value of Target Award @ $151.74	PSP Payout Factor	Final # of PSUs Awarded	Market Value of Final Award @ $151.74

Jon R. Moeller	28,208	4,280,307	150%	42,313	6,420,575

Andre Schulten	1,171	177,738	150%	1,757	266,607

Ma. Fatima D. Francisco	12,201	1,851,329	150%	18,302	2,777,145

Shailesh Jejurikar	12,850	1,949,928	150%	19,276	2,924,940

R. Alexandra Keith	13,042	1,978,957	150%	19,563	2,968,490

The market value of PSUs was calculated by multiplying the number of PSUs and accumulated dividend equivalents by the Company stock price as of June 30, 2023. These PSUs will deliver in shares of Common Stock or retirement deferred RSUs (as elected by the participants) in August 2023. The market value of the final award does not include a final payment of dividend equivalents on the PSUs, which took place on August 15, 2023, prior to delivery in shares.

Special Equity Awards

On occasion, the C&LD Committee makes special equity grants in the form of RSUs to senior executives to encourage retention of the talent necessary to manage the Company successfully or to recognize superior performance. No such awards were made this year.

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COMPENSATION DISCUSSION & ANALYSIS

Retirement Programs

The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”) is the Company’s primary retirement program for U.S.-based employees. The PST is a qualified defined contribution plan providing retirement benefits for full-time U.S. employees, including the NEOs. Under the PST, the Company makes an annual contribution of cash, which is used to purchase Company stock that is credited to each participant’s PST account, upon which dividends are earned. The amount of the stock grant varies based upon individual salaries and years of service.

Some participants in the PST (including the NEOs) do not receive their full contributions due to federal tax limitations. As a result, they participate in the nonqualified PST Restoration Program. These individuals receive RSUs valued at an amount equal to the difference between the contribution made under the PST and what would have otherwise been contributed under the PST but for the tax limitations. Participants are vested in their PST accounts after five years of service, and similarly, their PST Restoration RSUs become non-forfeitable after five years of service.

In addition, some individuals who would otherwise participate in the PST are ineligible due to their work locations. As a result, they participate in the nonqualified International Retirement Plan (“IRP”). These individuals receive RSUs valued at an amount equal to the contribution that would have otherwise been contributed under the PST had they been eligible to participate in the PST. IRP RSUs also become non-forfeitable after five years of service.

The PST, the PST Restoration Program, and the IRP have created ownership at all levels of the Company. These programs continue to serve the Company and its shareholders well by focusing employees on the long-term success of the business.

For non-U.S.-based employees, individual country plans provide retirement benefits. In addition, employees who work in multiple countries during their careers may also be eligible for supplemental benefits under the Global International Retirement Arrangement (“IRA”). Messrs. Schulten and Jejurikar and Ms. Francisco participate in the IRA. Mr. Schulten also participates in a German Pension Plan.

Deferred Compensation Plan

The Procter & Gamble Company Executive Deferred Compensation Plan (“EDCP”) allows executives to defer receipt of up to 100% of their STAR awards and up to 75% of their annual salary. Executives may also elect to convert a portion of their PST Restoration RSUs into notional cash with investment choices that mirror those available to all U.S. employees who participate in the Company’s 401(k) plan. No above-market or preferential interest is credited on deferred compensation, as those terms are defined by the SEC.

Executive Benefits

The Company provides certain other limited benefits to senior executives to fulfill particular business purposes, which are primarily for convenience and personal security. No changes were made to executive benefits over the past year, and the Company continues to manage executive benefits as a very small percentage (less than 2%) of total compensation for the NEOs during FY 2022-23.

Benefits that safeguard senior executives, such as home security systems, secured workplace parking, and annual physical health examinations, are available to NEOs as needed. While Company aircraft are generally only used for Company business, for security reasons the CEO is required by the Board to use Company aircraft for all air travel, including personal travel. To increase executive efficiency, in limited circumstances, NEOs may travel to outside board meetings on Company aircraft. In addition, if a Company aircraft flight is already scheduled for business purposes and can accommodate additional passengers, NEOs and their spouses/guests may join these flights for personal travel. To the extent any travel on Company aircraft (e.g., personal/spouse/guest travel) results in imputed income to an NEO, the NEO is responsible for paying the taxes on that income, and the Company does not provide separate gross-up payments based on the NEO’s personal income tax due. We also reimburse NEOs for the cost of some tax preparation and financial counseling to keep NEOs’ attention focused on Company business and to support accurate personal tax reporting. To further increase executive efficiency, we provide limited local transportation within Cincinnati. We provided executive group whole life insurance coverage (equal to annual

52      The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

salary rate plus STAR target up to $5,000,000) to certain executives, including the NEOs, under a program now closed to new participants. The C&LD Committee periodically reviews these arrangements as needed to ensure they meet business needs and remain in line with market practices.

Compensation Governance Practices and Oversight

Our executive compensation practices are designed to incent strong performance, support good governance, and mitigate excessive risk-taking.

WHAT WE DO:
Target compensation at the median of an appropriate peer group, with substantial variation based on performance.
Significant share ownership and equity holding requirements are in place for senior executives.
Multiple performance metrics under STAR and PSP remove any incentive to focus on a single performance goal to the detriment of other goals.
Appropriate balance between short-term and long-term compensation discourages short-term risk-taking at the expense of long-term results.
Double Trigger: Time-based equity awards do not vest solely on account of a change in control (requires a qualifying termination following a change in control).
Engagement of an Independent Advisor: Our C&LD Committee engages an independent compensation consultant, who performs no other work for the Company, to advise on executive compensation matters.

Clawback policy permits the C&LD Committee to recoup certain compensation payments in the event of a significant restatement of financial results for any reason. Additionally, the two most recent stock plans allow recovery of proceeds from stock awards if a participant violates certain plan provisions such as taking actions that may damage the reputation, goodwill, or stability of the Company.

WHAT WE DO NOT DO:

No employment contracts with executives containing special severance payments such as golden parachutes.

No special executive retirement programs and no severance programs that are specific to executive officers.

No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

No excessive perquisites for executives.

No hedging or engaging in the following transactions that include shares of Common Stock: pledging, collars, short sales, and other derivative transactions.

No re-pricing or backdating stock options.

2023 Proxy Statement      53

COMPENSATION DISCUSSION & ANALYSIS

Board and Compensation Committee Oversight

Role of the Committee

The C&LD Committee is responsible to the Board for the Company’s overall compensation policies and their specific application to principal officers elected by the Board. In setting and overseeing executive pay, the C&LD Committee reviews a broad spectrum of information, including the ratio between the total compensation of the median employee and the total compensation of the CEO (found on page 74 of this proxy). Across the Company, total compensation is benchmarked against an appropriate peer group, using median market pay as the competitive benchmark. Compensation can then be adjusted based on performance. In setting CEO and executive pay, the C&LD Committee takes into account the executive’s experience in the particular role, as well as the performance of the total Company and business units, and considers individual performance. In setting CEO pay, other factors are considered by the Committee, such as the degree of pay alignment with the Company’s relative Total Shareholder Return (TSR) rank and the appropriate mix of short- and long-term pay and fixed and performance-based pay.

Role of Compensation Consultant

For FY 2022-23, the C&LD Committee entered into an agreement with Meridian Compensation Partners, LLC (“Meridian”) to advise on various compensation matters, including peer group identification, competitive practices and trends, specific program design, and actions with respect to NEO, principal officer and director compensation. In October 2022, the C&LD Committee evaluated the independence of Meridian, taking into account any relationships with the Company’s Directors, officers, and employees in accordance with NYSE listing standards. Based on this evaluation, the C&LD Committee concluded that Meridian was an independent advisor. Under the terms of its agreement with the C&LD Committee, Meridian does not conduct any other business for the Company or its management, and the C&LD Committee has direct responsibility for oversight and compensation of the work performed by Meridian. The C&LD Committee generally meets with its independent compensation consultant in an executive session at regularly scheduled C&LD Committee meetings.

Consideration of Most Recent “Say on Pay” Vote

The Committee reviewed the results of the annual shareholder advisory vote on NEO compensation (the “Say on Pay” vote) that was held at the 2022 annual meeting of shareholders. Approximately 92% of the votes cast on the proposal were cast in support of the compensation of our NEOs. Additionally, at least annually, the Company engages with top shareholders to solicit any feedback on the Company’s Executive Compensation Programs and Practices. Given the positive endorsement of the Company’s executive compensation decisions, the Committee did not make any changes to the Company’s program or policies as a result of the Say on Pay vote.

Establishing Peer Groups and Market-Based Compensation

The C&LD Committee structures executive compensation so that total targeted annual cash and long-term compensation opportunities are competitive with the targets for comparable positions at companies considered to be our peers, based on criteria described below. The C&LD Committee sets targets for each element of compensation considering the same elements of compensation paid to those holding similar roles at companies in our peer group, focusing on positions with similar management and revenue responsibility. For the CEO’s compensation analysis, the C&LD Committee considers the Company’s revenue, market capitalization, and relative performance compared to our peer group.

In February 2022, the C&LD Committee determined the peer group to be used for FY 2022-23 compensation decisions (the “compensation peer group”) based on global companies that meet the following criteria:

•	Have revenue and/or market capitalization comparable to the Company

•	Compete with the Company in the marketplace for business and investment capital

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COMPENSATION DISCUSSION & ANALYSIS

•	Compete with the Company for executive talent

•

Have generally similar pay models. We do not compare with companies in the financial services or insurance industries, where the mix of pay elements or program structure is generally materially different from our mix of pay elements and program structure

Each year, the C&LD Committee evaluates and, if appropriate, updates the composition of the compensation peer group. Changes to the compensation peer group are carefully considered and made infrequently to ensure continuity from year to year. For compensation decisions made in FY 2022-23, the Committee elected to change the peer group to better align with the criteria above, resulting in the addition of Intel and the removal of IBM, AT&T, and General Electric.

Peer Group for Relative Organic Sales Growth and Relative TSR Multiplier

The Company also establishes a peer group to calculate Relative Organic Sales Growth and the Relative TSR Multiplier used in our PSP formula. These companies are ones with which we compete in the marketplace. For multi-category marketplace peers, to the extent possible, sales from only the relevant competing categories are used for purposes of Relative Organic Sales Growth comparisons.

Peer Group for FY 2022-23 Compensation Decisions			Peer Group for Relative Organic Sales Growth and TSR Multiplier for 2022-25
Performance Period

Unique Peers		Common Peers	Unique Peers

3M	Merck	Colgate-Palmolive	Beiersdorf

Abbott Laboratories	Microsoft	Johnson & Johnson*	Church & Dwight

Boeing	Mondelez	Kimberly-Clark	Clorox

Chevron	Nike		Edgewell

Coca-Cola	PepsiCo		Essity

ExxonMobil	Pfizer		Henkel

HP	Raytheon Technologies		Kao

Home Depot	Verizon		L’Oreal

Intel	Wal-Mart Stores		Reckitt Benckiser

Lockheed Martin			Unicharm

Unilever

*

In May 2023, Johnson & Johnson spun off its consumer products business to a new stand-alone company, Kenvue. As a result, we have removed Johnson & Johnson from the competitive peers for purposes of TSR and will use a prorated combination of Johnson & Johnson and Kenvue in the competitive peer group for relative Organic Sales Growth.

While the target total compensation for our NEOs is set considering size-adjusted median target total compensation within our compensation peer group, actual compensation varies depending on the NEO’s responsibility and experience in the particular role, as well as on total Company, business unit, and individual performance. Consistent with our principles to pay for performance and pay competitively, substantial differences may exist among NEOs’ pay.

Stock Ownership Requirements

To reinforce the importance of stock ownership and long-term focus for our most senior executives, including the NEOs, the C&LD Committee established the Executive Share Ownership Program and Equity Holding Requirement.

2023 Proxy Statement      55

COMPENSATION DISCUSSION & ANALYSIS

The Executive Share Ownership Program requires Executive Officers to hold a certain multiple of their salary in Company stock and/or RSUs. The program requires all NEOs other than the CEO to hold four times salary. The CEO ownership requirement is eight times salary. The C&LD Committee annually reviews these holdings, and as of April 1, 2023, all of the NEOs, including the CEO, exceeded these requirements.

The Equity Holding Requirement ensures executives remain focused on sustained shareholder value even after exercising their stock options or receiving shares from RSU settlements or PSU payouts. The equity holding requirement applies when an executive, including NEOs, has not met the ownership requirements of the Executive Share Ownership Program. When the holding requirement applies, the CEO is required to hold the net shares received from stock option exercises and RSU and PSU settlements for at least three years, and the other NEOs are required to hold net shares received for at least one year. The holding requirement does not apply to unrestricted stock or to STAR awards that executives elect to take as stock options instead of cash.

Mitigation of Excessive Risk-Taking

RECOUPMENT & CLAWBACK

The C&LD Committee’s Senior Executive Officer Recoupment Policy permits the C&LD Committee to recoup or “clawback” certain STAR or long-term incentive program payments made to executives in the event of a significant restatement of financial results for any reason. This authority is in addition to the C&LD Committee’s authority under The Procter & Gamble 2019 Stock and Incentive Compensation Plan (“2019 Plan”) and prior plans to suspend or terminate any outstanding equity if the C&LD Committee determines that the participant violated certain plan provisions. Moreover, the 2019 Plan, The Procter & Gamble 2014 Stock and Incentive Compensation Plan (“2014 Plan”), and The Procter & Gamble 2009 Stock and Incentive Compensation Plan (as amended) (“2009 Plan”), each have a clawback provision that allows the Company or the C&LD Committee to recover certain proceeds from option exercises or delivery of shares if the participant violates certain plan provisions, such as taking actions that are significantly contrary to the best interests of the Company, including actions that cause harm to the Company’s reputation, stability, or goodwill.

PROHIBITION OF USE OF COMPANY STOCK IN DERIVATIVE TRANSACTIONS

The Company’s Global Insider Trading Policy prohibits NEOs from engaging in derivative transactions involving Company stock, including pledging, collars, short sales, hedging investments, and other derivative transactions. Purchases and sales of Company stock by NEOs can only be made during the approximately one-month period following a public earnings announcement or, if outside these window periods, with express permission from the Company’s Legal Division or in accordance with a previously established trading plan that meets SEC requirements.

Tax Gross-Ups

Generally, the Company does not increase payments to any employees, including NEOs, to cover non-business-related personal income taxes. However, certain expatriate allowances, relocation reimbursements, and tax equalization payments are made to employees assigned to work outside their home countries, and the Company will cover the personal income taxes due on these items in accordance with expatriate policy because there is a business purpose to their relocations. In addition, from time to time, the Company may be required to pay personal income taxes for certain separating executives hired through acquisitions in conjunction with pre-existing contractual obligations.

Employment Contracts

The C&LD Committee believes employment contracts for executives are not necessary because our executives have developed a focus on the Company’s long-term success. Moreover, the C&LD Committee does not provide

56      The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

special executive severance payments, such as golden parachutes, to the Company’s executives. In the event the Company encourages an NEO, or any other U.S. employee, to terminate employment with the Company (but not for cause), that individual may receive (but is not guaranteed) a separation allowance of up to one year’s annual salary, calculated based on years of service.

Executive Compensation Changes for FY 2023-24

The C&LD Committee made the following changes related to Executive Compensation for FY 2023-24:

•

Peer Group for Fiscal 2023-24 Compensation Decisions. In connection with its annual peer group review, in February 2023, the C&LD Committee modified the peer group used for compensation decisions by adding Thermo Fisher Scientific and McDonald’s and removing Lockheed Martin and Raytheon Technologies. The modified peer group will be used for compensation decisions in fiscal 2023-24.

•

Dodd-Frank Recoupment Policy. In June 2023, the C&LD Committee adopted a Dodd-Frank Recoupment Policy applicable to all Section 16 Officers to be effective upon the effective date of the NYSE listing standard (currently December 1, 2023). The prior Senior Executive Recoupment Policy will not apply to Section 16 Officers but will continue to apply to all other senior executives. The new policy complies with, and will be interpreted and administered in a manner consistent with, all applicable laws and regulations, including without limitation Section 303A.14 of the NYSE Listed Company Manual and Rule 10D-1 of the Securities Exchange Act of 1934, as amended.

•

PSP Change in Control Provisions. In August 2023, the C&LD Committee approved an amended Performance Stock Plan Program Summary. The updated Program Summary eliminates the single trigger vesting provision in the event of a change in control and replaces it with reference to the double trigger vesting provisions in The Procter & Gamble 2019 Stock and Incentive Compensation Plan (i.e., any assumed PSP award will vest according to the terms of the original grant unless the participant is terminated for reasons other than cause or the participant terminates employment for good reason).

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EXECUTIVE COMPENSATION

Executive Compensation

The following tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the Company for the NEOs.

Summary Compensation

The following table and footnotes provide information regarding the compensation of the NEOs for the fiscal years shown. The data for FY 2022-23 shows Mr. Moeller’s compensation in his first full fiscal year as Chairman of the Board, President and CEO, compared to the data for FY 2021-22, which reported four months of compensation as Vice Chairman and Chief Operating Officer and eight months as CEO. For FY 2020-21, Mr. Moeller spent eight months as Vice Chairman, Chief Operating Officer and Chief Financial Officer and four months as Vice Chairman and Chief Operating Officer.

FY 2022-23 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings[4] ($)	All Other Compensation[5] ($)	Total ($)

Jon R. Moeller Chairman of the Board, President, and CEO	2022-23	1,600,000	4,712,000	11,372,562	3,625,001	0	0	406,062	21,715,625
	2021-22	1,466,667	3,955,968	8,684,664	3,360,006	0	0	248,710	17,716,015
	2020-21	1,191,667	3,066,000	5,157,020	2,756,266	0	0	92,223	12,263,176

Andre Schulten Chief Financial Officer	2022–23	895,000	1,557,905	3,564,955	1,125,013	0	1,000	95,936	7,239,809
	2021–22	802,500	1,295,305	2,528,746	1,350,000	0	0	87,630	6,064,181
	2020–21	608,583	951,563	666,792	—	0	0	71,177	2,298,115

Ma. Fatima D. Francisco CEO - Baby , Feminine, and Family Care	2022-23	885,000	1,743,638	2,007,494	1,825,015	0	37,000	115,868	6,614,015
	2021-22	825,000	1,348,439	2,104,274	1,790,011	0	0	88,921	6,156,645

Shailesh Jejurikar Chief Operating Officer	2022-23	1,037,500	1,932,656	3,911,800	1,250,008	0	0	74,083	8,206,047
	2021-22	952,500	1,661,143	2,292,712	2,000,002	0	0	131,916	7,038,273
	2020-21	798,333	1,614,330	1,900,372	1,674,109	0	0	236,329	6,223,473

R. Alexandra Keith[6] CEO - Beauty	2022-23	985,000	1,270,428	2,626,813	1,455,938	0	0	300,171	6,638,350
	2021-22	885,000	996,596	4,714,986	1,428,381	0	0	323,785	8,348,748

(1)

For FY 2022-23, Bonus reflects FY 2022-23 STAR awards that will be paid on September 15, 2023. Each NEO who participated in STAR could elect to take his or her STAR award in cash, deferred compensation, or stock options. For FY 2022-23, Mr. Moeller, Mr. Schulten, Ms. Francisco and Mr. Jejurikar took their awards as 100% cash. Ms. Keith took her award as 25% cash and 75% stock options.

(2)

For FY 2022-23, Stock Awards include the grant date fair value of any PST Restoration Program awards granted in August 2022 and the PSUs granted in October 2022 under the PSP. It also includes the grant date fair value of RSUs granted in October 2022 under the LTIP Stock Grant. The amount shown is determined in accordance with FASB ASC Topic 718. For more information regarding these awards, including retention and vesting requirements and applicable performance measures, see the Compensation Discussion & Analysis. For PSP awards, which are subject to performance conditions, the value is based on the probable outcome of the conditions at grant date. The value of the PSUs assuming the highest level of performance conditions will be achieved is: Mr. Moeller, $14,500,000 ; Mr. Schulten, $4,500,000 ; Ms. Francisco, $3,650,000; Mr. Jejurikar, $5,000,000; and Ms. Keith, $3,882,500.

(3)	Option Awards for FY 2022-23 include the grant date fair value of each LTIP Stock Grant, determined in accordance with FASB ASC Topic 718.

58      The Procter & Gamble Company

EXECUTIVE COMPENSATION

We utilize an industry standard lattice-based valuation model to calculate the fair value for stock options granted. Assumptions utilized in the model, which are evaluated and revised to reflect market conditions and experience, were as follows:

Years ended June 30:	2023	2022	2021

Interest rate	3.7–4.1%	0.1–1.6%	0.1–0.7%

Weighted average interest rate	3.7%	1.5%	0.6%

Dividend yield	2.6%	2.4%	2.4%

Expected volatility	21%	19%	20%

Expected life in years	8.8	9.1	9.2

Lattice-based option valuation models incorporate ranges of assumptions for inputs and those ranges are disclosed in the preceding table. Expected volatility is based on a combination of historical volatility of our stock and implied volatilities of call options on our stock. We use historical data to estimate option exercise and employee termination patterns within the valuation model. The expected life of options granted is derived from the output of the option valuation model and represents the average period of time that options granted are expected to be outstanding. The interest rate for periods within the contractual life of the options is based on the U.S. Treasury yield curve in effect at the time of grant. For information on the valuation assumptions with respect to grants made in prior fiscal years, please see the corresponding note to the Consolidated Financial Statements contained in the Company’s Annual Report for the respective fiscal year. For more information regarding these awards, including retention and vesting requirements and applicable performance measures, see the Compensation Discussion & Analysis.

(4)

This column reflects aggregate changes in the actuarial present value of Mr. Schulten’s, Ms. Francisco’s, and Mr. Jejurikar’s pension benefits under The Procter & Gamble Company Global IRA (the “IRA”), and Mr. Schulten’s pension benefits under The Procter & Gamble Pension Plan (Germany). The amount for Mr. Jejurikar was $(746,000) and is not included in the Summary Compensation Table. None of the other NEOs participates in a pension plan. None of the NEOs had above-market earnings on deferred compensation.

(5)	Please see the table below for information on the numbers that comprise the All Other Compensation column.

(6)	Ms. Keith’s salary was converted to and paid in Swiss francs using a Bloomberg monthly spot rate representing the average of the buy and sell rates for the month.

ALL OTHER COMPENSATION

Name and Principal Position	Year	Retirement Plan Contributions[i] ($)	Executive Group Life Insuranceii ($)	Flexible Compensation Program Contributionsiii ($)	Expatriate, Relocation and Tax Equalization Paymentsiv ($)	Executive Benefits[v] ($)	Total ($)

Jon R. Moeller Chairman of the Board, President, and CEO	2022-23	74,791	25,878	5,950	0	299,443	406,062
	2021-22	68,917	21,063	5,750	0	152,981	248,710
	2020-21	64,088	13,985	5,650	0	8,500	92,223

Andre Schulten Chief Financial Officer	2022-23	74,791	5,620	5,225	0	10,300	95,936
	2021-22	68,917	4,101	4,313	0	10,300	87,630
	2020-21	64,088	1,926	4,238	0	925	71,177

Ma. Fatima D. Francisco CEO - Baby, Feminine, and Family Care	2022-23	74,791	7,108	5,950	2,496	25,522	115,868
	2021-22	68,917	5,754	5,750	0	8,500	88,921

Shailesh Jejurikar Chief Operating Officer	2022-23	40,701	11,017	5,950	5,032	11,383	74,083
	2021-22	37,888	8,386	5,750	69,555	10,337	131,916
	2020-21	35,482	6,105	5,650	174,199	14,893	236,329

R. Alexandra Keith CEO - Beauty	2022-23	74,791	7,834	5,950	200,715	10,881	300,171
	2021-22	68,917	6,136	5,750	231,310	11,673	323,785

i.

Amounts contributed by the Company pursuant to the PST, a qualified defined contribution plan providing retirement benefits for U.S.-based employees. NEOs also receive contributions in the form of RSU grants pursuant to the PST Restoration Program, a nonqualified defined contribution plan. These RSU awards are included in the Stock Awards column of the Summary Compensation Table.

ii.

Under the Executive Group Life Insurance Program (“EGLIP”), which was closed to new participants in 2013, the Company provides key executives life insurance coverage equal to salary plus their STAR target up to a maximum of $5,000,000. These policies are owned by the

2023 Proxy Statement      59

EXECUTIVE COMPENSATION

Company. Because premium payments are returned to the Company when the benefit is paid out, we believe the annual premiums paid by the Company overstate the Company’s true cost of providing this life insurance benefit. Accordingly, the amounts shown in the table are an average based on Internal Revenue Service tables used to value the term cost of such coverage for calendar year 2022 and calendar year 2023, which reflect what it would cost the executive to obtain the same coverage in a term life insurance policy. The average of the two calendar years was used because fiscal year data is not available. The average of the dollar value of the premiums actually paid by the Company in calendar years 2022 and 2023 under these policies were as follows: Mr. Moeller, $236,350, Mr. Schulten, $51,762, Ms. Francisco, $58,648, Mr. Jejurikar, $51,033, and Ms. Keith, $49,065. This program is in addition to any other Company-provided group life insurance in which an NEO may enroll that is also available to all employees on the same basis.

iii.

Flexible Compensation Program Contributions are given in the form of credits to pay for coverage in a number of benefit plans including, but not limited to, medical insurance and additional life insurance. Employees may also receive unused credits as cash. Credits are earned based on PST years of service.

iv.

The Company provides assistance to certain employees, including NEOs, related to expenses incurred in connection with expatriate assignments and Company-required relocations. Amounts for Ms. Francisco and Mr. Jejurikar reflect tax preparation assistance. Ms. Keith’s payment for expatriate assignment expenses resulted from her assignment in Switzerland, which included a housing allowance and related support of $85,893; cost of living adjustments of $33,135; a travel allowance of $1,531; relocation-related expenses of $3,510; and tax preparation cost of $12,428. Expenses were paid in Swiss francs and converted to U.S. dollars using a Bloomberg monthly spot rate representing the average of the buy and sell rates for the month. Additionally, Ms. Keith’s amount includes $64,218 for tax equalization payments made by the Company to cover incremental taxes required in connection with her expatriate assignment.

v.

In addition, all NEOs are entitled to the following personal benefits: financial counseling (including tax preparation), an annual physical examination, occasional use of a Company car, secure workplace parking, and home security and monitoring. The costs associated with home security and monitoring for Mr. Moeller were $53,639. While Company aircraft is generally used for Company business only, the CEO is required by the Board to use Company aircraft for all air travel, including personal travel, pursuant to the Company’s executive security requirements established by the Board of Directors. While traveling on Company aircraft, the CEO may bring a limited number of guests (spouse, family member, or similar guest) to accompany him. The aggregate incremental aircraft usage costs associated with Mr. Moeller’s personal use of the Company aircraft during FY 2022-23 was $232,571. Subject to the approval of the CHRO, certain executives are permitted to use the Company aircraft for travel to outside board meetings, if any, and, if the Company aircraft is already scheduled for business purposes and can accommodate additional passengers, may use it for personal travel and guest accompaniment; Ms. Francisco used this benefit on one occasion in FY 2022-23. The incremental costs to the Company for these benefits, other than use of Company aircraft, are the actual costs or charges incurred by the Company for the benefits. The incremental cost to the Company for use of the Company aircraft is calculated by using an hourly rate for each flight hour. The hourly rate is based on the incremental variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, and fees, including flight planning, ground handling, and landing permits. For any flights that involved mixed personal and business usage, any personal usage hours that exceed the business usage are utilized to determine the incremental cost to the Company.

60      The Procter & Gamble Company

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table and footnotes provide information regarding grants of equity under Company plans made to the NEOs during FY 2022-23.

Grants of Plan-Based Awards

Name/Plan Name	Grant Date[1]	Compensation & Leadership Development Committee Action Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[2] ($ per share)	Grant Date Fair Value of Stock and Option Awards[3] ($)
			Threshold (#)	Target (#)	Maximum (#)

Jon R. Moeller

LTIP Options[4]	10/03/2022	08/09/2022					122,095	128.51	3,625,001

LTIP RSUs[5]	10/03/2022	08/09/2022				28,208			3,625,010

PSUs[6]	10/03/2022	08/09/2022	0	56,416	112,832				7,466,093

PST Restoration RSUs[7]	08/04/2022	06/14/2022				1,968			281,459

Andre Schulten

LTIP Options[4]	10/03/2022	08/09/2022					37,892	128.51	1,125,013

LTIP RSUs[5]	10/03/2022	08/09/2022				8,755			1,125,105

PSUs[6]	10/03/2022	08/09/2022	0	17,509	35,018				2,317,141

PST Restoration RSUs[7]	08/04/2022	06/14/2022				858			122,709

STAR Stock Options[8]	09/15/2022	08/09/2022					44,149	137.44	1,295,332

Ma. Fatima D. Francisco

LTIP Options[4]	10/03/2022	08/09/2022					61,469	128.51	1,825,015

PSUs[6]	10/03/2022	08/09/2022	0	14,202	28,404				1,879,493

PST Restoration RSUs[7]	08/04/2022	06/14/2022				895			128,001

Shailesh Jejurikar

LTIP Options[4]	10/03/2022	08/09/2022					42,102	128.51	1,250,008

LTIP RSUs[5]	10/03/2022	08/09/2022				9,727			1,250,017

PSUs[6]	10/03/2022	08/09/2022	0	19,454	38,908				2,574,542

PST Restoration RSUs[7]	08/04/2022	06/14/2022				610			87,241

STAR Stock Options[8]	09/15/2022	08/09/2022					56,618	137.44	1,661,172

R. Alexandra Keith

LTIP Options[4]	10/03/2022	08/09/2022					49,038	128.51	1,455,938

LTIP RSUs[5]	10/03/2022	08/09/2022				3,777			485,382

PSUs[6]	10/03/2022	08/09/2022	0	15,106	30,212				1,999,128

PST Restoration RSUs[7]	08/04/2022	06/14/2022				995			142,303

STAR Stock Options[8]	09/15/2022	08/09/2022					33,968	137.44	996,621

(1)	Grant dates for annual equity awards are consistent from year to year.

(2)	The options granted were awarded using the closing price of the Company stock on the date of the grant.

(3)

This column reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718. For stock awards, the actual amount paid will be based on the stock price on the delivery date. For options, the actual amount paid will be determined by multiplying the number of shares acquired by the difference between the market price of the Company’s common stock upon exercise and the grant price of the options.

(4)

These options are wholly forfeitable until the earlier of October 1, 2025 or retirement eligibility, and will expire on October 1, 2032. For the retirement eligible NEOs (Mr. Moeller, Mr. Jejurikar and Ms. Keith), the award becomes non-forfeitable after the first year anniversary of grant. Prior to the first year anniversary of grant, the award will become non-forfeitable on a pro-rata basis using the number of days worked that year.

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EXECUTIVE COMPENSATION

(5)

These RSUs are wholly forfeitable until the earlier of October 1, 2025 or retirement eligibility. For the retirement eligible NEOs (Mr. Moeller, Mr. Jejurikar and Ms. Keith), the award becomes non-forfeitable after the first year anniversary of the grant. Prior to the first year anniversary of grant, the award will become non-forfeitable on a pro-rata basis using the number of days worked that year. These RSUs accumulate dividend equivalents at the same rate as dividends paid on common stock.

(6)

For awards granted under the Performance Stock Program, see page 48 of the Compensation Discussion & Analysis for applicable performance measures. These PSUs are wholly forfeitable until the earlier of June 30, 2025 or retirement eligibility, and will deliver in shares in August 2025 unless elected otherwise by the NEO, subject to applicable tax rules and regulations. For the retirement eligible NEOs (Mr. Moeller, Mr. Jejurikar and Ms. Keith), the award becomes non-forfeitable after the first year anniversary of the grant. Prior to the first year anniversary of grant, the award will become non-forfeitable on a pro-rata basis using the number of days worked that year. These units accumulate dividend equivalents at the same rate as dividends paid on common stock.

(7)

For awards granted under the PST Restoration Program, dividend equivalents are earned at the same rate as dividends paid on common stock. These units will deliver in shares one year following retirement unless elected otherwise by the NEO, subject to applicable tax rules and regulations.

(8)

These options are nonforfeitable, will become exercisable on September 15, 2025, and will expire on September 15, 2032. These options reflect payment of the FY 2021-22 STAR award, which was previously included in the Bonus column of the Summary Compensation Table in the 2022 Proxy Statement.

62      The Procter & Gamble Company

EXECUTIVE COMPENSATION

Outstanding Equity at Fiscal Year End

The following table and footnotes provide information regarding unexercised stock options and stock awards that have not yet vested as of the end of FY 2022-23.

OUTSTANDING EQUITY AT FISCAL YEAR-END TABLE

		Option Awards				Stock Awards

Name/ Plan Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1] (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)

Jon R. Moeller

LTIP	02/28/2019	160,153		98.55	02/28/2029

LTIP	02/28/2020	173,268		113.23	02/28/2030

LTIP	10/01/2020		129,890	139.24	10/01/2030

LTIP	10/01/2021		154,839	139.58	10/01/2031

PSP	10/01/2021							41,863	6,352,292

LTIP	10/03/2022		122,095	128.51	10/01/2031	7,095	1,076,626

PSP	10/03/2022							57,499	8,725,050

Andre Schulten

Key Manager	02/27/2015	18,095		85.13	02/27/2025

Key Manager	02/29/2016	22,203		80.29	02/27/2026

LTIP	02/28/2017	33,624		91.07	02/26/2027

LTIP	02/28/2018	30,677		78.52	02/28/2028

LTIP	10/01/2020					3,512	532,890

LTIP	10/01/2021		62,212	139.58	10/01/2031	3,364	510,447

PSP	10/01/2021							13,456	2,041,813

STAR	09/15/2022		44,149	137.44	09/15/2032

LTIP	10/03/2022		37,892	128.51	10/01/2032	8,923	1,353,997

PSP	10/03/2022							17,845	2,707,952

Ma. Fatima D. Francisco

LTIP	02/28/2017	94,289		91.07	02/26/2027

LTIP	02/28/2018	90,323		78.52	02/28/2028

LTIP	02/28/2019	98,522		98.55	02/28/2029

LTIP	02/28/2020	100,456		113.23	02/28/2030

LTIP	10/01/2020		74,908	139.24	10/01/2030

LTIP	10/01/2021		82,489	139.58	10/01/2031

PSP	10/01/2021							13,382	2,030,585

LTIP	10/03/2022		61,469	128.51	10/01/2032

PSP	10/03/2022							14,475	2,196,437

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AT FISCAL YEAR-END TABLE

		Option Awards				Stock Awards

Name/ Plan Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1] (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)

Shailesh Jejurikar

Key Manager	02/29/2016	31,275		80.29	02/27/2026

LTIP	02/28/2017	94,289		91.07	02/26/2027

LTIP	02/28/2018	105,170		78.52	02/28/2028

LTIP	02/28/2019	105,559		98.55	02/28/2029

LTIP	02/28/2020	110,501		113.23	02/28/2030

STAR	09/15/2020		71,780	138.63	09/13/2030

LTIP	10/01/2020		78,893	139.24	10/01/2030

STAR	09/15/2021		75,791	145.12	09/15/2031

LTIP	10/01/2021		92,166	139.58	10/01/2031

PSP	10/01/2021							14,951	2,268,816

STAR	09/15/2022		56,618	137.44	09/15/2032

LTIP	10/03/2022		42,102	128.51	10/01/2032	2,447	371,363

PSP	10/03/2022							19,828	3,008,701

R. Alexandra Keith

LTIP	02/28/2019	19,661		98.55	02/28/2029

LTIP	02/28/2020	28,038		113.23	02/28/2030

STAR	09/15/2020		29,790	138.63	09/13/2030

LTIP	10/01/2020		60,053	139.24	10/01/2030

Special Award	08/02/2021					14,710	2,232,095

LTIP	10/01/2021		65,824	139.58	10/01/2031

PSP	10/01/2021							14,237	2,160,474

STAR	09/15/2022		33,968	137.44	09/15/2032

LTIP	10/03/2022		49,038	128.51	10/01/2032	962	146,032

PSP	10/03/2022							15,396	2,336,341

64      The Procter & Gamble Company

EXECUTIVE COMPENSATION

(1)	The following provides details regarding the vesting date for each of the option grants included in the table. The Vest Date indicates the date the options become exercisable.

Option Awards

Grant Date	Vest Date	Grant Date	Vest Date

02/27/2015	02/27/2018	09/15/2020	09/15/2023

09/15/2016	09/15/2019	10/01/2020	09/29/2023

09/15/2017	09/15/2020	09/15/2021	09/13/2024

09/14/2018	09/14/2021	10/01/2021	10/01/2024

02/28/2019	02/28/2022	09/15/2022	09/15/2025

02/28/2020	02/28/2023	10/03/2022	10/01/2025

(2)

The following provides details regarding the vesting date for PSU and RSU holdings included in the table. The Vest Date for PSUs indicates the date the award is earned. The PSU awards are delivered in shares in August following the date the award is earned after the board certifies payout results. The Vest Date for RSUs indicates the date of vesting listed in the award agreement. For Mr. Moeller, Mr. Jejurikar, and Ms. Keith, the amount of RSUs reflected in the table above includes the 25% of the RSU award granted on 10/3/2022 that has not yet become non-forfeitable. The remaining 75% became non-forfeitable pro rata through June 30, 2023 because Mr. Moeller, Mr. Jejurikar, and Ms. Keith are retirement eligible. Ms. Keith’s special equity award remains forfeitable until the vesting dates.

Stock Awards

Award Type	Grant Date	Vest Date

LTIP RSUs	10/01/2020	09/29/2023

LTIP RSUs	10/01/2021	10/01/2024

LTIP RSUs	10/03/2022	10/01/2025

RSUs	08/02/2021	50% - 08/02/2024 50% - 08/03/2026

PSP PSUs	10/01/2021	06/30/2024

PSP PSUs	10/03/2022	06/30/2025

(3)	The Market Value of PSUs or RSUs that have not vested was determined by multiplying the closing market price of Company stock on June 30, 2023 ($151.74) by the number of PSUs or RSUs, respectively.

2023 Proxy Statement      65

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock option exercises and stock vestings during FY 2022-23 for the NEOs.

OPTION EXERCISES AND STOCK VESTED
	Option Awards			Stock Awards

Name/ Plan Name	Option Grant Date	Number of Shares Acquired on Exercise[1] (#)	Value Realized on Exercise[2] ($)	Stock Award Grant Date	Number of Shares Acquired on Vesting[3] (#)	Value Realized on Vesting[4] ($)

Jon R. Moeller[5]

LTIP	02/28/2018	169,365	11,523,920

PSP 2020-2023				10/01/2020	42,313	6,420,575

LTIP				10/01/2021	4,054	511,823

PST Restoration				08/04/2022	1,968	281,459

LTIP				10/03/2022	21,286	3,229,875

Andre Schulten

Key Manager	02/28/2014	17,220	1,319,224

LTIP				02/28/2020	4,349	599,879

PSP 2020-2023				10/01/2020	1,757	266,607

PST Restoration				08/04/2022	858	122,709

Ma. Fatima D. Francisco

Key Manager	02/27/2015	17,975	1,130,168

Key Manager	02/29/2016	58,538	4,045,824

PSP 2020-2023				10/01/2020	18,302	2,777,145

PST Restoration				08/04/2022	895	128,001

Shailesh Jejurikar[5]

Key Manager	02/29/2016	31,000	2,347,940

PSP 2020-2023				10/01/2020	19,276	2,924,940

PST Restoration				08/04/2022	610	87,241

LTIP				10/03/2022	7,342	1,114,090

R. Alexandra Keith[6]

LTIP	02/28/2018	26,293	1,549,184

LTIP	02/28/2019	7,675	298,481

LTIP				02/28/2020	12,111	1,696,146

LTIP				10/01/2020	3,261	456,662

LTIP				10/01/2021	3,560	498,594

LTIP				10/03/2022	2,887	438,097

PSP 2020-2023				10/01/2020	19,563	2,968,490

PST Restoration				08/04/2022	995	142,303

(1)	The Number of Shares Acquired on Exercise is the gross number of shares acquired.

(2)

The Value Realized on Exercise was determined by multiplying the number of shares acquired by the difference between the market price of the Company’s common stock upon exercise and the grant price of the options.

(3)

Number of Shares Acquired on Vesting is the gross number of shares acquired or deemed non-forfeitable. Please see footnote 2 in the Outstanding Equity at Fiscal Year-End Table for the definition of vesting for Stock Awards.

66      The Procter & Gamble Company

EXECUTIVE COMPENSATION

(4)

Value Realized on Vesting was determined by multiplying the number of shares acquired by the actual market price obtained or, in the absence of a broker transaction, value was determined by the closing price on the vesting date. The value of PSUs was determined by multiplying the closing market price of Company stock on June 30, 2023 ($151.74) by the number of PSUs. The market value of the PSUs does not include a final payment of dividend equivalents on the PSUs, which took place on August 15, 2023, prior to delivery in shares.

(5)

Mr. Moeller is retirement eligible and therefore 25% of his October 2021 LTIP RSU became non-forfeitable on October 1, 2022, and 75% of his October 2022 LTIP RSU grant became non-forfeitable on June 30, 2023. Mr. Jejurikar is also retirement eligible and 75% of his October 2022 LTIP RSU grant became non-forfeitable on June 30, 2023.

(6)

Ms. Keith became retirement eligible in February 2023, and her October 2020 LTIP RSU and October 2021 LTIP RSU became non-forfeitable on that date. In addition, on June 30, 2023, 75% of her October 2022 LTIP RSU grant became non-forfeitable.

Pension Benefits

The following table and footnotes provide information regarding the Company’s pension plans for Mr. Schulten, Ms. Francisco and Mr. Jejurikar as of the end of FY 2022-23. None of the other NEOs had any such arrangements with the Company.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit[2] ($)	Payments During Last Fiscal Year ($)

Andre Schulten	The Procter & Gamble Company Global IRA	8 years, 9 months	1,555,000

	The Procter & Gamble Pension Fund (Germany)	8 years, 9 months	190,000

Ma. Fatima D. Francisco	The Procter & Gamble Company Global IRA	13 years, 3 months	2,525,000

Shailesh Jejurikar	The Procter & Gamble Company Global IRA	23 years, 5 months	4,025,000

(1)

Numbers in this column are computed as of the same pension plan measurement date used for financial statement reporting purposes for the Company’s audited financial statements as found in Note 8 to the Consolidated Financial Statements contained in the Company’s 2023 Annual Report on Form 10-K.

(2)

The following provides the assumptions used in each plan to calculate present value under SEC rules. The actual calculation of the benefit at the time of retirement may vary according to the terms of the Global IRA and the German Pension Plan at the time:

Assumptions	Global IRA	German Pension Plan

Retirement Age	60	65

Discount Rate	5.23%	3.56%

Salary Increase Rate	3.50%	N/A

Pension Increase Rate	N/A	2.15%

Pre-Retirement Decrements	None	None

Post-Retirement Mortality Table	Pri-2012 using MP-2021 Projection Scale Blended	Heubeck 2018 G

The following exchange rates as of June 30, 2023, were used to calculate the present-day lump sum value of certain benefits earned while working in previous home countries (as described in The Procter & Gamble Global International Retirement Arrangement Plan (“Global IRA”) section below): (1)US$ 1.08730 : Euro €1.00000; (2)US$ 0.01808 : Philippine Peso 1.00000; (3)US$ 0.01267 : Indian Rupee INR 1.00000; and (4) US$0.73768 : SGD1.00000.

2023 Proxy Statement      67

EXECUTIVE COMPENSATION

The Procter & Gamble Global International Retirement Arrangement Plan (“Global IRA”)

The Global IRA is designed to provide a supplemental retirement benefit to certain employees who permanently transfer from one country to another country during the course of their employment with the Company. The Global IRA is an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The benefit is intended to provide a supplement to mitigate any adverse impact to total pension value caused by moving between home countries. The program is closed to new participants. To calculate the Global IRA benefit, first a Global IRA target is calculated using the following formula:

The Global IRA target is converted to a present-day lump sum amount using actuarial factors. This lump sum amount is reduced by the present-day lump sum value of certain benefits earned while working in previous home countries (such as Company-provided and government-provided pension benefits), as well as other actuarial factors and assumptions, which may change from time to time. The reduced lump sum amount is the Global IRA benefit.

The Procter & Gamble Pension Fund (Germany) (“German Pension Plan”)

The German Pension Plan is a defined benefit plan for Germany-based employees hired after December 31, 1991. The German Pension Plan provides for post-retirement payments based on the employee’s pensionable income and years of service at the time of retirement.

Pensionable Income under the plan is the 36-month average of base salary plus additional 13th and 14th month salaries. For each year of credited service, the pension benefit is calculated as follows:

•	.5% x Pensionable Income below the 36th month average of statutory social security contribution ceiling (“SSCC”), plus

•	1.5% x Pensionable Income above the 36th month average SSCC

The benefit begins to pay out at retirement, and the normal retirement age for the plan is 65. There is a surviving spouse benefit (60%) and an orphan benefit (20%) under the plan. Pension payments are checked every third year against the development of the German cost of living index and are increased appropriately according to German law.

68      The Procter & Gamble Company

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table and footnotes provide information regarding the Company’s non-tax-qualified defined contribution and deferred compensation plans for each of the NEOs for FY 2022-23. For a complete understanding of the table and the footnotes, please read the narrative that follows the table.

Nonqualified Deferred Compensation Table

Name	Plan Name	Aggregate Balance at FYE ‘22 (6/30/22) ($)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals or Distributions ($)		Aggregate Balance at FYE ‘23 (6/30/23) ($)

Jon R. Moeller	Employee Stock and Incentive Compensation Plan[2]	3,745,010	—	3,741,699	[3]	359,388	1,263,696	[4]	6,582,400	[5]

	PST Restoration Program	3,882,601	—	281,459	[6]	341,425	21,301		4,484,185	[7]

Andre Schulten	International Retirement Plan	1,046,050	—	—		85,989	—		1,132,039

	PST Restoration Program	215,029	—	122,709	[6]	27,388	9,064		356,062	[8]

Ma. Fatima D. Francisco	Executive Deferred Compensation Plan	4,624,446	1,259,400	—		546,124	—		6,429,970	[9]

	PST Restoration Program	740,517	—	128,001	[6]	71,025	8,762		930,781	[10]

Shailesh Jejurikar	Employee Stock and Incentive Compensation Plan[2]	—	—	1,114,090	[11]	—	—		1,114,090

	PST Restoration Program	474,462	—	87,241	[6]	45,905	6,496		601,112	[12]

	Executive Deferred Compensation Plan	443,839	—	—		86,898			530,737

R. Alexandra Keith	Employee Stock and Incentive Compensation Plan[2]	—	—	1,393,353	[13]	79,735	—		1,473,088	[14]

	PST Restoration Program	1,075,108	—	142,303	[6]	99,521	14,503		1,302,429	[15]

(1)	Because none of the amounts included in this column are above-market earnings under SEC reporting rules, they are not reflected in the Summary Compensation Table.

(2)	Amounts shown include awards granted under the terms of either the 2009 Plan, the 2014 Plan, or the 2019 Plan, depending on which plan was in effect at the time the NEO elected to defer the award.

(3)

Total reflects 25% of the 2021 LTIP RSU grant and 75% of the 2022 LTIP RSU grant (less taxes paid on the grant at the end of calendar year 2022) which became nonforfeitable pro rata because the NEO is retirement eligible. The 2022 LTIP RSU grant is also reported in the Summary Compensation Table, while the 2021 LTIP RSU grant was reported in last year’s Summary Compensation Table.

(4)	Total reflects the delivery of a 2020 LTIP grant, and taxes withheld on prior grants.

(5)	Total includes $4,034,005 previously reported in Summary Compensation Tables for prior years.

(6)	Total reflects registrant contributions in the form of RSUs pursuant to the PST Restoration Program, 100% of which are also reported in the Stock Awards column on the Summary Compensation Table.

(7)	Total includes $1,774,672 previously reported in Summary Compensation Tables for prior years.

(8)	Total includes $114,373 previously reported in Summary Compensation Tables for prior years.

(9)	Total includes $1,247,954 previously reported in the Summary Compensation Tables for prior years.

(10)	Total includes $109,858 previously reported in the Summary Compensation Tables for prior years.

(11)

Total reflects 75% of the 2022 LTIP RSU grant (less taxes paid on the grant at the end of calendar year 2022) which became nonforfeitable pro rata because the NEO is retirement eligible. The 2022 LTIP RSU grant is also reported in the Summary Compensation Table.

(12)	Total includes $119,939 previously reported in the Summary Compensation Tables for prior years.

2023 Proxy Statement      69

EXECUTIVE COMPENSATION

(13)

Ms. Keith became retirement eligible February 2023, and her October 2020 LTIP RSU and October 2021 LTIP RSU became non-forfeitable. In addition, on June 30, 2023, 75% of her October 2022 LTIP RSU grant was non-forfeitable. This award is reported in the Summary Compensation Table.

(14)	Total includes $476,247 previously reported in the Summary Compensation Tables for prior years.

(15)	Total includes $116,581 previously reported in the Summary Compensation Tables for prior years.

The NEOs are eligible to participate in EDCP. Under EDCP, a participant may defer up to 75% of base salary and up to 100% of the STAR award. Amounts may be deferred for a minimum of one year or until termination of employment. Payments that commence upon retirement, death, or disability may be taken in a lump sum or installments (over a maximum period of ten years). All other payments under the plan are paid as a lump sum.

Amounts deferred under the EDCP are credited with market earnings based on the same fund choices available to all employees under The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, one of the Company’s tax-qualified plans, with the exception of P&G stock, which is not offered as an investment option in the EDCP. Participants may change fund choices on a daily basis.

LTIP grants made in the form of RSUs that become non-forfeitable prior to delivery due to the NEO being retirement eligible are included in the aggregate balance as deferred compensation awards under an employee stock and incentive compensation plan. Participants may also defer delivery of incentive awards earned under the PSP program and its predecessors by electing to receive RSUs with deferred delivery. The RSUs are governed by the employee stock and incentive compensation plan that was in effect at the time the award was granted. Similarly, other special equity awards that were deferred by an NEO are included in the aggregate balance for amounts deferred under an employee stock and incentive compensation plan.

As described on page 52 of this proxy statement, federal tax rules limit the size of contributions that can be made to individuals pursuant to tax-qualified defined contribution plans like the PST. To account for these limitations, the Company utilizes the PST Restoration Program to make an additional annual contribution in the form of RSUs.

Similar to the PST, these RSUs become non-forfeitable once an executive has at least five years of service. The default form of payment is a lump sum distribution one year after retirement, or the executive can elect to defer the lump sum to six or eleven years after retirement or to commence ten annual installments at six or eleven years after retirement. Generally, executives have until retirement to change a previous deferral election, with any such deferral elections or changes to deferral elections made in compliance with Section 409A of the Internal Revenue Code. These RSUs earn dividend equivalents at the same rate as dividends on Common Stock. The dividend equivalents accrue in the form of additional RSUs each quarter and are credited to the executive’s holdings. The value of each RSU may increase or decrease over time as the value is tied to the price of the Common Stock. Finally, NEOs may convert certain of their PST Restoration Program RSUs into notional cash with the same investment choices as those available under the EDCP.

The Company’s IRP is designed to provide retirement benefits for employees whose participation in retirement plans in their home countries has been suspended because they are on assignments outside of that country. Under the IRP, the Company makes an annual contribution for each participant equal to the contribution that would have been made under the participant’s home country retirement plan had the participant remained in that country and eligible to participate in that plan.

Historically, Company contributions to the IRP were placed into one of several investment vehicles available within the IRP, at each participant’s election. Participants in the U.S. receive their contributions in RSUs. These contributions vest according to the terms and conditions of the participant’s home country retirement plan. Upon retirement from the Company, participants must elect to receive distributions from the IRP Trust in one of four ways: (1) fixed-income annuity, (2) variable annuity, (3) lump sum, or (4) annual installments (over a maximum of 15 years).

Amounts the NEOs defer under any of the above-mentioned plans that are scheduled to be paid after termination of employment must be held by the Company for a minimum of six months in order to comply with Section 409A of the Internal Revenue Code.

70      The Procter & Gamble Company

EXECUTIVE COMPENSATION

Payments upon Termination or Change in Control

The Company does not have any employment contracts with its NEOs that require severance payments upon termination of their employment. The only situation in which a separation allowance may be paid is if an employee is encouraged to separate from the Company. Certain elements of compensation are, however, treated differently depending upon the specific circumstances of an NEO’s separation.

KEY COMPENSATION PROGRAMS

The following table describes the general treatment of compensation under the Company’s key programs under various separation scenarios for all Company employees, including the NEOs.

Compensation Element	Voluntary Separation or Termination for Cause	Written Separation Agreement	Retirement or Disability	Change in Control	Death

Separation Allowance	None	Company has discretion to pay up to 1 times salary.	None	None	None

STAR	No acceleration of awards. Eligible for award only if employed for the entire fiscal year.	No acceleration of awards. Prorated payment based on time worked.	No acceleration of awards. Prorated payment based on time worked.	No acceleration of awards. Prorated payment based on time worked.	No acceleration of awards. Prorated payment based on time worked.

LTIP Stock Grants	All outstanding awards forfeited at separation.

No acceleration of option vesting or RSU delivery.

Prior to the first year anniversary of grant, the award will be prorated based on the number of days worked that year.

After first year anniversary of grant, all awards are retained subject to original terms.

No acceleration of option vesting or RSU delivery.

Prior to the first year anniversary of grant, the award will be prorated based on the number of days worked that year.

After first year anniversary of grant, all awards are retained subject to original terms.

				For awards granted under the 2009, 2014, and 2019 plans, vesting only accelerated if awards not assumed, unless termination without cause or resignation with “good reason.”	Vesting accelerated for all awards.

PSP Grants	All outstanding awards forfeited at separation.

No acceleration of payment.

Prior to the first year anniversary of grant, the award will be prorated based on the number of days worked that year.

After first year anniversary of grant, all awards are retained subject to original terms.

No acceleration of payment.

Prior to the first year anniversary of grant, the award will be prorated based on the number of days worked that year.

After first year anniversary of grant, all awards are retained subject to original terms.

				Awards paid out at target at time of Change in Control. See page 57 for a description of the change in this provision effective FY 2023-24.	No acceleration of payment. All awards are retained and settled subject to original terms.

Special Equity Awards	Unvested awards are forfeited at separation.	Unvested awards are forfeited at separation unless otherwise specified by the CHRO as authorized by the C&LD Committee.	Unvested awards are forfeited at separation unless otherwise specified by the CHRO as authorized by the C&LD Committee.	Vesting only accelerated and award paid at time of the Change in Control if awards not assumed, unless termination without cause or resignation with “good reason.”	Vesting accelerated and award paid at time of death.

2023 Proxy Statement      71

EXECUTIVE COMPENSATION

All equity awards listed above are governed by the employee stock plan under which the award was granted. The scenarios described above assume that former employees comply with the terms and conditions of the applicable employee stock plan, including compliance with the Company’s Purpose, Values, and Principles and restrictions on competing with the Company following termination of employment. Failure to comply with either of these provisions can result in forfeiture and/or cancellation of outstanding equity awards.

RETIREMENT PLANS AND OTHER DEFERRED COMPENSATION

The retirement plans in which the NEOs participate do not discriminate in scope, terms, or operation for NEOs versus all other participants. All NEOs who participate are fully vested in the PST and will retain all shares upon termination of employment regardless of reason. PST Restoration and IRP RSUs become non-forfeitable after five years of service. All NEOs are beyond their fifth anniversary date.

Salary and STAR bonuses deferred under EDCP, have been earned and therefore are retained upon termination for any reason. Similarly, amounts deferred under the PSP have been earned and are retained upon termination for any reason. Vested amounts related to deferred compensation plans are not included in the following table because they are reported in the Nonqualified Deferred Compensation Table on page 69 of this proxy statement.

EXECUTIVE BENEFITS

•	Executive Group Life Insurance — Benefits are retained if employee is eligible for early retirement.

•	Unused Vacation — Employee is entitled to lump sum payment equal to value of accrued, but unused, vacation days.

•	Other Programs — In most cases, participation ends on the last day worked, unless otherwise agreed to by the C&LD Committee.

EXPATRIATE AND RELOCATION PROGRAM

If an employee’s expatriate assignment terminates for any reason, the Company would pay for relocation to the home country and would cover future taxes due related to the expatriate assignment.

72      The Procter & Gamble Company

EXECUTIVE COMPENSATION

Estimated Post-Employment Treatment of Compensation and Benefits

The following table and footnotes quantify the treatment of compensation or value of benefits that each NEO would receive under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company. The amounts shown assume the event that triggered the treatment occurred on June 30, 2023. Mr. Schulten and Ms. Francisco are not retirement eligible, and therefore the amounts in the Retirement or Disability column reflect disability.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Voluntary Separation or Termination for Cause ($)	Written Separation Agreement ($)	Retirement or Disability ($)	Change in Control ($)	Death ($)

Jon R. Moeller

Salary	0	1,600,000	0	0	0

STAR[1]	0	0	0	0	0

Long-Term Incentive Program[2]	0	6,710,293	6,710,293	7,419,360	7,419,360

PSP[3]	0	12,896,080	12,896,080	15,077,342	15,077,342

Executive Group Life Insurance	0	0	0	0	4,800,000

Total	0	21,206,372	19,606,372	22,496,702	27,296,702

Andre Schulten

Salary	0	920,000	0	0	0

STAR[1]	0	0	0	0	631,331

Long-Term Incentive Program[2]	0	3,814,005	3,814,005	4,034,062	4,034,062

PSP[3]	0	4,072,777	4,072,777	4,749,765	4,749,765

Executive Group Life Insurance	0	0	0	0	1,978,000

Total	0	8,806,782	7,886,782	8,783,827	11,393,158

Ma. Fatima D. Francisco

Salary	0	900,000	0	0	0

STAR[1]	0	0	0	0	0

Long-Term Incentive Program[2]	0	3,010,360	3,010,360	3,367,341	3,367,341

PSP[3]	0	3,677,913	3,677,913	4,227,022	4,227,022

Executive Group Life Insurance	0	0	0	0	1,890,000

Total	0	7,588,273	6,688,273	7,594,363	9,484,363

Shailesh Jejurikar

Salary	0	1,050,000	0	0	0

STAR[1]	0	0	0	0	2,252,409

Long-Term Incentive Program[2]	0	3,211,787	3,211,787	3,456,294	3,456,294

PSP[3]	0	4,525,342	4,525,342	5,277,517	5,277,517

Executive Group Life Insurance	0	0	0	0	2,362,500

Total	0	8,787,129	7,737,129	8,733,811	13,348,720

2023 Proxy Statement      73

EXECUTIVE COMPENSATION

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Voluntary Separation or Termination for Cause ($)	Written Separation Agreement ($)	Retirement or Disability ($)	Change in Control ($)	Death ($)

R. Alexandra Keith

Salary	0	1,010,000	0	0	0

STAR[1]	0	0	0	0	876,289

Long-Term Incentive Program[2]	0	2,551,480	2,551,480	2,836,268	2,836,268

PSP[3]	0	3,912,730	3,912,730	4,496,815	4,496,815

Special Equity Awards[4]	0	0	2,232,095	2,232,095	2,232,095

Executive Group Life Insurance	0	0	0	0	2,121,000

Total	0	7,474,210	8,696,305	9,565,178	12,562,467

(1)

STAR awards previously elected in stock options would vest and become exercisable immediately upon death. No other amounts are included for STAR because the NEO would be entitled to the same payment whether or not separation occurred on June 30, 2023.

(2)

Upon voluntary separation or termination, all outstanding awards would be forfeited. In the event of a Company encouraged separation, retirement, or disability, all unvested awards are retained (except for the current year grant if separation occurs before the first anniversary of the grant date, in which case such grant will be prorated based on the number of days worked during the year). These events do not trigger any change in the original payment terms of the awards. The amounts shown for the LTIP Stock Grant in the event of Company-encouraged separation, retirement, or disability represents the value of the unexercisable stock options and undelivered RSUs as of June 30, 2023 that would be retained at separation and pay out according to the original terms and timing of the grants. Awards vest in full and become immediately exercisable in the event of death or change in control with termination for reasons other than cause or for good reason.

(3)

Upon voluntary separation or termination, all outstanding awards are forfeited. In the event of Company-encouraged separation, retirement or disability, all unvested awards are retained (except for the current year grant if separation occurs before the first anniversary of the grant date, in which case such grant will be prorated based on the number of days worked during the year). In the event of death, all unvested awards are retained. These events (written separation, retirement, disability and death) do not trigger any change in the original payment terms of the awards. In the event of a change in control, PSP will pay out at target on the date of the change in control. The amounts shown for the PSP grants represent the June 30, 2023 value of the unvested PSUs that would be retained on the triggering event and pay out according to the original terms and timing of the grants.

(4)

Upon voluntary separation, termination, or retirement, all outstanding awards are forfeited. In the event of Company encouraged separation, the CHRO has the discretion to allow retention of the awards with delivery under the original payment terms. Awards vest and become immediately deliverable in the event of death, disability or change in control with termination for reasons other than cause or resignation for good reason.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of the CEO position. The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K and based upon our reasonable judgment and assumptions.

For FY 2022-23, the median of the annual total compensation of all employees of the company (other than our CEO) was $64,024, and the annual total compensation of the CEO was $21,715,625. Based on this information, the ratio of the annual total compensation of CEO to the median of the annual total compensation of employees was 339 to 1.

In accordance with SEC requirements, we determined that there have been no changes to our employee population or compensation arrangements in FY 2022-23 that we believe would significantly affect our pay ratio disclosure. In determining our pay ratio for FY 2022-23, we used the same median employee as was identified last year according to the process outlined below. The median employee’s pay increased in local currency (Euro); however, due to significant changes in the USD to Euro exchange rate during FY 2022-23, the median employee reportable pay appears lower when converted to USD.

To identify the median of the annual total compensation of all our employees, we determined that, as of April 1, 2021, our employee population consisted of approximately 99,441 active employees working at our parent

74      The Procter & Gamble Company

EXECUTIVE COMPENSATION

company and consolidated subsidiaries. Applying the de minimis exemption under the rule, we chose to exclude approximately 4,929 employees in 29 countries where payroll data is maintained outside the system that holds data for the majority of our employees, or less than 5% of the total.1

To identify the “median employee” from the resulting population of approximately 94,512 employees, we selected Total Gross Pay as the consistently applied compensation measure. Total Gross Pay reflects a wide variety of pay items, including monthly and bi-weekly wages earned, time-related bonuses (such as overtime, shift premiums, holiday bonuses), vacation pay, bonuses, stock option exercises, and other benefits and allowances. Because pay periods vary across jurisdictions, we measured Total Gross Pay using a three-month period covering January, February, and March 2021. For purposes of determining the consistently applied compensation measure, we converted the gross salary amounts from the local currency paid in the country into U.S. dollar amounts using an average of the exchange rates at the end of each month in the three-month period.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for FY 2022-23 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount from the “Total” column (column (j)) of our FY 2022-23 Summary Compensation Table included in this Proxy Statement.

1.

We excluded the following approximate number of employees by jurisdiction: Turkey, 661; Ukraine, 521; Czech Republic, 518; Austria, 506, Pakistan; 493; United Arab Emirates, 487; South Africa, 397; Greece, 228; Nigeria, 190; Morocco, 153; Netherlands, 151; Portugal, 140; Sweden, 108; Ecuador, 48; Israel, 40; Kazakhstan, 39; Croatia, 37; Serbia, 36; Slovakia, 35; Bulgaria, 29; Azerbaijan, 22; Finland, 21; Denmark, 20; Kenya, 18; Norway, 11; Latvia, 10; Ghana, 5; Bangladesh, 3; Algeria, 2.

2023 Proxy Statement      75

PAY VERSUS PERFORMANCE

Pay Versus Performance
As discussed in the CD&A section above, our fundamental and overriding objective is to create value for our shareholders at leadership levels on a consistent long-term basis. The C&LD Committee approaches CEO and overall executive compensation with an emphasis on Pay for Performance through alignment of our incentive compensation program outcomes with successful execution of our business strategies. Payouts are intended to reward executives who achieve or exceed Company and business unit goals, with lower or no payouts when executives do not meet goals. Equity awards are a key component of Executive Compensation with the goal of driving Total Shareholder Return through the use of stock options and time-vested RSUs under the LTIP, and PSUs under the PSP.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between ‘compensation actually paid’ to our CEO and to our other non-CEO NEOs and certain financial performance measures of the Company for the past three fiscal years. Compensation actually paid (CAP), as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.
Pay Versus Performance (PVP) Table

							Value of Initial Fixed $100 Investment Based on

Year (a)	Summary Compensation Table (SCT) Total for CEO (Moeller) 1 ($) (b)	Compensation Actually Paid to CEO (Moeller) 2 ($) (c)	SCT Total for CEO (Taylor) 1 ($) (b)	Compensation Actually Paid to CEO (Taylor) 2 ($) (c)	Average SCT Total for non-CEO NEOs 3 ($) (d)	Average Compensation Actually Paid to non-CEO NEOs 3 ($) (e)	P&G TSR ($) (f)	Peer Group TSR (S&P 500 Consumer Staples) 4 ($) (g)	Net Income ($B) (h)	Organic Sales Growth 5 (i)

2022-23	21,715,625	26,736,735	—	—	7,174,555	8,811,521	$136.63	$140.17	$14.7	6.9%

2021-22	17,716,015	30,332,659	18,595,382	34,333,232	6,783,743	11,363,522	$126.14	$131.49	$14.8	6.7%

2020-2 1			23,900,381	38,202,429	6,683,975	10,555,409	$115.62	$123.29	$14.4	6.4%

(1)
Mr. Moeller served as CEO for the entirety of fiscal 2023. During FY 2022, Mr. Taylor served 4 months as CEO and 8 months as Executive Chairman of the Board before retiring at the end of FY 2022. Mr. Moller served 8 months as CEO during FY 2022. Mr. Taylor served as CEO for the entirety of fiscal 2021.

(2)	See section titled “Compensation Actually Paid Reconciliation” below for details on the CAP calculation.

(3)	The following non-CEO NEOs are included in the average compensation in columns (d) and (e) for each respective fiscal year above:

•	FY 2023 represented compensation for Andre Schulten, Ma. Fatima D. Francisco, Shailesh Jejurikar, and R. Alexandra Keith

•	FY 2022 represented compensation for Andre Schulten, Ma. Fatima D. Francisco, Shailesh Jejurikar, R. Alexandra Keith, and Carolyn Tastad

•	FY 2021 represented compensation for Andre Schulten, Jon Moeller, Steven Bishop, Mary Lynn Ferguson-McHugh, and Shailesh Jejurikar

(4)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Consumer Staples Index (SP500.30).

(5)
In accordance with SEC rules, the Company is required to include in the Pay versus Performance table the “most important” financial performance measures (as determined by the Company) used to link compensation actually paid to our executive officers to Company performance for the most recently completed fiscal year. The Company determined that Organic Sales Growth, which is a key driver of our annual and long-term incentive payouts, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table. See Exhibit A for a reconciliation of Organic Sales Growth to Net Sales Growth.

76
The Procter & Gamble Company

PAY VERSUS PERFORMANCE

Compensation Actually Paid Reconciliatio
n
The table below provides the reconciliation between the equity amounts reported in the Summary Compensation Table (SCT) and those used to calculate Compensation Actually Paid (CAP) . As described in the CD&A, our NEOs receive equity awards under the PSP, LTIP, and Retirement Restoration Programs. NEOs receive PSUs in the PSP program, retirement restricted RSUs in the Retirement Restoration Program, and may select between stock options and RSUs in 25% increments in the LTIP program, except for the CEO where the C&LD Committee determines the appropriate mix of stock options and RSUs. Measurement of vested and unvested stock option awards uses the same lattice model used for financial statement reporting purposes, while PSUs are re-valued
using the same Monte-Carlo simulation used for financial statement reporting purposes. For the “Other NEOs Average” columns below, all amounts reflect the average of the values for the applicable NEOs in each fiscal year in accordance with SEC rules.

	2022-23		2021-22			2020-21

Adjustments	CEO (a) (Moeller)	Other NEOs Average	CEO (a) (Taylor)	CEO (a) (Moeller)	Other NEOs Average	CEO (a) (Taylor)	Other NEOs Average

Summary Compensation Table (SCT) Total	21,715,625	7,174,555	18,595,382	17,716,015	6,783,743	23,900,381	6,683,975

(Deduct): Aggregate grant date fair value (“GDFV”) for stock awards and option awards included in the SCT (b)	(14,997,563)	(4,441,759)	(13,552,685)	(12,044,670)	(4,432,973)	(15,283,808)	(3,893,129)

Add: Fair value at fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at fiscal year end (c)	18,527,276	5,502,775	12,022,907	14,208,859	5,110,606	15,625,764	3,934,323

Add: Year-over-year change in fair value at fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the fiscal year end (d)	1,100,946	494,333	8,156,040	5,143,672	2,005,209	8,814,092	2,432,618

Add: Fair value at vesting date of Stock Awards and Options granted and vested during the fiscal year (e)	281,459	120,064	339,121	205,328	96,519	307,588	111,647

Add/(Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the fiscal year (f)	108,992	(28,946)	8,772,467	5,103,456	1,800,418	4,838,412	1,285,975

Add: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year (g)	0	0	0	0	0	0	0

(Deduct): Aggregate change in the actuarial present value of the accumulated benefit under pension plan (h)	0	(9,500)	0	0	0	0	0

Add: Aggregate service cost and prior service cost for pension plans (i)	0	0	0	0	0	0	0

Total value of adjustments for stock awards and option awards	5,021,110	1,636,966	15,737,850	12,616,645	4,579,779	14,302,048	3,871,434

CAP Amounts (as calculated)	26,736,735	8,811,521	34,333,232	30,332,659	11,363,522	38,202,429	10,555,409
-Footnotes:

a)
Mr. Moeller served as CEO for the entirety of fiscal 2023. David Taylor is listed as the additional CEO in FY 2022. Mr. Taylor served 4 months as CEO and 8 months as Executive Chairman of the Board before retiring at the end of FY 2022. Mr. Moeller served 8 months as CEO in FY 2022. Mr. Taylor served as CEO for the entirety of fiscal 2021.

2023 Proxy Statement
      77

PAY VERSUS PERFORMANCE

b)
Represents the aggregate grant date fair value as of the indicated fiscal year of the RSUs, PSUs and options granted to the CEO, and the additional CEO in fiscal
2021-22,
and the average grant date fair values for the respective NEOs as applicable for each year, during such fiscal year, calculated using the same methodology used for financial statement reporting purposes.

c)
Represents the aggregate fair value as of the indicated fiscal year-end
of outstanding and unvested stock awards and option awards granted during such fiscal year. Stock option fair values are calculated using an industry standard lattice-based valuation model as of the measurement date, which is based on the stock price and assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU fair values are calculated using the stock price and a Monte-Carlo simulation as of the measurement date, as well as a modifier for forecasted performance. RSU fair values as of the measurement date are calculated using the stock price on the measurement date plus accrued dividends. In fiscal
2021-22,
the additional CEO (Mr. Taylor) as well as one
non-CEO
NEO retired on June 30, 2022, and, as such, the fair value of their 2022 options, RSUs and PSUs were pro-rated
at 75% to reflect their fiscal year service and will not vest until 2025.

d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested RSUs, PSUs and options. See footnote (c) above for information about our equity valuations.

e)
Represents the aggregate fair value at vesting of RSUs, PSUs and options that were granted and vested during the indicated fiscal year. See footnote (c) above for information about our equity valuations. Amounts in this row reflect the annual grant of RSUs under our PST Restoration Program, which is described in the Grants of Plan-Based Awards Table and footnotes. Additionally, for the CEO, an additional CEO in fiscal
2021-22,
and any other retirement-eligible NEOs, this row includes the portion of any current year RSUs that was withheld to pay required payroll employment tax (FICA/Medicare) obligations (and income taxes due on the amounts withheld) due in connection with the executive qualifying as retirement-eligible during the applicable year.

f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each RSU, PSU and option that was granted in a prior fiscal year and which vested during the indicated fiscal year. See footnote (c) above for information about our equity valuations.

g)
Represents the fair value at the end of the prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year. No amounts were required to be reported for any CEO, additional CEO, or Other NEO.

h)	Represents the aggregate change in the actuarial present value of the accumulated benefit under pension plans.

i)
There are no service costs or prior service costs for any of the CEO, and the additional CEO for fiscal
2021-22,
or the other NEOs. The applicable executives earned pensions in their home country but have been localized to the United States. As such, they are no longer earning benefits in their home country pension plans.

Relationship between CAP and Performance (PvP)
The graphs on this page provide a visual perspective of the link between the CAP of our CEO and other NEOs for each of the last three years to (1) TSR of P&G, (2) P&G’s GAAP net income and (3) P&G’s Organic Sales Growth. In addition, the first graph provides a visual comparison of the TSR of P&G and the TSR of the S&P 500 Consumer Staples Index. Our incentive programs are strongly designed to closely link pay outcomes to Company performance by paying based on results versus our annual and three-year financial goals as well as performance relative to our competitive peers, as outlined in the Compensation Discussion and Analysis section of this proxy statement.

78
The Procter & Gamble Company

PAY VERSUS PERFORMANCE

Pay Versus Performance alignment to Financial Metrics
The following table shows the financial metrics that are most important in linking compensation actually paid to our CEO and other NEOs to the Company’s performance for the most recently completed fiscal year. These metrics are included in our short- and/or long-term incentive programs, STAR and PSP, as detailed in the CD&A section above:

Financial Metrics

Organic Sales Growth

Core EPS Growth

Relative Organic Sales Growth

Constant Currency Before Tax Operating Profit

Free Cash Flow Productivity

Relative TSR

2023 Proxy Statement
      79

BENEFICIAL OWNERSHIP

Beneficial Ownership

Security Ownership of Management and Certain Beneficial Owners

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature	Percent of Class[3]

Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	159,681,048[1]	6.76%

Common	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	225,735,413[2]	9.56%

(1)

Based on information as of December 31, 2022, contained in a Schedule 13G/A filed with the SEC on February 7, 2023, by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has (i) sole power to vote or direct to vote with respect to 142,275,421 shares, and (ii) sole dispositive power with respect to 159,681,048 shares.

(2)

Based on information as of December 30, 2022, contained in a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has (i) sole power to vote or direct to vote with respect to 0 shares, (ii) shared voting power with respect to 3,401,053 shares, (iii) sole dispositive power with respect to 215,577,472 shares, and (iv) shared dispositive power with respect to 10,157,941 shares.

(3)	Percentage calculated based on 2,362,119,605 shares of common stock outstanding as of June 30, 2023.

80      The Procter & Gamble Company

BENEFICIAL OWNERSHIP

The following tables and footnotes provide information regarding the ownership of the Company’s Common Stock and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each NEO, and all Directors and executive officers as a group on June 30, 2023:

COMMON STOCK
Number of shares/options

	Amount and Nature of Beneficial Ownership

Name	Direct[1] and Profit Sharing Plan[2]	Right to Acquire[3]	Trusteeships and Family Holdings[4]	Total	Percent of Class	Restricted Stock Units[5]

B. Marc Allen				—		5,109

Brett Biggs				—		—

Sheila Bonini				—		—

Angela F. Braly	10,398			10,398	[6]	43,869

Amy L. Chang				—		11,867

Ma. Fatima D. Francisco[7]	30,901	402,281		433,182	[6]	6,134

Shailesh Jejurikar	2,386	466,281	39,196	507,864	[6]	13,751

Joseph Jimenez	12,468			12,468	[6]	15,207

R. Alexandra Keith[8]	10,625	86,426		97,051	[6]	40,048

Christopher Kempczinski				—		4,327

Debra L. Lee				—		4,593

Terry J. Lundgren	3,110		530	3,640	[6]	33,347

Christine M. McCarthy				—		9,531

Jon R. Moeller[9]	230,400	405,464		635,864	[6]	80,026

Robert J. Portman				—		46

Andre Schulten	8,214	106,745		114,959	[6]	25,606

Rajesh Subramaniam				—		1,641

Patricia A. Woertz	1,660			1,660	[6]	42,694

26 Directors and executive officers, as a group	593,801	3,323,041	40,649	3,957,491	0.168%	450,477

(1)

Includes unrestricted Common Stock over which each Director or executive officer has sole voting and investment power and restricted Common Stock over which they have voting power but no investment power (until restrictions lapse).

(2)

Common Stock allocated to personal accounts of executive officers under the Retirement Trust pursuant to PST, the Procter & Gamble International Stock Ownership Plan (ISOP), or The Procter & Gamble U.K. 1-4-1 Plan. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. PST shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Retirement Trust. ISOP and U.K. 1-4-1 shares are voted in accordance with instructions from participants. If instructions are not received as to the voting of particular shares, a vote will not be submitted for those shares.

(3)

Total includes stock options that have vested or will vest within 60 days, Common Stock pursuant to the PST that will be allocated to personal accounts of executive officers within 60 days, PSP awards (as described beginning on page 48) that will deliver as Common Stock in August 2023, any Restricted Stock that will vest within 60 days, and any RSUs that will deliver as Common Stock within 60 days. The total does not include the final payment of dividend equivalents that took place on August 15, 2023, on PSP awards that will deliver as Common Stock in August.

(4)

This column includes shares in which voting and/or investment powers are shared. It also includes shares indirectly held through family members who reside in the household of the Director or officer, other than family members who are or were employed by the Company and are therefore included in the direct ownership columns for each NEO, as applicable.

(5)

RSUs represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have a non-forfeitable right to delivery of Common Stock on a specific date in the future. Total includes RSUs that will not deliver as Common Stock within 60 days and any PSP awards that will deliver as RSUs in August 2023. RSUs that will not deliver within 60 days of the record date are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the shares are delivered. RSUs that will deliver within 60 days are listed in the “Right to Acquire” column.

(6)	Less than .037% for any one Director or NEO.

2023 Proxy Statement      81

BENEFICIAL OWNERSHIP

(7)	Totals include shares, stock options, and RSUs indirectly held by Ms. Francisco through her spouse, who was previously employed by the Company.

(8)	Totals include shares, stock options, and RSUs indirectly held by Ms. Keith through her spouse, who is also employed by the Company.

(9)	Totals include shares, stock options, and RSUs indirectly held by Mr. Moeller through his spouse, who was previously employed by the Company.

Series A ESOP Convertible

Class A Preferred Stock

Number of shares

	Amount and Nature of Beneficial Ownership

Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series

B. Marc Allen

Brett Biggs

Sheila Bonini

Angela F. Braly

Amy L. Chang

Ma. Fatima D. Francisco[3]	5,607		[2]

Shailesh Jejurikar	944		[2]

Joseph Jimenez

R. Alexandra Keith[4]	8,077		[2]

Christopher Kempczinski

Debra L. Lee

Terry J. Lundgren

Christine M. McCarthy

Jon R. Moeller	7,481		[2]

Robert J. Portman

Andre Schulten	1,526		[2]

Rajesh Subramaniam

Patricia A. Woertz

26 Directors and executive officers, as a group	50,013		[2]

Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599, Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		1,132,496	[5]

(1)

Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to the PST. Plan participants have sole discretion as to voting and, within limitations provided by the PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(2)

Less than .20% for any NEO, and for the Directors and executive officers, as a group; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares.

(3)	Total includes shares indirectly held by Ms. Francisco through her spouse, who was previously employed by the Company.

(4)	Total includes shares indirectly held by Ms. Keith through her spouse, who is also employed by the Company.

(5)

Unallocated shares. The voting of these shares is governed by the terms of the PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of the PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

82      The Procter & Gamble Company

BENEFICIAL OWNERSHIP

SERIES B ESOP CONVERTIBLE

CLASS A PREFERRED STOCK

NUMBER OF SHARES

	Amount and Nature of Beneficial Ownership

Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series

26 Directors and executive officers, as a group	0		[1]

Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599, Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		18,433,639	[2]

(1)	No NEO, executive officer, or Director holds any shares of Series B Stock.

(2)

Unallocated shares. The voting of these shares is governed by the terms of the PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of the PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

2023 Proxy Statement      83

AUDIT COMMITTEE REPORT

Audit Committee Report

Report of the Audit Committee

Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the NYSE listing standards and the Board’s own Independence Guidelines. Each member of the Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that Ms. Woertz and Ms. McCarthy meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate. See page 25 for further detail on Audit Committee composition.

As noted previously in the proxy statement, the Committee’s work is guided by a charter, which can be found in the corporate governance section of the Company’s website at www.pg.com. The Audit Committee has the responsibilities set forth in its charter with respect to:

•	Accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management;

•	Quality and integrity of the Company’s financial statements;

•	Company’s compliance with legal, tax and regulatory requirements;

•	Company’s overall risk management profile;

•	Independent registered public accounting firm’s qualifications and independence;

•	Performance of the Company’s internal audit function and the independent auditor;

•	Performance of the Company’s ethics and compliance function; and

•	Preparing this annual Report of the Audit Committee to be included in the Company’s proxy statement.

Management has the Company’s primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements, and for the public reporting process. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended June 30, 2023, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

In its role of financial reporting oversight, the Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the year ended June 30, 2023, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In this context, the Committee met 8 times (including meetings to discuss quarterly results) during the fiscal year ended June 30, 2023. The Committee has reviewed with Deloitte & Touche LLP matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between Deloitte & Touche LLP and management. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with Deloitte & Touche LLP its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the NYSE listing standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending, and it seeks to limit this spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on financial statement review and evaluation. A copy of this pre-approval process is attached to this proxy statement as Exhibit B.

Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended June 30, 2023 be included in our Annual Report on Form 10-K for fiscal year 2023 and selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2024. This report is provided by the following independent Directors, who constitute the Committee:

Patricia A. Woertz, Chair

B. Marc Allen

Angela F. Braly

Christopher Kempczinski

Christine M. McCarthy

Robert J. Portman

84      The Procter & Gamble Company

AUDIT COMMITTEE REPORT

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the shareholders, engaged Deloitte & Touche LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2023. The Audit Committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.

Pursuant to rules of the SEC, the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), are disclosed in the table below:

Fees Paid to Deloitte

(Dollars in Thousands)

	FY 2021-22	FY 2022-23

Audit Fees	$27,406	$27,295

Audit-Related Fees	2,330	2,390

Tax Fees	151	158

Subtotal	29,887	29,843

All Other Fees	363	294

Deloitte Total Fees	$30,250	$30,137

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte as described in Exhibit B to this proxy statement. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

1)

Audit Fees—These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)

Audit-Related Fees—These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation, or contract; and consulting on financial accounting/reporting standards and controls.

3)

Tax Fees—These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

4)

All Other Fees—These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover training programs, consulting, and various subscriptions and local engagements that are permissible under applicable laws and regulations including tax filings for individual employees included in the Company expatriate program.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

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BOARD PROPOSALS

Board Proposals

ITEM 1.

ELECTION OF DIRECTORS

See pages 8-18 of this proxy statement.

ITEM 2.

PROPOSAL TO RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit the Company’s financial statements. In order to assure continuing audit independence and objectivity, the Audit Committee will periodically consider whether there should be a rotation of the independent external audit firm. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is also involved in the selection of the external audit firm’s lead engagement partner.

The Audit Committee selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal controls over financial reporting for the fiscal year ending June 30, 2024. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended June 30, 2023. The members of the Audit Committee and Board believe that the retention of Deloitte & Touche LLP to serve as the Company’s independent external auditor is in the best interest of the Company and its shareholders. In the course of these reviews, the Audit Committee considers, among other things: external auditor capability, effectiveness and efficiency of audit services, results from periodic management and Audit Committee performance assessments, and appropriateness of fees in the context of audit scope. The Committee also reviews and approves non-audit fees.

Deloitte & Touche LLP representatives are expected to attend the 2023 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by the Company’s Code of Regulations, the By Laws of the Board of Directors, or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. The Board will take into consideration the shareholder vote, but the Audit Committee, in its discretion, may retain Deloitte & Touche LLP or select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends a vote FOR the following resolution:

RESOLVED, That action by the Audit Committee appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2024 is hereby ratified, confirmed, and approved.

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ITEM 3.

PROPOSAL FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “Say on Pay” vote.

Our executive compensation program pays for performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other multinational corporations for top talent, and aligns our executives’ interests with the long-term interests of our shareholders. In 2022, shareholders approved the compensation paid to the NEOs with a FOR vote of 92%.

Our Compensation Discussion & Analysis, which begins on page 41 of this proxy statement, describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

•	Consistent with our pay-for-performance philosophy, approximately 85% of our total NEO compensation is tied to Company performance;

•	Multiple performance metrics are utilized to discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others;

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success;

•	Equity plans prohibit re-pricing and backdating of stock options;

•

Clawback policies allow recovery of certain compensation payments and proceeds from stock transactions from executives in the event of a significant restatement of financial results for any reason or for a violation of certain stock plan provisions;

•	We do not grant time-based equity awards that vest immediately solely on account of a change in control;

•	We do not execute employment agreements with executives that contain special severance payments such as golden parachutes;

•	We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits; and

•	We do not provide special executive retirement programs.

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective—to create value for our shareholders at leadership levels on a consistent basis.

This vote is non-binding; however, we highly value the opinions of our shareholders. Accordingly, the Board and the C&LD Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions. We currently expect to hold our advisory vote on executive compensation annually, and the next vote is expected to be at our 2024 Annual Meeting.

The Board of Directors recommends a vote FOR the following resolution:

RESOLVED, That the compensation paid to the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.

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BOARD PROPOSALS

ITEM 4.

PROPOSAL FOR AN ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE (THE SAY ON FREQUENCY VOTE)

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are also providing our shareholders the opportunity to cast a non-binding, advisory vote on whether a Say on Pay vote on the compensation of our NEOs should be held every one year, two years, or three years. This proposal is also referred to as the “Say on Frequency” vote.

Our prior Say on Frequency vote occurred in 2017, with the majority of shareholders voting to hold the advisory Say on Pay vote every year. As such, we have sought an advisory Say on Pay vote annually since 2017, and we believe that seeking an advisory Say on Pay vote every year remains the best choice for the Company and its shareholders at the present time. Our recommendation for a vote of every “1 YEAR” is indicative of the strong belief that we have in our executive compensation programs and their effectiveness.

Shareholders may cast a vote on the preferred frequency by selecting the option of one year, two years or three years (or abstain) when voting.

This vote is non-binding; however, we highly value the opinions of our shareholders. Accordingly, the Board and the C&LD Committee will consider the outcome of this advisory vote in connection with holding future Say on Pay votes.

The Board of Directors recommends a vote FOR every “1 YEAR” on this resolution:

RESOLVED, That the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s NEOs as set forth in the Company’s proxy statement should be every one year, two years, or three years.

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SHAREHOLDER PROPOSALS

Shareholder Proposals

ITEM 5. SHAREHOLDER PROPOSAL

CIVIL RIGHTS AUDIT OF REVERSE DISCRIMINATION

The National Center for Public Policy Research, whose address and shareholdings are available upon request, has given notice that it intends to present for action at the annual meeting the following resolution:

Civil Rights Audit

RESOLVED: Shareholders of The Procter & Gamble Company (“the Company”) request that the Board of Directors commission an audit to assess the impact of the Company’s policies on non-BIPOC (Black, Indigenous and people of color) and non-Latinx/a/o/e communities. The audit may, in the Board’s discretion, be conducted by an independent and unbiased third party with input from community organizations and interest groups that speak for the needs of such communities, as well as employees, customers and other stakeholders from those communities. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on the Company’s website.

SUPPORTING STATEMENT: American life was better when we had moved past treating people as members of surface-characteristic categories instead of unique individuals. In recent years, however, we have tragically retreated toward treating people according to labels of race, sex and orientation. Procter & Gamble (“P&G”) itself has done that significantly throughout its business.1

Given these sadly regressive developments, P&G must attend to all groups’ concerns, lest it discriminate in ways that threaten financial, reputational and legal consequences.

Instead, P&G appears to privilege select groups it considers “diverse.” Consider P&G’s Supplier Diversity program. The Company brags that it “aims to spend with businesses owned by minorities, women, LGBTQ+, people with disabilities and U.S. veterans. . . .[W]e are also tracking spend[ing] with women-owned and women-led suppliers globally. We are proud to have spent almost $3 billion with this group of diverse suppliers in fiscal year 2020-2021.”2

Here and elsewhere, P&G proudly discriminates by race, sex and orientation in choosing and funding suppliers. The people left out—those discriminated against—are straight white civilian men. That’s fine for straight white guys who have made it, like our CEO Jon R. Moeller, but somehow successful and wealthy white male executives don’t apply the discrimination that they condone in their companies to themselves or families.

Rather, the effects of discrimination fall on poorer white men, who experience little “privilege” of the sort ascribed to all white people by modern discriminators. Today, white Americans without a college degree suffer higher mortality rates than other racial groups.3 Between 2011 and 2021, labor force participation by white men declined faster than for all other men.4

Despite racist claims about the privileges and evils obtaining to whiteness, the suffering of these communities matters as much as other community suffering. The plight of largely white rural communities—many in the regions near P&G’s very headquarters—have come to public attention through works like J.D. Vance’s Hillbilly Elegy. Their opportunities matter, too.

It’s not just white people, either. The left’s bespoke “BIPOC” and “Latinx/a/o/e” racial identity carveouts ignore a wide variety of ethnicities—not least the people of color who wish to be identified as individuals, not racial avatars.

P&G should care for everyone equally. Its catering to certain identities, but not others, fails this principle.

[1]	https://us.pg.com/equality-and-inclusion/citizenship-efforts/
[2]	Id
[3]	https://www.brookings.edu/bpea-articles/mortality-and-morbidity-in-the-21st-century/
[4]	https://www.bls.gov/emp/tables/civilian-labor-force-participation-rate.htm

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SHAREHOLDER PROPOSALS

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

P&G strongly disagrees with the proponent’s assertion that certain of the Company’s Equality & Inclusion efforts are “regressive developments” or that the Company “cater[s]” to only “certain identities.” P&G’s broad E&I aspirations and employee development work are designed to ensure our Company reflects the billions of diverse people we serve around the world.

Specifically, at P&G, we aspire to create a company where equality and inclusion are achievable for all; where respect and inclusion are the cornerstones of our culture; and where equal access to opportunity to learn, grow, succeed, and thrive are available to everyone. Integrated into both this aspiration and our work to achieve it is the core concept that our Equality & Inclusion efforts are for all employees. In fact, P&G’s Worldwide Business Conduct Manual explicitly requires that our employees treat one other, and the external parties with whom we do business, fairly, following all anti-discrimination laws in support of our commitment to provide equal opportunities in employment.

Our Employee Value Equation, a key area of focus within our broader superiority strategy, further reflects this. As a Company, we want to ensure that working at P&G delivers a superior experience and value for all employees. As a result, we continue to invest in strengthening our diverse, global organization and ensuring that we can source, retain, and develop top talent in the communities in which we operate around the world.

This work is broad in scope and built into our business strategy because P&G designs, manufactures, distributes, and advertises products that meet the needs of diverse consumers around the world—regardless of their gender, race, ethnicity, ability, or sexual orientation. To do that well and enable strong growth and value creation for shareholders, our employees must similarly reflect the diversity of the consumers we serve. In this way, the Company’s commitment to diversity, equality, and inclusion benefits all of our employees—and all of our shareholders—by better enabling us to understand and serve consumers from varied lifestyles, cultures, and markets globally.

We also believe that inclusion does not lead to exclusion or to labels that limit and confine our employees. Instead, we strive to have a Company culture where each individual employee can be their authentic self, bring their unique perspective to their work, and apply their distinctive talents and experiences to the business challenges and opportunities they face every day. We are proud of this work and are committed to continuing to serve consumers and our employees better through it. We share numerous examples of our efforts on our Equality & Inclusion website: https://us.pg.com/equality-and-inclusion/.1

In addition, our Board remains engaged in this aspect of our strategy, both through the C&LD Committee’s ongoing review of succession planning and our talent pipeline and the full Board’s discussions of the Company’s Employee Value Equation and E&I approach. For example, this last year, the Directors not only discussed the Company’s current workforce development programs with the Chief Human Resources Officer, they also met directly with more junior P&G employees in several small breakout sessions. In these sessions, the Directors sought input and perspective from employees about their decisions to join and remain with the Company and their priorities and concerns. The Board also reviewed, with the Chief Equality & Inclusion Officer, the Company’s Equality & Inclusion strategy, focusing on key objectives and efforts to, among other things, build a culture that enables every employee to perform at their best.

Not only do we strive to support all our employees, the Company also seeks to positively impact the communities in which our employees live and work. For example, P&G consistently contributes to and engages in meaningful community-focused efforts in Greater Cincinnati and in many more local communities across the country, like Northwest Arkansas; Kansas City; Iowa City; Mehoopany, Pennsylvania; and Box Elder, Utah. We also partner with organizations such as Mathew 25: Ministries and Feeding America to provide disaster relief to communities facing unexpected challenges, emergencies, and times of need. Our efforts over the last several years have included product donations for those impacted by wildfires in California and the Pacific Coast and providing supplies and free laundry services to those impacted by hurricanes in Louisiana, Florida, and Mississippi, by flooding in Kentucky and Florida, and by tornados throughout several Midwestern and Southern states. This is consistent with how we

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SHAREHOLDER PROPOSALS

support our employees and communities in many more countries around the world where we serve consumers every day.

Given our intentional community-focused work and the broad, inclusive nature of our E&I strategy, which is built into our integrated growth strategy, the Board does not believe the requested audit would enhance our efforts or be a prudent use of Company and shareholder resources.

The Board of Directors recommends a vote AGAINST this shareholder proposal.

[1]	References to the Company’s websites are provided for informational purposes only and are not incorporated by reference herein.

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SHAREHOLDER PROPOSALS

ITEM 6. SHAREHOLDER PROPOSAL

ANNUAL REPORT ON OPERATIONS IN CHINA

The National Legal and Policy Center, whose address and shareholdings are available upon request, has given notice that it intends to present for action at the annual meeting the following resolution:

Communist China Risk Audit

RESOLVED:

Shareholders request that, beginning in 2024, The Procter & Gamble Company report annually to shareholders on the nature and extent to which corporate operations depend on, and are vulnerable to, Communist China, which is a serial human rights violator and a geopolitical threat. The report should exclude confidential business information but provide shareholders with a sense of the Company’s reliance on activities conducted within, and thus under the control of, the Chinese government.

Supporting Statement:

CNN reported1 in 2021 that “Beijing has made it clear that multinational corporations have to follow its rules if they wish to operate in the country, and gaining favor can require . . . abiding by restrictive regulations . . . Many companies have traditionally been willing to play along, given how enticing the giant economy is as a market.”

According to data and analysis by Strategy Risks, which measures corporate exposure to China, Procter & Gamble generated $6 billion in revenue from the communist country in 2020.2 The Company reports that 10% of its net sales in 2022 were generated from “Greater China.”3

China is a serial violator of human and political rights.4

China is also an adversary of the U.S. for many reasons, including:

•	China intends to displace the U.S. as the lone global superpower by 2049;

•	The U.S. has committed to defend Taiwan, which China has asserted is part of its country and may attempt to seize by force;

•

U.S.—China relations are tense over a number of issues including China’s military expansion; espionage; egregious human rights violations; actions related to the COVID pandemic; elimination of freedom in Hong Kong; and environmental pollution.

China is also identified in the U.S. State Department’s 2022 Trafficking in Persons Report as a state sponsor of human trafficking. It is now subject to the Uyghur Forced Labor Prevention Act, which imposes strict verification of parts and products imported from China, that they are not generated from slave labor.

A July 2022 joint statement from the leaders of the British and American domestic intelligence agencies warned that the Communist Chinese Party is the greatest threat to the international order. “We consistently see that it’s the Chinese government that poses the biggest long-term threat to our economic and national security, and by ‘our,’ I mean both of our nations, along with our allies in Europe and elsewhere,” said FBI Director Christopher Wray.

Given the controversial, if not dangerous, nature of doing business in and with China, shareholders have the right to know the extent to which Procter & Gamble’s operations depend on Communist China.

[1]	Disis, Jill & Wang, Selina. “Doing business in China is difficult. A clash over human rights is making it harder,” CNN Business, April 2, 2021. See https://cnn.it/3ef24EI
[2]

“Beijing Olympics Sponsors Face a $110 Billion Dilemma,” Bloomberg News, Oct. 11, 2021. See https://www.bloomberg.com/news/articles/2021-10-11/big-brands-face-a-110-billion-dilemma-with-the-beijing-olympics

[3]	https://www.pginvestor.com/about-p-g/p-g-at-a-glance/default.aspx
[4]

“2022 Country Reports on Human Rights Practices: China (Includes Hong Kong, Macau and Tibet),” U.S. Department of State. See https://www.state.gov/reports/2022-country-reports-on-human-rights-practices/china/

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SHAREHOLDER PROPOSALS

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

P&G’s current approach of reporting, risk management, and respect for human rights is a better and more comprehensive means to address the proposal’s concerns.

The Company’s existing reporting includes disclosure of material business, operations, and risks in countries around the globe.

As a public company, P&G is required to and does disclose material risks to our business in our periodic filings with the Securities and Exchange Commission. These disclosures are global in scope and include material risks facing the Company, material business developments, material effects of compliance with government regulations, and geopolitical and other economic conditions and uncertainties that could have a material impact on our operations or results. Thus, to the extent that the proposal raises concerns that are material to P&G’s business, we are already required to, and do, report on these matters in our SEC filings.

The Company has a robust Enterprise Risk Management program and Board oversight of material risks.

P&G’s Board of Directors is responsible for overseeing the development and execution of the Company’s business strategies as well as the risks associated with those strategies and the Company’s operations, including in markets around the world. As part of this oversight responsibility, the Board and its Committees regularly review the Company’s key strategic risks and its overall risk management approach.

For example, throughout the year, senior leaders of the Company’s business units, key markets, and corporate functions meet with the Board to discuss regular business updates and significant risks, challenges, and opportunities within their areas of responsibility, including operations within Greater China and other key countries or regions. In addition, the full Board reviews the most significant enterprise risks facing the Company, as identified in our Enterprise Risk Management process, at least annually. Individual risks identified through this process, or otherwise, are discussed throughout the year in Committees or with the full Board as appropriate.

This broad and comprehensive approach ensures that the Board and management review and discuss, on an ongoing basis, strategic and emerging risks as identified by business leaders and subject matter experts around the globe. This is a superior means to protect long-term shareholder value versus the recurring single-issue report requested by the proposal.

The Company has a strong commitment to respecting Human Rights.

Respecting human rights is a critical part of how P&G operates and how we manage our business around the world. Our commitment to respecting human rights is central to our values as a Company. We support the UN Guiding Principles on Business and Human Rights, and we expect our business partners to operate in the same manner.

P&G has also adopted policies to identify, mitigate, and address human rights impacts that may occur in our global operations. We have an open and anonymous reporting line, a self-assessment process, an investigations process, and targeted risk-based auditing of suppliers in industries with potential negative human rights impacts. If human rights abuses are alleged, we take action consistent with our responsibility. This is a core component of P&G’s human rights practices.

In addition, the Governance & Public Responsibility Committee of the Board oversees P&G’s human rights strategy and risks as part of its broader oversight of the Company’s public responsibility and social commitments. This ensures that our approach to identifying and addressing human rights risks is appropriate and consistent with the Company’s commitments.

P&G’s existing disclosures, our Board’s active and ongoing risk oversight, and our sound human rights approach are a better means to address the concerns raised in the proposal and to ensure long-term shareholder value.

The Board of Directors recommends a vote AGAINST this shareholder proposal.

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SHAREHOLDER PROPOSALS

ITEM 7. SHAREHOLDER PROPOSAL

PROPOSAL FOR REQUEST TO REQUIRE SHAREHOLDER APPROVAL FOR CERTAIN FUTURE AMENDMENTS TO COMPANY REGULATIONS

James McRitchie and Myra K. Young, whose address and shareholdings are available upon request, have given notice that they or their delegate intend to present for action at the annual meeting the following resolution:

Proposal 7—Fair Elections

Resolved

Shareholders request that (The) Procter & Gamble Company (“Company”) initiate actions to ensure the Company will not, without shareholder consent, amend Company bylaws to expressly:

(1) require nominating stockholders that are investment funds or other investment vehicles to disclose the identities of less than five percent stockholders, members, limited partners, or holders of similar economic interests solely on account of such holders’ economic interests,

(2) require nominating stockholders to disclose plans to nominate candidates to the board of directors of other public companies, or

(3) require nominating stockholders to disclose prior stockholder proposals or director nominations that such a stockholder privately submitted to other companies.

If the Board, in exercising its fiduciary responsibilities, finds it in the best interest of Company stockholders to urgently adopt any such provisions without a stockholder vote, the Board will either submit the proposed bylaws to stockholders for ratification or cause the adopted bylaw to expire within one year.

Supporting Statement

Under SEC Rule 14a-19, the universal proxy card must include all director nominees presented by management and shareholders for election.1 Although the Rule implies each side’s nominees must be grouped together and clearly identified as such, in a fair and impartial manner, most rules for director elections are set in company bylaws.

For Rule 14a-19 to be implemented equitably, boards must not undertake bylaw amendments that deter legitimate efforts by shareholders to submit nominees.2 The proposed resolution aims to safeguard use of Rule 14a-19 by shareholders to seek board representation through a proxy contest.

Although directors have the power to adopt bylaw amendments, shareholders have the power to check that authority by repealing board-adopted bylaws. Directors should not amend bylaws to inequitably restrict shareholders’ right to nominate directors. This resolution simply asks the board to commit to not deterring legitimate efforts to seek board representation, without submitting such amendments to shareholders.

Bloomberg’s Matt Levine speculates bylaws might require disclosure submissions “on paper woven from unicorns’ manes,”3 with requirements waived for the board’s nominees. While Levine depicts humorous and exaggerated possibilities, some companies are adopting amendments clearly designed to discourage fair elections, not to provide information shareholders need.

Directors of at least one company (Masimo Corp.) adopted, and later repealed, bylaw amendments that could deter legitimate efforts by shareholders to seek board representation through a proxy contest. Masimo’s advance notice bylaws “resemble the ‘nuclear option’ and offers a case study in how rational governance devices can

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SHAREHOLDER PROPOSALS

become unduly weaponized, wrote Lawrence Cunningham.4 Directors of other companies are considering similar deterrents.

To ensure shareholders can vote on proposals that would impose inequitable specified restrictions, we urge a vote FOR Fair Elections.

To Enhance Shareholder Value, Vote FOR Fair Elections—Proposal 7

[1]	https://www.ecfr.gov/current/title-17/chapter-II/part-240/section-240.14a-19
[2]	https://corpgov.law.harvard.edu/2022/11/21/bylaw-amendments-shareholder-activism-and-flying-close-to-the-sun/
[3]	https://www.bloomberg.com/opinion/articles/2022-10-27/credit-suisse-gives-first-boston-gets-a-second-chance?sref=a7KhiWzs
[4]	https://corpgov.law.harvard.edu/2022/10/23/the-hottest-front-in-the-takeover-battles-advance-notice-bylaws/

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

P&G strongly values shareholder participation in our Company, and we want to facilitate such participation in a legally compliant and fair manner, which we believe is in the interest of all shareholders. The proposal submitted by the proponents, however, does not provide any meaningful benefit to our shareholders, and could, in fact, be harmful. The proposal seeks to solve a problem that does not exist and, in the process, would limit our Board’s ability to make decisions in the best interest of our shareholders in the future when circumstances for the Company and the shareholders may be significantly different than they are today. For the reasons discussed below, our Board recommends a vote against this proposal.

Our Regulations1 already provide a fair approach to disclosures about nominating shareholders.

The proponents’ resolution will not provide any meaningful benefit to our shareholders as our Regulations already provide a fair process through which nominating shareholders can take advantage of the advance notice and universal proxy rules. In connection with the SEC’s adoption of Rule 14a-19 of the Exchange Act, known as the universal proxy rule, our Board amended the Company’s Regulations to incorporate the legal requirements of the universal proxy rule into the Regulations. The Governance & Public Responsibility Committee and Board carefully considered an appropriate and balanced approach that would enable the Company to meet its required disclosure obligations and to confirm that all legal requirements of the rule are met while ensuring that any required disclosures are not overly burdensome for our shareholders. The proponents have not pointed to any aspects of our Regulations that they believe unfairly prejudice nominating shareholders.

The Proposal seeks to limit the fiduciary decision-making ability of our Board and is potentially harmful to our shareholders and our Company.

While our Board has already implemented fair and balanced disclosure obligations with regard to the universal proxy rule, the Proposal now seeks to limit the future decision-making ability of our Board. Our Board members, who are annually elected by the shareholders, are fully empowered under our corporate documents and Ohio law to alter, amend, repeal, or add provisions to the Regulations in accordance with their fiduciary duty. The Board may decide to require one of the items listed in the Proposal in response to future events not yet known to the Company, including in response to any state or federal rules requiring certain information about nominating stockholders be disclosed. In such instances, as a widely held public company it would be impractical, costly, and inefficient to obtain shareholder approval within a necessary timeframe to serve the best interests of our shareholders and our Company.

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SHAREHOLDER PROPOSALS

Our Board is accountable to our shareholders.

Should the Board, acting under its fiduciary duties, enact any future amendments to the Company’s Regulations with which shareholders disagree, our shareholders have multiple methods to hold the Board accountable. Pursuant to Article VIII of the Regulations, our shareholders can amend our Regulations, including repeal of an existing provision, through a simple majority vote. Furthermore, our shareholders have additional protective measures to ensure Board accountability, including, but not limited to, proxy access, the right to call a special meeting, and annual elections of Directors.

For these reasons, the Board believes this Proposal is not in the best interests of our shareholders.

The Board of Directors recommends a vote AGAINST this shareholder proposal.

[1]

The Proposal makes reference to the Company’s “bylaws.” As an Ohio corporation, the Company does not have “bylaws,” but rather has adopted “regulations” under the Ohio General Corporation Law for the governance of the Company and the conduct of its affairs. We refer to the Company’s “regulations” in this proposal response.

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VOTING AND MEETING INFORMATION

Voting and Meeting Information

In connection with the Company’s 2023 annual meeting of shareholders, which will take place virtually on October 10, 2023, the Board of Directors has provided these materials to you, either over the Internet or via mail. The Notice was mailed to Company shareholders beginning August 25, 2023, and our proxy materials were posted on the website referenced in the Notice on that same date. The Company, on behalf of its Board, is soliciting your proxy to vote your shares at the 2023 annual meeting of shareholders. We solicit proxies to give shareholders an opportunity to vote on matters that will be presented at the annual meeting. In the proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

1.

WHO CAN VOTE?

You can vote if, as of the close of business on August 11, 2023, you were a shareholder of record of the Company’s:

•  Common Stock;

•  Series A ESOP Convertible Class A Preferred Stock; or

•  Series B ESOP Convertible Class A Preferred Stock.

Each share of Company stock, including the Series A and Series B ESOP Convertible Class A Preferred Stock, gets one vote. On August 11, 2023, there were issued and outstanding:

•  2,356,893,701 shares of Common Stock;

•  24,850,438 shares of Series A ESOP Convertible Class A Preferred Stock; and

•  50,038,990 shares of Series B ESOP Convertible Class A Preferred Stock.

2.

HOW DO I VOTE BY PROXY?

Most shareholders can vote by proxy in three ways:

•  By Internet — You can vote via the Internet by following the instructions in the Notice or by accessing the Internet at www.proxyvote.com and following the instructions contained on that website

•  By Telephone — In the United States and Canada, you can vote by telephone by following the instructions in the Notice or by calling (800) 690-6903 (toll-free) and following the instructions

•  By Mail — You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card

If you vote by proxy, your shares will be voted at the annual meeting as you direct. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

If you are a participant in The Procter & Gamble Direct Stock Purchase Plan and/or The Procter & Gamble International Stock Ownership Plan, you can vote the shares of P&G common stock held for your account through any of the proxy voting options set forth above.

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VOTING AND MEETING INFORMATION

For participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, The Procter & Gamble Savings Plan, The Gillette Company Employee Stock Ownership Plan, The Procter & Gamble Commercial Company Employees’ Savings Plan and/or The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company (the “NA Plans”):

If you are a participant in the NA Plans, you are the beneficial owner of the P&G shares allocated to your account and have the right to instruct the respective plan fiduciaries how to vote those shares. Please refer to the materials provided to you by the NA Plans for instructions and relevant deadlines. Unless otherwise required by the Employee Retirement Income Security Act of 1974, as amended, or other applicable law, the plan fiduciaries will vote shares of P&G stock as follows: if your properly signed and executed voting instructions are timely received, the plan fiduciaries will vote the shares allocated to your account as you instructed. If you do not provide voting instructions or they are not properly signed and executed or they are not timely received, the plan fiduciaries will vote the shares allocated to your account in direct proportion to the shares of the same class for which the respective plan fiduciaries timely received properly signed and executed voting instructions. The plan fiduciaries also will vote the shares held in trust that have not been allocated to any account in the same manner as shares that are allocated to accounts but for which properly signed and executed voting instructions were not received.

For participants in The Procter & Gamble U.K. 1-4-1 Plan, The Procter & Gamble U.K. Share Investment Scheme and/or The Procter & Gamble Ireland Employee Stock Ownership Plan (the “UK and Ireland Plans”):

If you are a participant in the UK and Ireland Plans, you are the beneficial owner of the P&G shares allocated to your account, and you have the right to instruct the respective plan fiduciaries how to vote those shares. Please refer to the materials provided to you by the UK and Ireland Plans for instructions and relevant deadlines. If you do not vote your shares, the plan fiduciaries will not submit a vote for your shares.

See question 7 for an explanation of the difference between a “beneficial owner” and a “shareholder of record.”

3.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes, shareholders of record may change or revoke their proxy at any time before it is exercised at the annual meeting by Internet, telephone, or mail prior to 11:59 p.m. Eastern Time on Monday, October 9, 2023, or by attending the virtual annual meeting and following the voting instructions provided on the meeting platform. If you are the beneficial owner of shares held in street name, you must follow the instructions provided by your broker, bank, or other holder of record (including shares held in the NA Plans or the UK and Ireland Plans) for changing or revoking your proxy. Beneficial owners, other than plan participants as outlined below, may also attend and vote online during the annual meeting, which will replace any previous votes. Participants in the NA Plans and the UK and Ireland Plans will not be able to vote shares held in those plans during the meeting.

4.

CAN I VOTE DURING THE VIRTUAL ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes, shareholders of record may vote during the virtual annual meeting by logging into the meeting website and following the instructions provided on the meeting platform. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners, other than plan participants as outlined below, may also attend and vote online during the annual meeting. We encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to attend the virtual annual meeting. Participants in the NA Plans and UK and Ireland Plans must provide timely voting instructions to their respective plan fiduciaries prior to the meeting, as detailed in the materials provided to them by the respective plans.

98      The Procter & Gamble Company

VOTING AND MEETING INFORMATION

5.

WHAT ARE THE VOTING PROCEDURES AND WHAT VOTE IS REQUIRED FOR APPROVAL OF PROPOSALS?

Election of Directors—As provided in the Company’s Amended Articles of Incorporation, each of the 14 nominees for Director who receives a majority of votes cast will be elected as a member of the Board. A “majority of votes cast” means that the number of shares cast “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect. Pursuant to the By Laws of the Board of Directors, if a non-incumbent nominee for Director receives a greater number of votes cast “against” than votes cast “for,” such nominee shall not be elected as a member of the Board. Any incumbent nominee for Director who receives a greater number of votes cast “against” than votes cast “for” shall continue to serve on the Board pursuant to Ohio law, but shall immediately tender his or her resignation as a Director to the Board. Within 90 days, the Board will decide after taking into account the recommendation of the G&PR Committee (in each case excluding the nominee in question), whether to accept the resignation. Absent a compelling reason for the Director to remain on the Board, the Board shall accept the resignation. The Board’s explanation of its decision shall be promptly disclosed on a Form 8-K submitted to the SEC.

All other proposals require the affirmative vote of a majority of shares participating in the voting on each proposal for approval. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect. On the proposal to approve, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s NEOs, the Board expects to be guided by the voting option that receives the greatest number of votes, even if that option does not receive a majority of the votes cast.

6.

WHO PAYS FOR THE COMPANY’S PROXY SOLICITATION?

The Company will bear the cost of the solicitation of proxies by the Company. We have hired D.F. King & Co., Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of $35,000 plus reasonable expenses. In addition, D.F. King and the Company’s Directors, officers, and employees may also solicit proxies by mail, telephone, personal contact, email, or other online methods. We will reimburse their expenses for doing this.

We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Company stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.

7.

WHAT IS THE DIFFERENCE BETWEEN A “SHAREHOLDER OF RECORD” AND A “BENEFICIAL OWNER” OF SHARES HELD IN STREET NAME?

You are the “shareholder of record” for any P&G shares that you own directly in your name in an account with P&G’s stock transfer agent, EQ Shareowner Services.

You are a “beneficial owner” of shares held in street name if your P&G shares are held in an account with a broker, bank, or other holder of record as custodian on your behalf, including shares held in the NA Plans or the UK and Ireland Plans. The broker, bank, or other holder of record is considered the shareholder of record of these shares, commonly referred to as holding the shares in “street name.” As the beneficial owner, you have the right to instruct the broker, bank, or other holder of record how to vote your P&G shares.

8.

HOW DO I VOTE MY P&G SHARES HELD IN STREET NAME?

If your shares are held by a bank, broker, or other holder of record, you will receive voting instructions from the holder of record. Your broker is required to vote your shares in accordance with your properly submitted instructions.

2023 Proxy Statement      99

VOTING AND MEETING INFORMATION

9.

CAN I ATTEND THE ANNUAL MEETING IN PERSON?

This year’s meeting will be held exclusively online, with no option to attend in person. If you plan to attend the virtual meeting, you will need to visit www.virtualshareholdermeeting.com/PG2023 and use your 16-digit control number provided in the Notice or proxy card to log into the meeting. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. We encourage shareholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the annual meeting’s 12:00 p.m. ET start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/PG2023.

10.

WILL I BE ABLE TO ASK QUESTIONS AND PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

Shareholders of record and proxy holders who provide their valid 16-digit control number will be able to participate in the annual meeting by asking questions and voting their shares as outlined above.

To submit questions during the meeting, shareholders may log in to the virtual meeting website with their 16-digit control number and type the question into the “Ask a Question” field on the meeting platform, provide the required information, and click “Submit.”

Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a shareholder’s properly submitted question due to time constraints, we will respond directly to that shareholder using the contact information provided.

Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting on the meeting platform.

11.

WHAT IS THE RECORD DATE?

August 11, 2023, is the record date for the meeting. This means that owners of Procter & Gamble stock at the close of business on that date are entitled to:

•  receive notice of the meeting; and

•  vote at the meeting and any adjournments or postponements of the meeting.

12.

HOW IS P&G DISTRIBUTING PROXY MATERIALS?

On or about August 25, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of August 11, 2023, and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Those who previously requested printed proxy materials or electronic materials on an ongoing basis will receive those materials as requested.

100      The Procter & Gamble Company

VOTING AND MEETING INFORMATION

13.

WHY WERE MY PROXY MATERIALS INCLUDED IN THE SAME ENVELOPE AS OTHER PEOPLE AT MY ADDRESS?

Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote their shares. This procedure reduces our printing costs and postage fees. If you prefer to receive a separate copy of the proxy materials, please call us toll-free at (800) 742-6253 in the U.S. or inform us in writing at: The Procter & Gamble Company Shareholder Services, c/o EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874, or by email at www.shareowneronline.com (select “Email” under the “Contact Us” section). We will promptly deliver a separate copy of the proxy materials in response to any such request.

If, in the future, you do not wish to participate in householding, you should contact us at the above telephone number, address, or email.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

YOUR VOTE IS IMPORTANT

Please vote your proxy promptly so your shares can be represented, even if you plan to attend the virtual annual meeting. You can vote by internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card. Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be voted at the annual meeting by 11:59 p.m. Eastern Time on Monday, October 9, 2023.

2023 Proxy Statement      101

OTHER MATTERS

Other Matters

Specific information on how to file notices, proposals, or recommendations pursuant to applicable SEC rules or the provisions in the Company’s Code of Regulations is noted in the following sections. All notices, proposals, or recommendations should be sent to:

The Procter & Gamble Company

c/o The Corporate Secretary’s Office

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

2024 Annual Meeting Date and Shareholder Proposals under Rule 14a-8

We anticipate that the 2024 annual meeting of shareholders will be held on Tuesday, October 8, 2024. Pursuant to Rule 14a-8 of the Exchange Act, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on April 27, 2024.

Annual Meeting Advance Notice Requirements

Our Code of Regulations requires advance notice for any business to be brought before an annual meeting of shareholders. For business to be properly brought before an annual meeting by a shareholder, the shareholder must meet the requirements set forth in our Regulations, which are publicly available at www.pg.com. Other than in connection with shareholder proposals pursuant to Rule 14a-8 or the election of Directors (see section entitled “Shareholder Recommendations or Nominations of Director Candidates” below), a shareholder wishing to bring such business before the 2024 annual meeting must provide such notice no earlier than February 13, 2024, and no later than July 12, 2024.

If a shareholder notifies the Company of an intent to present business at the 2024 annual meeting of shareholders, and such business may be properly presented at that meeting consistent with the Company’s Code of Regulations and Amended Articles of Incorporation, the Company will have the right to exercise its discretionary voting authority with respect to such business without including information regarding such proposal in its proxy materials.

Shareholder Recommendations or Nominations of Director Candidates

The G&PR Committee will consider shareholder recommendations for candidates for the Board. The minimum qualifications and preferred specific qualities and skills required for Directors are set forth in Article II, Sections B through E of the Corporate Governance Guidelines. The Committee considers all candidates using these criteria, regardless of the source of the recommendation. The Committee’s process for evaluating candidates also includes the considerations set forth in Article II, Section B of the Committee’s Charter. After initial screening for minimum qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks, and interviews with potential candidates. In addition to shareholder recommendations, the Committee also relies on recommendations from current Directors, Company personnel, and others. From time to time, the Committee may engage the services of outside search firms to help identify candidates. During the fiscal year ended June 30, 2023, the Company engaged Egon Zehnder to help identify potential candidates for the

102      The Procter & Gamble Company

OTHER MATTERS

Board. All nominees for election as Directors who currently serve on the Board are known to the Committee and were recommended by the Committee to the Board as Director nominees. Mr. Biggs was recommended to the Committee by one of its members.

Pursuant to the Company’s Code of Regulations, a shareholder wishing to nominate a candidate for election to the Board at an annual meeting of shareholders without being included in the Company’s proxy statement is required to give written notice to the Secretary of the Company of their intention to make such nomination. The notice of nomination must be received at the Company’s principal executive offices not less than 140 days nor more than 240 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the anticipated one-year anniversary of the 2023 annual meeting, a shareholder wishing to nominate a candidate for election to the Board at the 2024 annual meeting must provide such notice no earlier than February 13, 2024, and no later than May 23, 2024.

As set forth in the Company’s Code of Regulations, the notice of nomination is required to contain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the G&PR Committee to determine if the candidate meets certain criteria. A nomination that does not comply with the requirements set forth in the Company’s Code of Regulations will not be considered for presentation at the annual meeting.

In addition to satisfying the requirements of the Company’s Code of Regulations, including the notice deadlines set out above and therein, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than May 23, 2024.

In addition, our Code of Regulations permits a shareholder, or a group of up to 20 shareholders, who has owned at least 3% of our outstanding Common Stock for at least 3 years, to nominate and include in our proxy statement candidates for our Board, subject to certain requirements (known as “Proxy Access”). Each eligible shareholder, or group of shareholders, may nominate candidates for Director, up to a limit of the greater of 2 or 20% of the number of Directors on the Board. Any nominee must meet the qualification standards set forth in the Corporate Governance Guidelines, as described above.

Any such Proxy Access notice and nomination materials must be received at the address above not less than 120 days and not more than 150 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the anticipated one-year anniversary of the 2023 annual meeting, an eligible shareholder wishing to nominate a candidate for election to the Board at the 2024 annual meeting pursuant to Proxy Access must provide such notice no earlier than May 13, 2024, and no later than June 12, 2024. Any such notice and accompanying nomination materials must meet the requirements set forth in our Regulations, which are publicly available at www.pg.com.

Other Matters

Unless corrections are identified, the minutes of the annual meeting of shareholders held October 11, 2022, will be approved as recorded. Any such action approving the minutes does not constitute approval or disapproval of any of the matters referenced therein.

If any matters other than those set forth in the notice should be properly presented for action at the annual meeting, the persons named in the proxy will use their discretion to take such action as they deem to be in harmony with the policies of the Company.

2023 Proxy Statement      103

EXHIBIT A

Exhibit A

Reconciliation of Non-GAAP Financial Measures

The following provides definitions of the non-GAAP measures used in this proxy statement and the reconciliation to the most closely related GAAP measure. We believe that these non-GAAP measures provide useful perspective on underlying business trends (i.e., trends excluding non-recurring or unusual items) and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors with a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.

The non-GAAP measures provided are as follows:

Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. We believe that this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis. This measure is used in assessing the achievement of management goals for at-risk compensation.

The following adjustments are used as applicable to reconcile the non-GAAP earnings measures to the most closely related GAAP measure:

•

Incremental restructuring: The Company has historically had an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 to $500 million before tax. Starting in fiscal 2012 through fiscal 2020, the Company had a strategic productivity and cost savings initiative that resulted in incremental restructuring charges. The adjustment to Core earnings includes only the restructuring costs above the normal recurring level of restructuring costs.

•

Early debt extinguishment charges: In fiscal 2021, the Company recorded after-tax charges of $427 million due to the early extinguishment of certain long-term debt. These charges represent the difference between the reacquisition price and the par value of the debt extinguished.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation.

Constant currency core before-tax operating profit: Constant currency core before-tax operating profit is a measure of the Company’s operating profit excluding the incremental current year impact of foreign exchange and other items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.

Core EPS: Core earnings per share, or Core EPS, is a measure of the Company’s diluted net earnings per common share from continuing operations excluding items that are not judged by management to be part of the Company’s sustainable results or trends. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time. This measure is also used in assessing the achievement of management goals for at-risk compensation.

2023 Proxy Statement      A-1

EXHIBIT A

Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding transitional tax payments resulting from the U.S. Tax Act. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. We view adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments.

Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the fiscal 2021 loss on early debt extinguishment. We view adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes.

Organic Sales Growth

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact / Other*	Organic Sales Growth

FY 2022-23	2.3%	4.8%	(0.2)%	6.9%

FY 2021-22	5.3%	1.5%	(0.1)%	6.7%

FY 2020-21	7.3%	(0.9)%	0.0%	6.4%

Three-Year Compound Annual Growth Rate				6.7%

*	Acquisition & Divestiture Impact/Other includes the impacts of volume and mix due to acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Constant Currency Core Before-Tax Operating Profit

(Amounts in millions, unless otherwise noted)	FY 2022-23	FY 2021-22	FY 2020-21	FY 2019-20

Before-Tax Operating Profit	$18,134	$17,813	$17,986	$15,706

Incremental Restructuring	—	—	—	438

Rounding	—	—	—	(1)

Core Before-Tax Operating Profit	18,134	17,813	17,986	16,143

Currency impact	1,801	375	206

Constant Currency Core Before-Tax Operating Profit	19,935	18,188	18,192

Three-Year Compound Annual Growth Rate	8.4%
Core EPS

	FY 2022-23	FY 2021-22	FY 2020-21	FY 2019-20

Diluted Net Earnings Per Share attributable to P&G	$5.90	$5.81	$5.50	$4.96

Incremental Restructuring	—	—	—	0.16

Early Debt Extinguishment Charges	—	—	0.16	—

Core EPS	$5.90	$5.81	$5.66	$5.12

Percentage change vs. prior period	1.5%

Three-Year Compound Annual Growth Rate	4.8%

Note—All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

A-2      The Procter & Gamble Company

EXHIBIT A

Adjusted Free Cash Flow

(Amounts in millions, unless otherwise noted)

	Operating Cash Flow	Capital Spending	Adjustments to Operating Cash Flow*	Adjusted Free Cash Flow

FY 2022-23	$16,848	($3,062)	$225	$14,011

FY 2021-22	16,723	(3,156)	225	13,792

FY 2020-21	18,371	(2,787)	225	15,809

Three-Year Total	$51,942	($9,005)	$675	$43,612

*	Adjustments to Operating Cash Flow include transitional tax payments resulting from the U.S. Tax Act in fiscal years 2023, 2022, and 2021.

Adjusted Free Cash Flow Productivity

(Amounts in millions, unless otherwise noted)

	Adjusted Free Cash Flow	Net Earnings	Adjustments to Net Earnings*	Net Earnings Excluding Adjustments	Adjusted Free Cash Flow Productivity

FY 2022-23	$14,011	$14,738	—	$14,738	95%

FY 2021-22	13,792	14,793	—	14,793

FY 2020-21	15,809	14,352	427	14,779

Three-Year Total	$43,612	$43,883	$427	$44,310	98%

*	Adjustments to Net Earnings relate to the loss on early extinguishment of debt in fiscal 2021.

2023 Proxy Statement      A-3

EXHIBIT B

Exhibit B

The Procter & Gamble Company Audit Committee Policies

I. GUIDELINES FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

A.

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the coming fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee.

B.	The independent auditor will submit to the Committee for approval an audit services fee proposal with the engagement letter.

C.

For non-audit services, Company management will submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

D.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Committee at the next Committee meeting.

E.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Senior Vice President of Internal Controls will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

2023 Proxy Statement      B-1

SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. Eastern Time on October 9, 2023 for shares held directly and before 11:59 p.m. Eastern Time on October 5, 2023 for shares held in certain plans. Have your proxy/voting instruction card in hand when you access the website and follow the instructions on the website.

During The Meeting - Go to www.virtualshareholdermeeting.com/PG2023

You may attend the meeting via the Internet and vote during the meeting, other than for shares held in certain plans. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. Eastern Time on October 9, 2023 for shares held directly and before 11:59 p.m. Eastern Time on October 5, 2023 for shares held in certain plans. Have your proxy/voting instruction card in hand when you call and follow the instructions the vote voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided, or return it to The Procter & Gamble Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V21828-P97564	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE PROCTER & GAMBLE COMPANY

Vote on Directors The Board of Directors recommends a vote FOR the following action:

1.	ELECTION OF DIRECTORS
		For	Against	Abstain
Nominees:

	1a. B. Marc Allen	☐	☐	☐

	1b. Brett Biggs	☐	☐	☐	Vote on Proposals

	1c. Sheila Bonini	☐	☐	☐	The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

	1d. Angela F. Braly	☐	☐	☐	2. Ratify Appointment of the Independent Registered Public Accounting Firm		☐	☐	☐

	1e. Amy L. Chang	☐	☐	☐	3. Advisory Vote to Approve the Company’s Executive Compensation (the “Say on Pay” vote)		☐	☐	☐

	1f. Joseph Jimenez	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

	1g. Christopher Kempczinski	☐	☐	☐	4. Advisory Vote to Approve the Frequency of the Executive Compensation Vote (the “Say on Frequency” vote)	☐	☐	☐	☐

	1h. Debra L. Lee	☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposals:		For	Against	Abstain

	1i. Terry J. Lundgren	☐	☐	☐	5. Shareholder Proposal - Civil Rights Audit of Reverse Discrimination		☐	☐	☐

	1j. Christine M. McCarthy	☐	☐	☐	6. Shareholder Proposal - Annual Report on Operations in China		☐	☐	☐

	1k. Jon R. Moeller	☐	☐	☐	7. Shareholder Proposal - Request to Require Shareholder Approval for Certain Future Amendments to Company Regulations		☐	☐	☐
	1l. Robert J. Portman	☐	☐	☐

	1m. Rajesh Subramaniam	☐	☐	☐
	1n. Patricia A. Woertz	☐	☐	☐	NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS

This is notice of the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 10, 2023, at 12:00 p.m. Eastern Time at www.virtualshareholdermeeting.com/PG2023.

In addition to reviewing the minutes of last year’s annual meeting and receiving reports of officers, the purposes of the meeting are listed on the voting portion of the proxy card, which is located on the reverse side of this notice.

How to Attend the Virtual Annual Meeting: This year’s annual meeting of shareholders will be a virtual meeting, held exclusively via live audio webcast at www.virtualshareholdermeeting.com/PG2023. You will not be able to attend in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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    V21829-P97564

THE PROCTER & GAMBLE COMPANY

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

Annual Meeting of Shareholders – Tuesday, October 10, 2023

With respect to any shares of Common Stock held by the undersigned directly or via the Company’s Direct Stock Purchase Plan, the undersigned hereby appoints Angela F. Braly, Joseph Jimenez and Jon R. Moeller (the “Proxy Committee”), and each of them, as proxies to attend the annual meeting of shareholders of the Company to be held online on Tuesday, October 10, 2023, at 12:00 p.m. ET at www.virtualshareholdermeeting.com/PG2023 and any adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card for the election of Directors and on any shareholder and Board of Directors proposals listed. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors, and FOR the recommendations of the Board of Directors on items 2 and 3, 1 YEAR on item 4, and AGAINST the proposals listed as items 5, 6, and 7.

With respect to any shares of Common Stock, Series A ESOP Convertible Class A Preferred Stock, and Series B ESOP Convertible Class A Preferred Stock that are allocated to an account for you as a participant in any of the following plans – The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, The Procter & Gamble Savings Plan, The Gillette Company Employee Stock Ownership Plan, The Procter & Gamble Commercial Company Employees’ Savings Plan, and/or The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company (the “NA Plans”), the undersigned hereby instructs the respective plan fiduciaries to vote such shares as indicated on the reverse side of this card for the election of Directors and on any shareholder and Board of Directors proposals listed. The shares of Stock will be voted as follows, unless otherwise required by the Employee Retirement Income Security Act of 1974, as amended. The respective plan fiduciaries will vote the shares of Stock allocated to these accounts in the respective NA Plans as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and any shareholder proposals listed. If the Company’s proxy tabulator does not timely receive your votes or your votes are not properly signed and executed, the respective plan fiduciaries will vote the shares of Stock allocated to these accounts in the respective NA Plans in direct proportion to the voting of the shares of the same Class of Stock with respect to each plan for which the Company’s proxy tabulator timely received properly signed and executed voting instructions. For the Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, the plan fiduciaries also will vote shares of Stock that are not allocated to any accounts in the same manner as shares of Stock for which the Company’s proxy tabulator did not timely receive properly signed and executed voting instructions.

If other matters properly come before the meeting, the Proxy Committee in its discretion will vote all shares of Stock with respect to such matters.

This proxy/voting instruction card is solicited jointly by the Board of Directors of the Company and the respective plan fiduciaries identified above and pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. Votes should be received by the Company’s proxy tabulator, Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. ET on Monday, October 9, 2023, for shares of Common Stock held directly by you or via the Company’s Direct Stock Purchase Plan to be voted by the Proxy Committee and by 11:59 p.m. ET on Thursday, October 5, 2023 for shares of Company Stock allocated to these accounts in the respective NA Plans to be voted by the respective plan fiduciaries. Broadridge will report separately to the Proxy Committee and to the respective plan fiduciaries as to proxies received and voting instructions provided, respectively. Individual proxy and voting instructions will be kept confidential by Broadridge and not provided to the Company.